As filed with the Securities and Exchange Commission on February__, 2007
Registration No. 333-_

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM SB-2

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Freedom Financial Holdings, Inc.
(Name of small business issuer in its charter)

Maryland	6163	56-2560951
(State of or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

6615 Brotherhood Way
Fort Wayne, Indiana 46825
(260) 490-5363
(Address and telephone number of principal executive offices and principal place of business)

HIQ MARYLAND CORPORATION 5TH FLOOR 516 NORTH CHARLES STREET BALTIMORE, MARYLAND 21201 (800) 564-5300	COPIES TO: RICHARD A. WEINTRAUB,ESQ. WEINTRAUB LAW GROUP PC 10085 CARROLL CANYON ROAD, SUITE 210 SAN DIEGO, CALIFORNIA 92131 (858) 566-7010

(Name, address and telephone number of agent for service)

 Approximate date of proposed sale to the public: As soon as practicable after the Registration Statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

CALCULATION OF REGISTRATION FEE*

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit		Proposed maximum aggregate offering price (6)	Amount of registration fee
Common Stock, par value $.001 per share, included by the Company pursuant to this offering (2)(3)	625,000	$2.00		$1,250,000	133.75
Common Stock, par value $.001 per share held by current shareholders subject to this registration statement (4)	1,216,653	$2.00		$2,433,306	260.36
Common Stock, par value $.001 per share issuable upon exercise of Series A warrants (5)	337,325	$2.40	(5)	$809,580	86.63
Common Stock, par value $.001 per share issuable upon exercise of Series B warrants (5)	337,325	$3.00	(5)	$1,011,975	108.28
Common Stock, par value $.001 per share issuable upon exercise of building purchase warrants (5)	529,411	$2.00	(5)	$1,058,822	113.29
Common Stock, par value $.001 per share issuable upon exercise of personal guarantee warrants (5)	150,000	$1.70	(5)	$255,000	27.29
Common Stock, par value $.001 per share issuable upon exercise of underwriter warrants (5)	43,750	$2.20	(5)	$96,250	10.30
Total	3,239,464			$6,914,933	739.90

(1)	Includes shares of our common stock, par value $.001 which may be offered pursuant to this registration statement and shares issuable upon the exercise of warrants.

(2)	These are newly issued shares which we will offer for sale pursuant to this registration statement at $2.00 per share.

(3)
The Company has granted to the underwriter(s) an over-allotment option for the sale of up to an additional 93,750 shares. The over-allotment shares are not reflected in the table. If the over-allotment option is exercised, the proposed maximum aggregate offering price will be 1,437,500.

(4)
These are outstanding shares of common stock which may be offered for sale by selling shareholders pursuant to this registration statement but which are subject to registration rights agreements containing market standoff and leak-out provisions. For a description of the terms of the registration rights agreements see, “Shares Eligible for Future Sale” in the Prospectus.

(5)
These are shares of common stock issuable upon the exercise of certain outstanding warrants. The warrants are exercisable at prices ranging from $1.70 - $3.00. For a description of the terms of the warrants see, “Description of Securities” in the Prospectus. Exercise prices are fixed in each warrant agreement.

(6)	Estimated solely for the purpose of calculating the registration fee under Rule 457(a) and (g) under the Securities Act of 1933. No market currently exists for the shares.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said section 8(a) may determine.

EXPLANATORY NOTE

This Registration Statement contains two front and back cover pages for the prospectus, the first of which will be used in connection with the underwritten initial public offering of up to 718,750 shares (including 93,750 shares issuable as part of the underwriter’s over-allotment option) of common stock of Freedom Financial Holdings, Inc. pursuant to this registration statement (the “IPO Prospectus”) and the second of which will be used in connection with the offering by certain selling shareholders of up to 2,614,464 shares of common stock (including 1,397,811 shares underlying warrants) held by the selling security holders (the “Resale Prospectus”). After this registration statement becomes effective, all prospectuses distributed by Freedom Financial Holdings, Inc. will bear the first forms of front and back cover pages, and the prospectuses distributed by the selling shareholders will bear the second forms of front and back cover pages.

The IPO Prospectus and the Resale Prospectus are substantively identical, except for the following principal points:

•	they contain different outside and inside front covers;

•	they contain different Offering sections in the Prospectus Summary section;

•	they contain different Use of Proceeds sections;

•	the Dilution section is deleted from the Resale Prospectus;

•	a Selling Stockholder section is included in the Resale Prospectus and is not included in the IPO Prospectus;

•	the Underwriting section from the IPO Prospectus is deleted from the Resale Prospectus and a Plan of Distribution is inserted in its place;

•	the outside back cover of the IPO Prospectus is deleted from the Resale Prospectus.

The Registrant has included in this Registration Statement alternate pages to reflect the foregoing differences which are labeled “Alternate Pages for Resale Prospectus.”

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PROSPECTUS

Subject to completion, dated _________, 2007

FREEDOM FINANCIAL HOLDINGS, INC.

625,000 Shares of Common Stock
Maximum offering of 625,000 shares at $2.00 per share for gross proceeds of $1,250,000
Minimum offering of 375,000 shares at $2.00 per share for gross proceeds of $750,000

This is our initial public offering. We are offering through Alaron Financial Services, Inc., our underwriter, on a best efforts basis a minimum of 375,000 shares of our common stock and up to a maximum of 625,000 shares of our Common Stock at a price of $2.00 per share during an offering period or the Company Offering Period that extends for seven (7) months following date of this prospectus, provided however, that if the minimum offering is not sold within ninety (90) days of the date of this prospectus the offering period, will end on the ninetieth day after the date of this prospectus. The seven (7) month offering period includes the 30 day period for the sale of the over-allotment option.

Until the minimum offering of 375,000 shares are subscribed and paid for, all proceeds received from this offering will be placed in escrow at Tower Bank in Fort Wayne, Indiana and will not be released to us until the minimum offering is met. If the minimum offering is not reached within the prescribed time, all funds placed in the escrow account will be promptly returned, without interest or deduction. Purchasers of our shares will have no right to the return of their funds during the term of the escrow. See “Underwriting”.

We will receive all of the proceeds from the sale of the shares sold under this prospectus. The underwriter has a 30-day over-allotment option, under which it may offer up to 93,750 additional shares in connection with the offering if the 625,000 shares are sold.
	Price To Public (1)	Underwriting Discounts and Commissions	Proceeds to the Company (2)
Per Share	$2.00	$0.16	$1.84
Minimum Offering	$750,000	$60,000	$690,000
Maximum Offering	$1,250,000	$100,000	$1,150,000

(1) The offering price has been determined through negotiations between us and the underwriter and is not necessarily related to our assets, book value, financial condition or any other recognized criteria of value. Payment for the shares will be in cash at the time of subscription. The minimum amount that may be purchased is 375,000 shares of our common stock.

(2) Less all expenses normally related to an underwriting estimated not to exceed $22,500 for a minimum offering and $37,500 for a maximum offering. The company has already advanced $10,000 to the underwriter, which it shall apply to expenses incurred in connection with the offering.

The securities offered under this prospectus are speculative and involve a high degree of risk and immediate substantial dilution. See “Risk Factors” beginning on page 3 and “Dilution” beginning on page 16.

No public trading market currently exists for our common stock or any of our other securities. We cannot assure you that our common stock will be listed on any exchange.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

ALARON FINANCIAL SERVICES, INC.
The date of this prospectus is _______, 2007.

TABLE OF CONTENTS

PROSPECTUS SUMMARY	1

INTRODUCTORY COMMENTS	3

RISK FACTORS	3

FORWARD LOOKING STATEMENTS	14

USE OF PROCEEDS	15

DETERMINATION OF OFFERING PRICE	16

DILUTION	16

UNDERWRITING	17

LEGAL PROCEEDINGS	20

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS	20

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	24

DESCRIPTION OF SECURITIES	26

SHARES ELIGIBLE FOR FUTURE SALE	30

INTEREST OF NAMED EXPERTS AND COUNSEL	31

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES	31

ORGANIZATION WITHIN LAST FIVE YEARS	32

BUSINESS OF THE COMPANY	32

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	44

DESCRIPTION OF PROPERTY	51

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	52

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS	54

EXECUTIVE COMPENSATION	54

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE	57

WHERE YOU CAN FIND MORE INFORMATION	57

INDEX TO FINANCIAL STATEMENTS	F-1

INFORMATION NOT REQUIRED IN THE PROSPECTUS	II-1

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS	II-1

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION	II-1

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES	II-1

ITEM 27. EXHIBITS	II-3

ii

PROSPECTUS SUMMARY

This summary highlights some information from this prospectus, and it may not contain all of the information that is important to you. You should read the following summary together with the more detailed information regarding our company and the common stock being sold in this offering, including “Risk Factors” and our consolidated financial statements and related notes, included elsewhere in, or incorporated by reference into, this prospectus.

The Company

Background and Business Plan

Titan Holdings, Inc. was incorporated as an Indiana corporation in August 2005. Freedom Financial Holdings, Inc. (the “Company”) was incorporated in Maryland in June 2005 under the name Northern Business Acquisition Corp., a Maryland company, which had been formed specifically for merger with Titan Holdings, Inc., to change the state of incorporation. In February 2006, Titan Holdings, Inc. merged into Northern Business Acquisition Corp. In April 2006, the name was changed to Freedom Financial Holdings, Inc. We are a holding company and conduct all of our operations through our wholly owned subsidiary Freedom Financial Mortgage Corp. Investors in the offering by the Company will purchase shares of Freedom Financial Holdings, Inc., the Maryland holding company.

The Company acquired a mortgage brokerage division in May 2006 through the acquisition of Freedom Financial Mortgage Corp., an Indiana corporation (“FFMC”). FFMC is a mortgage broker and generates revenues by originating mortgage loans that are funded by third parties.

Prior to the acquisition, the Company did not commence operations and did not have any assets or liabilities. Accordingly, the consolidated financial statements included in this prospectus are the financial statements of FFMC.

Currently, the Company’s principal line of business is engaging as a mortgage broker. Our services include originating and processing mortgage loans at our offices. We are licensed currently as a mortgage broker in Indiana, Florida, Georgia and Tennessee. The Company intends to operate the planned expansion of FFMC to build a nationwide broker infrastructure which the Company will use as a distribution channel for its mortgage business and, in the long term, the Company intends to offer additional financial services and products. The proceeds from the sale of the shares of our common stock will be used by the Company for general corporate purposes, which may include, among other things, expanding our operations.

The Company Offering

We are offering a minimum of 375,000 shares of our common stock for sale and a maximum of 625,000 shares of our common stock for sale through Alaron Financial Services, Inc., the underwriter, on a best efforts basis, at a price per share of $2.00. As of January 25, 2007 there were 3,819,681 shares of our common stock outstanding.

Upon completion of this offering there will be 4,194,681 shares of common stock outstanding if the minimum number of shares is sold and 4,444,681 shares of common stock outstanding if the maximum number of shares is sold. If the maximum number of shares is sold and the underwriter exercises its over-allotment option, then there would be a total of 4,538,431 shares of common stock outstanding.

Additional Information

Our principal executive office is located at 6615 Brotherhood Way, Fort Wayne, Indiana 46825. The telephone number at that address is (260) 490-5363. We maintain a site on the World Wide Web at www.freedomfinancialmortgage.net as a website for our subsidiary, FFMC. The information on the subsidiary website should not be considered part of this document and is not incorporated into this Prospectus by reference. This web address of the subsidiary is, and is intended to be, an inactive textual reference. Unless the context otherwise requires, references to “we,” “us” and “our” refer to the combined operations the Company and FFMC.

INTRODUCTORY COMMENTS

Except as otherwise indicated by the context, references in this prospectus to “we,” “us,” “our,” or the “Company” are references to the combined business of Freedom Financial Holdings, Inc., and its wholly-owned subsidiary, Freedom Financial Mortgage Corporation. The terms “we,” “us,” or “our” in each case do not include the selling stockholders. References to “Freedom Financial” are reference to Freedom Financial Holdings, Inc. individually, and References to “FFMC” are references to Freedom Financial Mortgage Corporation, individually.

RISK FACTORS

The purchase of shares of the Company’s common stock involves a high-degree of risk. Prospective Shareholders should carefully consider the risks described below in addition to other information set forth in this Prospectus before making a business and/or financial decision to become a Shareholder of the Company and purchase shares of our common stock. The risks and uncertainties described below are not exclusive. Additional risks and uncertainties not presently known or that the Company currently deems immaterial may also impair its business operations. If one or more of the following risks actually occur, the Company's business operations and financial condition could be materially adversely affected. In that case, an investor may lose all or part of his or her financial participation.

FINANCIAL RISKS

We have approximately $150,000 in cash and we will receive a maximum of $1,150,000 in net proceeds from the Company offering and a maximum of $3,231,627 in net proceeds if all of the warrants being registered in the Selling Security Holder offering are exercised. If we are unable to raise more money we will not be able to fully execute our business plan.

As of January 15, 2007, we had approximately $50,000 in cash, plus $100,000 of stock subscriptions receivable, available to fund our operations. If we are successful in raising the full amount under the Company offering, we will have aggregate working capital of approximately $1,200,000.

The amounts and timing of our expenditures will depend primarily on our ability to raise additional capital. We may seek to satisfy our future funding requirements through new offerings of securities or from other sources, including loans from our controlling stockholders. Additional financing may not be available when needed or on terms acceptable to us. We have a current commitment for additional financing in the amount of $200,000 in the form of a line of credit from Tower Bank which is secured by the equity in the office building. The terms of the line of credit allow for interest only daily withdrawals and deposits at prime plus ¼%. Unavailability of further financing may require us to delay, scale back or eliminate some or all of the aspects of our business plan. To the extent we raise additional capital by issuing equity securities, your ownership interest would be diluted.

RISKS RELATED TO THE MORTGAGE INDUSTRY

We might not be successful in achieving our investment objectives if there are significant changes in the economic and regulatory environment surrounding residential mortgage loans.

Our anticipated investment in the residential mortgage brokerage industry will be subject to risks related to national economic conditions, changes in the investment climate for residential mortgage loans, changes in local real estate market conditions, changes in interest rates, changes in the values of all assets owned or held as collateral by the company, governmental rules and fiscal policies, and other factors beyond the control of our management. Changes in these economic and regulatory factors could cause consumers to refrain from purchasing properties, reduce any tax benefits we provide to our Shareholders, or otherwise render unattractive some of the ways we do business.

Income may be affected by many factors including, but not limited to: (1) the inability to achieve or maintain gross revenues as projected; (2) adverse changes in general economic conditions which would affect the purchasing of homes among the public; (3) the lack of acceptance by the local community of the Company's product; (4) adverse local conditions, such as competitive conditions; (5) the failure of the real estate market to develop as expected; (6) governmental regulation; or (7) catastrophes such as fires, earthquakes and floods. Income is subject to various factors, including the above, and may fluctuate from time to time, whereas some expenses related to the real estate business industry, such as interest rates, loan payments, taxes, utility costs, maintenance costs and insurance, tend either to be fixed or to increase.

Additionally, the Company is in the early stages of development, which makes an evaluation of its business operations and its prospects difficult. As a result, the Company has a limited operating history and cannot forecast operating expenses based on historic results.

Our competitors are larger, more diversified, and have extensive experience in the mortgage brokerage industry.

We are in a development stage and, accordingly, our competitors are larger, more diversified, and may have more experience in the mortgage brokerage industry. FFMC will compete with others engaged in the mortgage brokerage business, many of whom have greater financial resources and experience than our management or the Company. Competition in our market niche depends upon a number of factors including price and interest rates of the loan, speed of loan processing, reliability, quality of service and support services.

Our business may be significantly harmed by a slowdown in the economies of Florida, Indiana or Georgia, where we conduct a significant amount of business.

Since inception, a significant portion of the mortgage loans we have brokered (approximately 98%) have been secured by property in Florida, Indiana, and Georgia. An overall decline in the economy or the residential real estate market, or the occurrence of a natural disaster that is not covered by standard homeowners’ insurance policies, in one of the aforementioned states could decrease the value of mortgaged properties in those states. This, in turn, might discourage consumers from purchasing homes in these areas. This could restrict our success in attracting clients and significantly harm our business, financial condition, liquidity and results of operations.

The Company has limited experience in the real estate markets outside of Florida, Indiana, and Georgia. To the extent that we expand our operations to new markets, our business operations may suffer from our lack of experience, which may adversely affect our revenues.

Currently, FFMC operates primarily in Florida, Indiana and Georgia. Depending on the market and our performance, we plan to expand our operations throughout the United States. However, we have limited experience outside of the markets in which we currently operate. Real estate markets vary greatly from location to location and the rights of secured real estate lenders vary considerably from state to state. Our limited experience in most U.S. real estate markets may impact our ability to make prudent investment decisions. Accordingly, where we deem it necessary we may work with independent real estate advisors and local legal counsel in markets where we lack experience. You will not have the opportunity to evaluate the qualifications of such advisors and no assurances can be given that they will render prudent advice to us. Therefore, we can provide no assurances that we will be successful in any geographic expansion of our operations or that we will be able to mitigate the risk of such expansion by working with local brokers or lawyers. Any difficulties encountered by us in this regard could adversely affect our operating results, slow down our expansion plans or result in a reduction of loan origination, any of which may diminish our revenues.

We are subject to losses due to fraudulent and negligent acts on the part of loan applicants, mortgage brokers, other vendors and our employees.

When FFMC brokers mortgage loans, we rely heavily upon information supplied by third parties including the information contained in the loan application, property appraisal, title information and employment and income documentation. If any of this information is intentionally or negligently misrepresented and such misrepresentation is not detected prior to loan funding, the value of the loan may be significantly lower than expected. Whether a misrepresentation is made by the loan applicant, the mortgage broker, another third party or one of our own employees, we generally bear the risk of loss associated with the misrepresentation.

If we experience a significant number of such fraudulent or negligent acts, our business, financial condition, liquidity and results of operations would be significantly harmed.

FFMC must maintain a minimum adjusted net worth to remain in good standing with the U.S. Department of Housing and Urban Development.

In order to maintain approval with U.S. Department of Housing and Urban Development (“HUD”), a licensed Supervised Loan Correspondent must maintain an adjusted net worth of at least $63,000 dollars and $25,000 dollars for each branch office. In the event that a Supervised Loan Correspondent falls below the minimum requirements HUD has the ability to pursue administrative action which may include a letter of reprimand, probation, suspension or withdrawal of the license.

FFMC is registered with HUD as a Supervised Loan Correspondent and must maintain a total adjusted net worth of $113,000 ($63,000 dollars for the main office and $25,000 dollars for each of the two (2) branch offices). It appears that over the last year, the company may have violated the minimum adjusted net capital requirement set by HUD. There is a possibility that HUD may conduct an audit of FFMC. As such, an audit could result in administrative action which could affect the Company’s status as a HUD licensed entity. However, the Company has instituted new policies to ensure that the Company will not fall below the minimum HUD requirements and the Company will monitor its status for compliance with the minimum requirements on a monthly basis. Only approximately five percent (5%) of the Company’s business is derived from HUD.

The multi-jurisdictional scope of our operations exposes us to risks of noncompliance with an increasing and inconsistent body of complex laws and regulations at the federal, state and local levels.

Because we intend to provide mortgage brokerage services in multiple states, we must comply with the laws and regulations, as well as judicial and administrative decisions, of all of these jurisdictions, as well as an extensive body of federal law and regulations. The volume of new or modified laws and regulations has increased in recent years, and, in addition, individual cities and counties have begun to enact laws that restrict sub-prime loan origination activities in those cities and counties. The laws and regulations of each of these jurisdictions are different, complex and, in some cases, in direct conflict with each other. As our operations continue to grow, it may be more difficult to comprehensively identify, to accurately interpret and to properly program our technology systems and effectively train our personnel with respect to all of these laws and regulations, thereby potentially increasing our exposure to the risks of noncompliance with these laws and regulations.

Our failure to comply with these laws can lead to:

•	civil and criminal liability;

•	loss of approved status;

•	demands for indemnification or loan repurchases from purchasers of our loans; and

•	class action lawsuits.

BUSINESS RISKS

The inability to attract and retain qualified employees could significantly harm our business.

FFMC will depend upon our wholesale account executives and retail loan officers to attract borrowers by, among other things, developing relationships with financial institutions, other mortgage companies and brokers, real estate agents, borrowers and others. We believe that these relationships lead to repeat and referral business. The market for skilled executive officers, account executives and loan officers is highly competitive and historically has experienced a high rate of turnover. In addition, if a manager leaves our company there is an increased likelihood that other members of his or her team will follow. Competition for qualified account executives and loan officers may lead to increased hiring and retention costs. If FFMC is unable to attract or retain a sufficient number of skilled account executives at manageable costs, FFMC will be unable to continue to attract borrowers, which will ultimately reduce our revenues.

An interruption in or breach of our information systems may result in lost business.

FFMC relies heavily upon communications and information systems to conduct its business. As we implement our growth strategy and increase our volume of loan brokerage, that reliance will increase. Any failure or interruption or breach in security of our information systems or the third-party information systems on which we rely could cause delays and could result in fewer loan applications being received and slower processing of applications. The occurrence of any failures or interruptions could significantly harm our business.

The success and growth of our business will depend upon our ability to adapt to and implement technological changes.

Our mortgage brokerage business is currently dependent upon our ability to effectively interface with our brokers, borrowers and other third parties and to efficiently process loan applications and closings. The origination process is becoming more dependent upon technological advancement, such as the ability to process applications over the Internet, accept electronic signatures, provide process status updates instantly and other customer-expected conveniences that are cost-efficient to our process. Implementing this new technology and becoming proficient with it may also require significant capital expenditures. As these requirements increase in the future, we will have to fully develop these technological capabilities to remain competitive or our business will be significantly harmed.

Our financial results fluctuate as a result of seasonality and other timing factors, which makes it difficult to predict our future performance.

The mortgage brokerage business is generally subject to seasonal trends. These trends reflect the general pattern of housing sales, which typically peak during the spring and summer seasons. As such, our quarterly operating results are expected to fluctuate in the future, reflecting the seasonality of the industry.

We face intense competition that could adversely impact our market share and our revenues.

As we seek to expand our business further, we will face a significant number of additional competitors, many of whom will be well established in the markets we seek to penetrate. Some of our competitors are much larger than we are, have better name recognition than we do, and have far greater financial and other resources than us.

The intense competition in the sub-prime mortgage industry has also led to rapid technological developments, evolving industry standards and frequent releases of new products and enhancements. As mortgage products are offered more widely through alternative distribution channels, such as the Internet, we may be required to make significant changes to our current retail and wholesale structure and information systems to compete effectively. Our inability to continue enhancing our current Internet capabilities, or to adapt to other technological changes in the industry, could significantly harm our business, financial condition, liquidity and results of operations.

The Company recently moved headquarters and may not be able to find a tenant to sub-lease its prior office space.

In October 2006, the Company completed the purchase of an office building located at 6615 Brotherhood Way, Fort Wayne, Indiana 46825. The building is approximately 16,000 square feet. The building has been renovated and the Company moved its headquarters to this new space in December 2006.

Until the move to the new headquarters, the Company rented office space. The base rental for the office space is $2,943 per month and the lease will end on June 30, 2009. The Company is still obligated to fulfill the terms of the lease for the office space. The Company is using and will continue to use its best efforts to sub-lease the office space. However, in the event that the Company is unable to find a tenant to sub-lease the space at the monthly rental rate, or is only able to find a tenant to pay a rent at a rate less than that is called for in the lease, the Company will be obligated to pay the monthly rate due, or the difference between the rate the sub-tenant pays and the leased rate, pursuant to the lease which expires in June 2009. As of the date of this Prospectus the Company has not found a sub-tenant to occupy the space. To the extent that the Company has to continue to make payments pursuant to the lease it may have an adverse effect on the Company.

CONCENTRATED CONTROL RISKS

The management team collectively has the power to make all major decisions regarding the company without the need to get consent from any stockholder or other person.

Presently our management team collectively owns 72.2% of the outstanding common stock. After the Company offering is completed our management and directors will own 64.7% of the outstanding common stock if the minimum number of shares are sold and 56.3% if the maximum number of shares are sold. Our management and directors, therefore, have significant voting power in determining major decisions regarding our affairs, including decisions regarding whether or not to issue stock and for what consideration, whether or not to sell all or substantially all of our assets and for what consideration and whether or not to authorize more stock for issuance or otherwise amend our charter or bylaws. The management and directors will also have significant voting power in the election of our directors and to dictate our policies.

RISKS RELATING TO OUR SECURITIES AND THE MARKET FOR OUR SECURITIES

There is no public market for our common stock and if a market for our stock develops, it may be highly volatile.

No market currently exists for our shares, and none may develop following the Company offering. We intend to seek quotation of our securities on the over-the-counter bulletin board. However, to be quoted on the bulletin board a market maker must file a form 211 application relating to the Company and our common stock. It is possible that no market maker will be willing to file a form 211 application on our behalf. Our failure to create a market for our common stock would result in the purchasers of the shares offered under this prospectus being unable to dispose of their shares in any effective commercial manner.

Since we are relatively thinly capitalized and our stock is a penny stock, if a market in our stock is ever developed, our stock price may become highly volatile. There has been no established public trading market for our common stock and, none of our shares are currently eligible for sale in a public trading market. As a result, investors may find it difficult to dispose of our securities, or to obtain accurate quotations of the price of our securities. This lack of information limits the liquidity of our common stock, and likely will have an adverse effect on the market price of our common stock and on our ability to raise additional capital.

Further, even if a public market develops, the volume of trading in our common stock will presumably be limited and likely be dominated by a few individual stockholders. The limited volume, if any, will make the price of our common stock subject to manipulation by one or more stockholders and will significantly limit the number of shares that one can purchase or sell in a short period of time.

The equity markets have, on occasion, experienced significant price and volume fluctuations that have affected the market prices for many companies’ securities that have often been unrelated to the operating performance of these companies. Any such fluctuations may adversely affect the market price of our common stock, regardless of our actual operating performance. As a result, stockholders may be unable to sell their shares, or may be forced to sell them at a loss.

Another terrorist attack similar to the events that occurred on September 11, 2001 could have an adverse effect on our Company.

A terrorist attack on the United States, similar to what happened on September 11, 2001, could prevent us from achieving the objectives in our business plan. The adverse conditions in financial markets that could result from terrorist activities in the U.S. would likely prevent or impair our company’s ability to obtain capital from public and private investors. We will not be able to successfully pursue our business plan if we are unable to secure additional capital.

We do not plan to pay dividends on our common stock in the foreseeable future and investors will be wholly dependent upon the market for the common stock to realize economic benefit from their investment.

As holders of shares of our common stock, you will only be entitled to receive those dividends that are declared by our board of directors out of surplus. We do not expect to have any surplus available for the declaration of dividends in the foreseeable future. Indeed, there is no assurance that such a surplus will ever materialize to permit payment of dividends to you as holders of the shares. The board of directors will determine future dividend policy based upon our results of operations, financial condition, capital requirements, reserve needs and other circumstances. Furthermore, even if we have surplus, we intend to retain any earnings to finance future growth.

Because our stock is considered a penny stock, any investment in our stock is considered to be a high-risk investment and is subject to restrictions on marketability.

Our common stock is a "penny stock" within the meaning of Rule 15g-9 to the Securities Exchange Act of 1934, which is generally an equity security with a price of less than $5.00. Our common stock is subject to rules that impose sales practice and disclosure requirements on certain broker-dealers who engage in certain transactions involving a penny stock. Under the penny stock regulations, a broker-dealer selling penny stock to anyone other than an established customer or "accredited investor" must make a special suitability determination for the purchaser and must receive the purchaser's written consent to the transaction prior to the sale, unless the broker-dealer is otherwise exempt. Generally, an individual with a net worth in excess of $1,000,000 or annual income exceeding $200,000 individually or $300,000 together with his or her spouse is considered an accredited investor.

In addition, the penny stock regulations require the broker-dealer to:

•
deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Securities and Exchange Commission relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt;

•	disclose commissions payable to the broker-dealer and the Registered Representative and current bid and offer quotations for the securities; and

•
send monthly statements disclosing recent price information with respect to the penny stock held in a customer's account, the account's value and information regarding the limited market in penny stocks.

Because of these regulations, broker-dealers may encounter difficulties in their attempt to sell shares of our common stock, which may affect the ability of holders of our capital stock to sell their shares in the secondary market and have the effect of reducing the level of trading activity in the secondary market. These additional sales practice and disclosure requirements could impede the sale of our securities. In addition, the liquidity of our securities may be decreased, with a corresponding decrease in the price of our securities. Our common stock in all probability will be subject to such penny stock rules and our stockholders will, in all likelihood, find it difficult to sell their securities.

Certain provisions of our Certificate of Incorporation and Maryland law may make it more difficult for a third party to effect a change- in-control.

Our Certificate of Incorporation authorizes the Board of Directors to issue up to 10,000,000 shares of preferred stock. The preferred stock may be issued in one or more series, the terms of which may be determined at the time of issuance by the Board of Directors without further action by the stockholders. These terms may include voting rights including the right to vote as a series on particular matters, preferences as to dividends and liquidation, conversion rights, redemption rights and sinking fund provisions. The issuance of any preferred stock could diminish the rights of holders of our common stock, and therefore could reduce the value of such common stock. In addition, specific rights granted to future holders of preferred stock could be used to restrict our ability to merge with, or sell assets to, a third party. The ability of the Board of Directors to issue preferred stock could make it more difficult, delay, discourage, prevent or make it more costly to acquire the Company or effect a change-in-control.

Maryland’s corporate take-over statute affords the Company protection in potential “business combinations” with parties who are “interested stockholders.” Such a business combination requires the approval of 80 percent of all outstanding shares and two-thirds of the outstanding shares that are disinterested in the business combination.

An “interested stockholder” is one that is the beneficial owner of 10 percent or more of the voting power of the corporation after the date the corporation had 100 or more beneficial owners of its stock. A “business combination” includes, among other transactions, a merger or share exchange, a sale, lease or transfer in a 12-month period to an interested stockholder of assets valued at 10 percent or more of the market value of the corporation’s outstanding stock or its net worth, and the issuance to an interested stockholder of equity securities of the corporation valued at 5 percent or more of the corporation’s market value. These provisions are subject to many qualifications and exceptions.

If an active public market for our shares of common stock does not develop, our stock will be illiquid and you may lose all or a portion of your investment.

An active public market for our common stock may not develop or be sustained. The price at which our common stock will trade after the Company offering may be lower than the price at which our stock is sold in the Company offering. Market prices for our common stock will be influenced by a number of factors, including:

•	the issuance of new equity securities pursuant to this, or a future, offering;

•	changes in interest rates;

•
competitive developments, including announcements by us or our competitors of new products or services or significant contracts, acquisitions, strategic partnerships, joint ventures or capital commitments;

•	variations in quarterly operating results;

•	changes in financial estimates by securities analysts;

•	the depth and liquidity of the market for our common stock; and

•	investor perceptions of our company and the sub-prime and non-conforming mortgage industry generally.

GENERAL INVESTMENT RISKS

No market studies have been performed regarding this Offering.

No studies regarding the effect of this Offering have been conducted. In formulating the Company's business plan, the Company has relied on the judgment of the officers, directors and consultants. The effect of the sale of the shares or our common stock has not been analyzed for its effect on the Company's operations, its ability to obtain funds or financing. As a result, the Company may not be able to sell a sufficient portion of the Company offering to allow it to operate successfully. Even if the Company does sell the entire Company offering it may still not become profitable and you may lose your entire investment.

Your investment will be subject to immediate and substantial dilution.

The proposed $2 initial public offering price is substantially higher than our net tangible book value per share of $0.55, immediately after the Company offering. As a result, you will pay a price per share that substantially exceeds the book value of our assets after subtracting our liabilities. With an offering price of $2 per share of common stock, you will incur immediate and substantial dilution of $1.45 per share of common stock, representing the difference between our pro forma net tangible book value per share after giving effect to the Company offering at the $2 offering price assuming that the maximum offering of shares is effected. See “Dilution.”

Your investment will be subject to an offering price determined based upon negotiations between the Company and the underwriter.

The offering price of the shares of our common stock has been determined based upon the management’s experience with similar projects and the negotiations with the underwriter. The offering price of the shares of our common stock is no indication of their value or the value of Company assets. The price of our common stock may decline after the offering by the Company.

Our management will have broad discretion in the application of Distributable Cash.

Thereafter, the Company may use funds solely for (i) actual capital investment in the business operations and/or assets of the Company and/or FFMC; and (ii) payment of organization and syndication fees and expenses related to the offering by the Company. Although the Company has designated specific use for the proceeds of the Company offering, the Company's management shall have wide discretion as to the exact priority and timing of the allocation of funds raised from the Company offering. The allocation of the proceeds of the Company offering may vary significantly depending upon numerous factors and may be used disproportionately to that set forth in the “Use of Proceeds.” The Company's management may invest the proceeds from the offering by the Company in ways in which not all the shareholders may agree.

The estimates and projections contained in this Prospectus may not be realized.

Any estimates or projections in this Prospectus have been prepared on the basis of assumptions and hypotheses, which our management believes to be reasonable. However, no assurance can be given that the potential benefits described in this Prospectus will prove to be available.

Investment in the Company is highly speculative.

Investment in the Company is speculative and by investing, each investor assumes the risk of losing their entire capital investment. Our management believes that by operating as a mortgage broker an investor’s capital will be preserved for their benefit and a reasonable return in the form of cash distributions will be able to be paid to Shareholders of the Company. However, this objective of our management may not be realized and there is no guarantee of any return on a Shareholder’s investment. You may lose some or all of your investment. Only Shareholders who are able to bear the loss of their entire investment, and who otherwise meet the qualifications discussed in this Prospectus should consider purchasing the shares of our common stock.

The Company may not have the ability to continue as a going concern.

As is indicated in the financial statements, the Company incurred losses through December 31, 2005. In addition, the Company will require substantial additional funding for continuing the development and marketing of its products. The accountants indicated that these factors raised substantial doubt about the Company’s ability to continue as a going concern.

The Company is addressing the concerns raised by the accountants by raising funds, pursuant to the Company offering, to meet net capital and working requirements. The Company plans to use a portion of the proceeds to retain experienced wholesale account executives and retail loan officers with particular skills in the commercialization and marketing of its products and to attain technology to develop already existing and additional products. While there is no assurance that the Company will be able to obtain sufficient additional funds or that such funds, if available, will be on terms satisfactory to the Company, our management believes that the raising of additional funds will allow the Company to continue as a going concern.

You will have little control over operations.

Our management has complete authority to make decisions regarding our day-to-day operations. Our management may take actions with which you disagree. You will not have any right to object to most management decisions unless the management breaches its duties. You will be able to remove the management only by vote of Shareholders requiring a 75% interest in the shares of the company or in other limited instances. Our Shareholders will not be able to amend our bylaws in ways that adversely affect our management without its consent.

We are currently dependent upon the key personnel of our management and the loss of their services, and particularly the services of Brian Kistler, Robin W. Hunt, and Rodney J. Sinn could have a detrimental affect upon the Company.

Our success depends to a significant extent upon the continued service of the officers of the Company and FFMC. The departure of those officers, particularly of Brian Kistler, Robin W. Hunt and/or Rodney J. Sinn, could materially and adversely affect our operations. The Company does not maintain employment agreements with, or key man insurance on Mr. Hunt or Mr. Sinn. However, Mr. Sinn and Mr. Hunt do maintain employment agreements with FFMC. Additionally, Mr. Kistler maintains an employment agreement with the Company.

We are required to indemnify our officers and directors for good faith actions and the indemnification obligation may cause any liability it incurs to be paid by the Company.

Under our bylaws our officers and directors are not liable to us for any act or omission that they take in good faith, except for active and deliberate dishonesty or a criminal act of the officers or directors. Under certain circumstances our management will be entitled to indemnification from us for losses they incur in defending actions arising out of their positions as management of the Company.

The shares of our common stock purchased in the offering by the Company will be subordinate to the rights of our wholly owned operating subsidiary’s existing and future creditors.

We are a holding company and our only assets are and will be the shares of capital stock of our wholly owned operating subsidiary, FFMC, an Indiana corporation. As a holding company without independent means of generating operating revenues, we depend upon dividends and other payments from FFMC to fund our obligations and meet our cash needs. Our expenses may include the salaries of our executive officers, insurance and professional fees. Financial covenants under the existing or future loan agreements of FFMC, or provisions of the Indiana Corporations Code, may limit FFMC’s ability to make sufficient dividend or other payments to us to permit us to fund our obligations or meet our cash needs, in whole or in part. By virtue of this holding-company structure, the shares of our common stock purchased in the Company offering will be structurally junior in right of payment to all existing and future liabilities of FFMC.

FORWARD LOOKING STATEMENTS

This Prospectus (and the documents made available to potential Shareholders) contains forward-looking statements involving risks and uncertainties. These statements relate to future events or the Company's future financial performance. Any statement that is not a reference to historical fact is a forward-looking statement. For example, in some cases, you can identify forward-looking statements by terminology such as "could," "may," "will," "should," "expect," "plan," "intend," "anticipate," "believe," "estimate," "predict," "potential" or "continue," the negative of such terms, or other comparable terminology. These statements are only hypotheses and predictions. Actual events or results may, and often do, differ materially. In evaluating these statements, you should specifically consider various important factors, including the risks described above under "Risk Factors" and in other parts of this Prospectus. These factors may cause actual results to differ materially from any forward-looking statement.

Although the expectations reflected in all forward-looking statements are reasonable, the Company cannot guarantee future results, levels of activity, performance or achievements. Moreover, neither the Company nor any other person assumes responsibility for the accuracy and completeness of any forward-looking statements. The Company is under no duty to update any of the forward-looking statements after the date of this Prospectus to conform them to actual results or to changes in the Company's expectations.

USE OF PROCEEDS

The proceeds from the sale of the shares of our common stock being offered by the Company pursuant to this prospectus will be approximately $1,150,000, if the entire $1,250,000 is raised in this offering, and assuming underwriting commissions of eight percent (8%) are paid.

We will utilize the proceeds from the offering by the Company to expand our mortgage brokerage operations by providing an additional source of funding that can be used to fund our marketing and geographic expansion expenses, for expansion of the business of the Company and general corporate and working capital purposes, including to:

•	Expand existing operations of the subsidiary;

•	Invest in technology to improve our infrastructure;

•	Open additional offices; and

•	Hire additional staff

Additionally, we may to use some of the proceeds to pursue other business opportunities that we may encounter.

Further, with regard to the expansion of our mortgage brokerage operations, these proceeds will be used to provide an additional source of funding that can be used to build a nationwide broker infrastructure. Initially, we intend to concentrate our mortgage brokerage operations throughout the areas in which we have experience, specifically Indiana, Georgia and Florida. Depending on the market and our performance, we anticipate expanding our mortgage brokerage operations throughout the United States. Our strategies and timing for such expansion, however, are still under development. Any such expansion may involve opening new offices, adding professional staff, increasing our marketing activities and developing enhanced information technology systems to serve a broader market. We anticipate using a portion of the proceeds from both offerings to fund such expenses.

We may also consider from time to time strategic opportunities to enhance our business through acquisitions, joint ventures or securitization arrangements. Proceeds from the sale of shares of our common stock may be used to pursue such opportunities. We do not have any present commitments with respect to any acquisitions or other strategic transactions.

Our management will retain significant discretion in determining how to use the proceeds from the offering by the Company. In making any decision about the use of proceeds, we will consider our capital resources. Further, our decisions about the use of proceeds will be influenced by changing business conditions and the availability of attractive investment opportunities.

We will have complete discretion over how we may use the proceeds, if any, from the offering by the Company. We cannot assure purchasers that our use of the net proceeds will not vary substantially due to unforeseen factors. Pending use of the proceeds from the Company offering, we may invest all or a portion of such proceeds in marketable securities, equity securities of other companies, short-term, interest-bearing securities, U.S. Government securities, money market investments and short-term, interest-bearing deposits in banks. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations” for additional information regarding our sources and uses of capital.

DETERMINATION OF OFFERING PRICE

The offering price of the shares of our common stock being offered by the Company pursuant to this prospectus has been established at $2.00 per share of our common stock. This price per share was determined solely by negotiation with the underwriter. The offering price does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value.

Although our common stock is not listed on a public exchange, we will be filing to obtain a listing on the Over The Counter Bulletin Board (“OTCBB”) concurrently with the filing of this Prospectus. However, there is no assurance that our common stock, once it becomes listed on a public exchange, will trade at market prices in excess of the initial public offering price as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for the common stock, investor perception of us and general economic and market conditions. The offering price should not be considered a determination of the actual present or future value of the shares of our common stock.

DILUTION

Dilution represents the difference between the net tangible book value per share of common stock in the Company, both before and after the offering by the Company. Net tangible book value per share or our common stock is the difference between the Company's tangible assets and its liabilities, divided by the number of shares of our common stock outstanding. Shareholders in the offering by the Company will encounter an immediate seventy two and one-half percent (72.5%) dilution of their shares of our common stock based on the number of shares of common stock the Company has already issued, assuming the maximum offering is sold.

The aggregate number of shares of our common stock issued before the offering by the Company was 3,819,681. The aggregate capital contribution for those shares was $1,325,156. The average net tangible book value per share of our common stock is $0.3469.

OFFERING

Maximum Offering 625,000 Shares ($1,250,000)

Assuming all 625,000 of the shares of our common stock authorized pursuant to this offering are subscribed for 4,444,681 shares will be issued and outstanding and the net tangible book value of the Company's shares of common stock would equal $2,460,046 or approximately $0.55 per Share. The following table illustrates the per Share dilution:

Per Share
Price Per Share	$2.00
Net Tangible Book Value Per Share Prior to Offering	$0.3469
Increase in Net Tangible Book Value Per Share	$0.2066
Net Tangible Book Value Per Share After Offering	$0.5535
Dilution to Shareholders	$1.4465
Percentage Dilution to Shareholders	72.5%

Minimum Offering 375,000 Shares ($750,000)

Assuming the minimum of 375,000 of the shares of our common stock authorized pursuant to the Company offering are subscribed for 4,194,681 shares will be issued and outstanding and the net tangible book value of the Company's shares of common stock would equal $2,000,046 or approximately $0.48 per Share. The following table illustrates the per Share dilution:

Per Share
Price Per Share	$2.00
Net Tangible Book Value Per Share Prior to Offering	$0.3469
Increase in Net Tangible Book Value Per Share	$0.1299
Net Tangible Book Value Per Share After Offering	$0.4768
Dilution to Shareholders	$1.5232
Percentage Dilution to Shareholders	76%

UNDERWRITING

In connection with the offering being made by the Company pursuant to this prospectus, we, by and through the underwriter, are offering the shares of our common stock at $2.00 per share on a "best efforts," Minimum/Maximum basis. This means that the minimum number of shares that can be sold in the offering is 375,000 and the maximum number of shares to be sold in the offering is 625,000. These shares will be offered for sale during an offering period (the “Company Offering Period”) that extends for seven (7) months following date of this prospectus, provided however, that if the minimum offering is not sold within ninety (90) days of the date of this prospectus the offering period will end on the ninetieth day after the date of this prospectus. The seven (7) month offering period includes the 30 day period for the sale of the over-allotment option.

We have granted an over-allotment option to the underwriter. Under this option, the underwriter may elect to offer a maximum of 93,750 additional shares above the 625,000 maximum offering amount.

All proceeds received for the offering by the Company will be promptly deposited in an escrow account with Tower Bank and will not be released to us unless at least 375,000 shares are sold on or before 90 days after the date of this prospectus. If this threshold is not reached within the prescribed time, all funds placed in the escrow account will be promptly returned, without interest or deduction.

Should the minimum offering be reached within the initial 90 day period of the Company Offering Period, we may immediately receive the minimum proceeds, less offering expenses, and may continue to sell the offering until the maximum offering is reached, if possible. Therefore, it is possible that purchasers of the shares may have their funds in escrow for as much as 90 days before the offering is closed.

If it becomes necessary to reach the minimum offering, our company’s officers, directors and employees each have the right to purchase up to 10% of the shares in this offering. Such right to purchase shares of this offering is limited to a total of 10% of the offering for all officers, directors and employees as a group.

Purchasers will have no right to the return of their funds during the term of the escrow.

We have been advised by the underwriter that the underwriter proposes to offer the shares to the public at the offering price set forth on the cover page of this prospectus. The underwriter has advised us that the underwriter proposes to offer the securities through members of the National Association of Securities Dealers, Inc. or NASD, and may allow concessions, in its discretion, to certain selected dealers who are members of the NASD and who agree to sell the securities in conformity with the NASD's Conduct Rules. Such concessions will not exceed the amount of the underwriting discount that the underwriter is to receive.

Our officers and directors may introduce the underwriter to persons to consider this offering by the Company and to purchase securities either through the underwriter or through participating dealers. In this connection, no securities have been reserved for those purchases and officers and directors will not receive any commissions or any other compensation.

We have agreed to pay to the underwriter a commission or underwriting discount of eight percent (8%) of the gross proceeds of this offering by the Company.

We must pay all expenses normally related to an underwriting including, but not limited to, the fees and expenses of legal counsel for us and the underwriter, printing, accounting, postage, SEC and NASD filing fees, and state fees. The underwriter will pay the expenses relating to obtaining meeting rooms, food and beverage charges and other expenses related to holding informational meetings with respect to the Company offering for institutional and retail investors. We have advanced $10,000 to the underwriter to apply to its expenses incurred in this offering by the Company.

We have granted the underwriter a two-year right of first refusal to act as the lead underwriter in any public or private offering effected by us from two (2) years after the closing of the Company offering. Further, should any investor introduced to us by the underwriter invest in our securities during the two-year period following the closing of the Company offering, the underwriter would be entitled to receive an eight percent commission on the sale.

Prior to the Company offering, there has been no public market for our common stock. Consequently, the initial public offering price of the common stock has been determined through negotiations between us and the underwriter.

Among the factors considered in determining the public offering prices were the history of, and the prospects for, our business, an assessment of our management, our past and present operations, its development and the general condition of the securities market at the time of the Company offering. The initial public offering prices do not necessarily bear any relationship to our assets, book value, earnings or other established criteria of value. Such prices are subject to change as a result of market conditions and other factors, and no assurance can be given that a public market for the securities will develop after the closing of the initial public offering, or if a public market in fact develops, that such public market will be sustained, or that the securities can be resold at any time at the offering or any other price. See "Risk Factors."

At the closing of the Company Offering Period, we will issue to the underwriter and/or persons related to the underwriter, for nominal consideration, warrants to purchase up to an amount equal to seven percent (7%) of the total number of common shares which have been sold during the Company offering. These warrants are sometimes referred to in this prospectus as Agent Warrants. The Agent Warrants will be exercisable at any time after one year from the effective date of the Registration Statement and shall expire, if not exercised, five (5) years from the effective date of the Registration Statement. The initial exercise price of each Agent Warrant shall be $2.20 per underlying share (110%) of the public offering price). The Agent Warrants will be restricted from sale, transfer, assignment or hypothecation for a period of twelve months from the effective date by the holder, except (i) to officers of the Underwriter and members of the selling group and officers and partners thereof; (ii) by will; or (iii) by operation of law.

The Agent Warrants contain provisions providing for appropriate adjustment in the event of any merger, consolidation, recapitalization, reclassification, stock dividend, stock split or similar transaction. The Agent warrants contain net issuance provisions permitting the holders thereof to elect to exercise the Agent Warrants in whole or in part and instruct us to withhold from the securities issuable upon exercise, a number of securities, valued at the current fair market value on the date of exercise, to pay the exercise price. Such net exercise provision has the effect of requiring us to issue shares of common stock without a corresponding increase in capital. A net exercise of the Agent Warrants will have the same dilutive effect on the interests of our shareholders as will a cash exercise. The Agent Warrants do not entitle the holders thereof to any rights as a shareholder until such agents warrants are exercised and shares of common stock are purchased thereunder.

The Agent Warrants and the securities issuable thereunder may not be offered for sale except in compliance with the applicable provisions of the Securities Act. The Agent Warrants are being registered as part of the selling security holders offering.

We have agreed to indemnify the underwriter against any costs or liabilities incurred by the underwriter by reason of misstatements or omissions to state material factors in connection with the statements made in the registration statement of which this prospectus is a part. The underwriter has in turn agreed to indemnify us against any costs or liabilities by reason of misstatements or omissions to state material facts in connection with the statements made in the registration statement, including this prospectus, based on information relating to the underwriter and furnished in writing by the underwriter. To the extent that these provisions may purport to provide exculpation from possible liabilities arising under the federal securities laws, in the opinion of the Commission, such indemnification is contrary to public policy and therefore unenforceable.

The underwriter has informed us that it does not expect sales accounts over which the underwriter has discretionary authority to exceed 5% of the shares of common stock being offered.

The foregoing is a summary of the principal terms of the agreements and documents described above and does not purport to be complete. Reference is made to copies of each such agreements and documents which are filed as exhibits to the registration statement that includes this prospectus.

LEGAL PROCEEDINGS

On November 28, 2006 a complaint was filed in the Court of Common Pleas, Cuyahoga County Justice Center in the State of Ohio in which FFMC was named as defendant. There are 22 named plaintiffs in the action. The complaint alleges violations of the Telephone Consumer Protection Act of 1991 which prohibits the transmission of unsolicited facsimiles for advertisement. The Complaint also asserts violation Consumer Sales Practice Act, a related Ohio statute for the transmission of unsolicited facsimiles for advertisement. FFMC contracted with a third party for advertising services. The third party sent facsimile transmissions to the plaintiffs in the action. Damages for violation of the federal statute range from $500-$1500 per violation. Damages are $200 per violation of the Ohio statute; additionally, attorney’s fees may be awarded. The Company filed an answer to the complaint on February 7, 2007 in which it denied liability and asserted a complaint against the third party it contracted with for indemnification purposes. It is the intention of the Company to vigorously defend against all claims asserted in the complaint.

Other than the lawsuit mentioned above, the Company is currently not a party to any material litigation, nor is the Company aware of any pending or threatened claims.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The Management of Freedom Financial Holdings, Inc.

The following table sets forth information regarding our directors and officers. Executive Officers and Directors of the Company and their positions are as follows:

Name:	Position(s)	Age
Brian Kistler	Chief Executive Officer, Director	50
Robin W. Hunt	Chief Financial Officer, Director	42
Rodney J. Sinn	Director	42
Robert Houlihan	Director	68
Gregory Fields	Chief Operations Officer, Director	47
Robert W. Carteaux	Director	73
Stan Lipp	Director	69

The Management of Freedom Financial Mortgage Corporation

 The following table sets forth information regarding the officers of Freedom Financial Mortgage Corporation:

Name	Position	Age
Rodney J. Sinn	President	42
Robin W. Hunt	Vice-President	42
Brian Kistler	Director	50

The principal occupation and business experience of each of our officers, directors and key employees, for at least the last five (5) years is as follows:

Brian Kistler. Mr. Kistler has extensive work history in the financial services industry. He began working at the securities firm Edward Jones in 1987 and over five (5) years increased his assets under management to $45 million dollars. Mr. Kistler then joined Linsco/Private Ledger in 1992, an independent broker/dealer firm, where he worked as an independent contractor. In 1994 he was recruited by broker/dealer Hillard Lyons to develop the northeast area of Indiana. During his time at Hillard/Lyons Mr. Kistler had assets under management of nearly $100 million dollars. In 1999 Mr. Kistler joined Raymond James & Associates to manage their recently acquired Fort Wayne, Indiana office. Subsequently, he became the manager of nine (9) Raymond James offices in Indiana. Mr. Kistler’s responsibilities included managing fifty-three employees. During his time as manager, the revenues and assets under management grew substantially as a direct result of Mr. Kistler’s ability to recruit, retain and train high quality financial advisors. Mr. Kistler left Raymond James in December 2005 to focus on the development of the Company.

Mr. Kistler is the founder of the Company and will serve as a Director and as its Chief Executive Officer. He was appointed to these positions on February 10, 2006.

Robin W. Hunt. Mr. Hunt has a diversified work history in the mortgage industry. In 1989 he began working at Project Renew and in 1990 he took over as the Executive Director. During his tenure at Project Renew, he reinvested over $15.5 million dollars into Fort Wayne’s older neighborhoods. Mr. Hunt was also responsible for the development and administration of federal and private loan programs. Additionally, he established Project Renew as a qualified housing agency with the Department of Housing and Urban Development. He also qualified Project Renew to act as a mortgagee and project manager under the Federal Housing Administration 203K Program. During his time at Project Renew, he also became the Chief Financial Officer and was responsible for the annual accounting audit and bi-annual government audits.

In March of 2000 Mr. Hunt joined FFMC. His responsibilities at FFMC have included development of financial management systems, staff policy and procedures and quality control procedures for FFMC. Additionally, he qualified FFMC for lender approval with the Federal Housing Administration and the Department of Veteran Affairs. Mr. Hunt maintains all daily financial duties including payroll and payroll taxes and oversees the annual financial audit. Further, he maintains all state licenses. During Mr. Hunt’s tenure, FFMC has expanded its geographic area and has established relationships with over 100 wholesale lenders. Mr. Hunt is the brother-in-law of Mr. Sinn.

Mr. Hunt joins the Company as the Chief Financial Officer and a Director. He was appointed to these positions on February 10, 2006. In addition, he will continue his duties with FFMC.

Rodney J. Sinn. Mr. Sinn is a dedicated and experienced mortgage professional who has focused on the mortgage business since 1989. In late 1997 Mr. Sinn formed FFMC and has worked there since that time. During his tenure at FFMC, the company has significantly increased its loan production, growing from 125 closings in 1998 to over 900 in 2003. Mr. Sinn is the President of FFMC. Additionally, Mr. Sinn is the brother-in-law of Mr. Hunt.

Mr. Sinn joins the Company as a director. He was appointed to this position on February 10, 2006. In addition, he will continue his duties with FFMC.

 Robert Houlihan. Mr. Houlihan has been in the insurance industry since 1959, when he joined the New England Fire Insurance Rating Association as an inspector. In 1968 Mr. Houlihan joined the staff of Brotherhood Mutual Insurance Company as the supervisor of the Commercial Lines Department. He was named chief underwriter in 1969, manager of underwriting in 1976, and assistant vice president of underwriting in 1977. Mr. Houlihan was promoted to vice president - underwriting in 1983, assumed responsibility for building and grounds in 1998. From 1998 through June of 2003 Mr. Houlihan was vice president - building and grounds. Since June of 2003 Mr. Houlihan has been retired.

Mr. Houlihan graduated from Bryant College in Providence, RI, in 1957 with a degree in business administration.

Mr. Houlihan joins the Company as an independent director. He was appointed to this position on May 17, 2006.

 Gregory Fields. Mr. Fields is an experienced business development professional who has over 25 years of business operations experience. From 1991-2003 Mr. Fields was a founding team member and Vice-President of a small consumer electronics company, Innotek Pet Products, Inc., which was sold to an investment group. In 2003, he purchased his current company, G.K. Fields & Associates dba Action International which provides business management consulting services. Throughout the past three (3) years, Mr. Fields has assisted business owners by helping grow their own business-development potential through coaching in sales, marketing, teambuilding, customer service and leadership.

Mr. Fields has a Bachelor of Science in Business from Indiana Wesleyan University where he graduated cum laude. He also earned an Associates degree from Purdue University in management and an Electronics Communication Degree from Indiana Tech in Fort Wayne.

Mr. Fields joins the Company as a Director and the Chief Operating Officer. He was appointed as a Director on May 17, 2006 and he became the Chief Operating Officer on January 11, 2007.

Robert W. Carteaux. Mr. Carteaux has been an investor for his own account for the past five years. Prior to his retirement in 1997, he was the President and CEO of CTC, Inc., a wholesale consumer products distributor, for 31 years. During his business career Mr. Carteaux successfully founded five (5) businesses which he later sold to employees of each company.

Mr. Carteaux joins the Company as a Director. He was appointed to the position on December 4, 2006.

Stan Lipp. Mr. Lipp currently serves as the President of TreadBlaster Marketing, Inc., where he oversees the marketing and selling of the TreadBlaster products, and the Chairman of Carpet One in Fort Wayne, Indiana. Mr. Lipp has a Bachelor of Arts in Political Science and Public Administration from the University of Colorado. Mr. Lipp was the founder of Carpetland USA and worked with the company from 1960-1997. During that time he expanded the business into multiple states and locations. Currently, he serves as the Chairman of Carpet One in Fort Wayne, Indiana. Mr. Lipp has in the past, and currently serves on the boards of several charitable organizations and has been awarded many business honors including Sagamore of The Wabash by the State of Indiana Governor Evan Bayh.

Mr. Lipp joins the Company as a director. He was appointed to this position on December 4, 2006.

To the best of our knowledge, except as set forth herein, none of our directors or director nominees has been involved in any transactions with us or any of our directors, executive officers, affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC.

Family Relationships

There are no family relationships among our directors or officers other than that between Mr. Hunt and Mr. Sinn as described above.

Legal Proceedings

To the best of our knowledge, except as set forth herein, none of the directors or director designees to our knowledge has been convicted in a criminal proceeding, excluding traffic violations or similar misdemeanors, or has been a party to any judicial or administrative proceeding during the past five years that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws, except for matters that were dismissed without sanction or settlement.

Meetings and Committees of the Board of Directors

We do not have a nominating committee of the Board of Directors, or any committee performing similar functions. Nominees for election as a director are selected by the Board of Directors.

We do not yet have an audit committee or an audit committee financial expert. We expect to form such a committee composed of our non-employee directors. We may in the future attempt to add a qualified board member to serve as an audit committee financial expert in the future, subject to our ability to locate and compensate such a person.

We do not yet have a compensation committee of the Board of Directors. We expect to form such a committee in the future.

Except as disclosed in the applicable employment agreements discussed in the section of this document titled “Executive Compensation,” “Employment Agreements” and as disclosed in the section of this document titled “Certain Relationships and Related Transactions,” no arrangement or understanding exists between any executive officer and any other person pursuant to which any executive officer was selected to serve as an executive officer.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of our common stock as of the date of this prospectus by (i) each person known to us to be the beneficial owner of more than 5 percent of our outstanding common stock, (ii) each director, (iii) each executive officer, and (iv) all executive officers and directors as a group. Unless otherwise indicated, the address of each of the following persons is 6615 Brotherhood Way, Fort Wayne, Indiana 46825.

Security Ownership of Certain Beneficial Owners

Title of Class	Name and Address of Beneficial Owner	Amount and nature of Beneficial Owner(1)	Percent of Class(2)
Common Stock	Brian Kistler 6461 N 100E Ossian, IN 46777	1,715,457	45.7%

Common Stock	Rodney J. Sinn 17225 Rd 1 Spencerville, IN 46788	383,952	10.2%

Common Stock	Robin W. Hunt 17318 Dawkins RD New Haven, IN 46774	252,286	6.7%

(1) Beneficial Ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Each of the beneficial owners listed above has direct ownership of and sole voting power and investment power with respect to the shares of Company common stock.

(2) A total of 3,819,681 shares of our common stock are considered to be outstanding pursuant to SEC Rule 13d-3(d)(1). For each Beneficial Owner above, any options exercisable within 60 days have been included in the denominator.

Security Ownership of Management

Title of Class	Name and Address of Beneficial Owner	Amount and nature of Beneficial Owner(1)	Percent of Class(2)
Common Stock	Brian Kistler 6461 N 100E Ossian, IN 46777	1,715,457	45.7%

Common Stock	Rodney J. Sinn 17225 Rd 1 Spencerville, IN 46788	383,952	10.2%

Common Stock	Robin W. Hunt 17318 Dawkins RD New Haven, IN 46774	252,286	6.7%

Common Stock	Stanley P. Lipp 6615 Brotherhood Way Fort Wayne, Indiana 46825	176,471	4.7%

Common Stock	Robert W. Carteaux 700 Woodrcroft Ln. Fort Wayne, Indiana 46825	176,470	4.7%

Common Stock	Gregory K. Fields 918 Perry Woods Cove Fort Wayne, Indiana 46925	7,500	0.2%

Common Stock	All executive officers and directors as a group	2,712,136	72.2%

(1) Beneficial Ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Each of the beneficial owners listed above has direct ownership of and sole voting power and investment power with respect to the shares of Company common stock.

(2) A total of 3,819,681 shares of our common stock are considered to be outstanding pursuant to SEC Rule 13d-3(d)(1). For each Beneficial Owner above, any options exercisable within 60 days have been included in the denominator.

Change in Control

There are no arrangements that may result in a change in control or our company.

DESCRIPTION OF SECURITIES

The Company's authorized capital stock consists of 150,000,000 shares of common stock, $0.001 par value per share, and 10,000,000 shares of preferred stock $0.001 par value per share. As of the date of this Prospectus, but before giving effect to the sale of shares of common stock pursuant to the offering by the Company, there will be 3,819,681 shares of common stock issued and outstanding. There are no shares of Class A Preferred Stock, Class B Preferred Stock or Class C Preferred Stock issued and outstanding. As of the date of this Prospectus there are 1,397,811 warrants outstanding to purchase 1,397,811 shares of common stock.

The following description of our capital stock is intended as a summary only and is qualified in its entirety by our amended and restated articles of incorporation and bylaws, which are filed as exhibits to the registration statement, of which this Prospectus forms a part.

Common Stock

Each outstanding share of the common stock is entitled to equal voting rights, consisting of one vote per share. In the event we liquidate, dissolve or windup our operations, either voluntarily or involuntarily, each outstanding share of the common stock is entitled to share equally in our assets. The holders of the common stock are entitled to receive dividends when and as declared by the board of directors, out of funds legally available therefore. We have not paid cash dividends in the past and we do not expect to pay any within the foreseeable future since any earnings are expected to be reinvested.

Preferred Stock

All outstanding shares of our preferred stock have been converted into common stock. Upon conversion of the preferred stock, those shares of preferred stock resumed the status of authorized but unissued preferred shares available for issuance. Our board of directors has the authority, without further action by the stockholder, to issue up to 10,000,000 shares of preferred stock in one or more classes. In addition, our board of directors may fix the rights, preferences and privileges of any class of preferred stock it determines to issue. These rights may include such items as a preferential return in the event of our liquidation or the right to receive dividends if declared by the board of directors. Any or all of these rights may be superior to the common stock.

Warrants

Series A Warrants

The Company sold 337,325 Series A Warrants in a previous private placement which closed in January 2007. Each Series A Warrant gives the investor the right to subscribe and purchase, for a period of three (3) years from the date of the closing of the Company offering, one share of common stock of the Company. The purchase price of each share of common stock shall be equal to 120% of the price for common stock sold in the Company offering. Series A warrants are not exercisable by holders until one (1) year after the close of the Company offering.

The Company may call the Series A Warrants, upon 30 days’ written notice, after one (1) year if the average closing price of the Company’s common stock for any 20 consecutive trading days is at least 120% of the Company offering price per share ($2.00), and provided that all the shares of common stock issuable pursuant to the warrants are registered under an effective registration statement. The Company must simultaneously call all, but not less than all, of the Series A Warrants on the same terms. The call option expires three (3) years from the date of the closing of the Company offering.

Series B Warrants

The Company sold 337,325 Series B Warrants in a previous private placement which closed in January 2007. Each Series B Warrant gives the investor the right to subscribe and purchase, for a period of five (5) years from the date of the closing of the Company Offering Period one share of common stock of the Company. The purchase price of each share of common stock shall be equal to 150% of the price for common stock sold in the Company offering ($2.00). Series B warrants are not exercisable by holders until one (1) year after the close of the Company offering.

The Company may call the Series B Warrants, upon 30 days’ written notice, after two (2) years if the average closing price of the Company’s common stock for any 20 consecutive trading days is at least 150% of the Company offering price per share, and provided that all the shares of common stock issuable pursuant to the warrants are registered under an effective registration statement. The Company must simultaneously call all, but not less than all, Series B Warrants on the same terms. The call option expires five (5) years from the date of the closing of the Company offering.

Building Purchase Warrants

The Company issued 529,411 warrants to purchase shares of our common stock to Robert W. Carteaux (“Carteaux”) and Stanley P. Lipp (“Lipp”) in connection with the purchase of real property located at 6615 Brotherhood Way, Fort Wayne, Indiana. The warrants are exercisable at the price of the shares in the Company offering; the warrants are not exercisable for a period of one (1) year from the date of the close of the Company Offering Period and shall expire five (5) years from the close of the Company offering.

Personal Guarantee Warrants

The Company issued 150,000 warrants to purchase shares of our common stock to Carteaux for his personal guarantee for a portion of a loan covering the costs for renovation of the real property located at 6615 Brotherhood Way, Fort Wayne, Indiana. The warrants are exercisable at 85% of the price of the shares in the Company offering; the warrants are not exercisable for a period of one (1) year from the date of the close of the Company Offering Period and shall expire five (5) years from the close of the Company Offering Period.

Underwriters Warrants

Upon the closing of the Company Offering Period, the Company will sell Alaron Financial Services, Inc. warrants to purchase an aggregate number of shares of common stock equal to seven percent (7%) of the number of shares sold in the offering, up to a maximum of 43,750 warrants. Each warrant is exercisable into one (1) share of common stock during the five (5) year period commencing one (1) year after the effective date of the Registration Statement of the Company at ten percent (10%) above the price the shares of our common stock are offered to the public in the Company offering.

Provisions Common to all Warrants issued by the Company

The exercise prices and number of shares of common stock issuable upon exercise of all the warrants are subject to adjustment in certain circumstances, including in the event of a stock dividend, stock split, recapitalization, reorganization, merger or consolidation.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the Company, accompanied by full payment of the exercise price to the Company for the number of warrants being exercised. Holders of the warrants do not have the rights or privileges of holders of common stock.

In order to comply with applicable laws in connection with the exercise of the warrants and the resale of the common stock issued upon such exercise, the warrants will be exercisable only if:

•
at the time of exercise, we have an effective and current registration statement on file with the Securities and Exchange Commission covering the shares of common stock issuable upon exercise of the warrant; and

•	such shares have been registered or qualified or deemed to be exempt from registration or qualification under the securities laws of the state of residence of the holder of such warrant.

We will use our best efforts to have all shares so registered or qualified on or before any exercise date and to maintain a current prospectus relating thereto until the expiration of the warrants, subject to the terms of the warrant agreement. While it is our intention to do so, there is no assurance that we will be able to comply. We will be required to file post-effective amendments to this registration statement when subsequent events require such amendments in order to continue the registration of the shares of our common stock underlying the warrants and to take appropriate action under state laws. During any period in which we fail to maintain the effectiveness of this registration statement, the warrant holders will not be able to exercise their warrants.

Registration Rights

The selling security holders and their permitted transferees of “registerable securities” are entitled to certain registration rights with respect to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of those shares of our common stock into which those securities are convertible or exercisable into upon the close of the offering by the selling security holders. Subject to the terms of the agreements, the Company will register the registerable securities subject to the registration rights agreements.

Piggyback registration rights. All parties to the registration rights agreements have piggyback registration rights. Under these provisions, if we register securities for public sale, these security holders will have the right to have their shares included in the registration statement, subject to customary exceptions. The underwriters of any underwritten offering will have the right to limit the number of shares having registration rights to be included in the registration statement.

Expenses of registration. We will pay all registration expenses, other than underwriting discounts and commissions.

Indemnification. The registration rights agreements contain customary cross-indemnification provisions, pursuant to which we are obligated to indemnify the selling shareholders in the event of material misstatements or omissions in the registration statement attributable to us, and they are obligated to indemnify us for material misstatements or omissions attributable to them.

2006 Incentive Stock Plan

The Company has designed an incentive stock plan to retain directors, executives, selected employees and consultants and reward them for making major contributions to the success of the Company. These objectives are accomplished by making long-term incentive awards under the plan thereby providing participants with a proprietary interest in the growth and performance of the Company. Pursuant to the terms of the plan, incentive stock options may only be issued to employees of the Company. Incentive stock options may be granted to officers or directors, provided they are also employees of the Company. Payment of a director's fee shall not be sufficient to constitute employment by the Company.

We have reserved a total of 300,000 shares of our common stock for issuance pursuant to the 2006 plan. As of the date of this Prospectus no incentive stock options have been granted.

SHARES ELIGIBLE FOR FUTURE SALE

Immediately prior to the Company offering, there was no public market for our common stock. Future sales of our common stock in the public market, or the perception that such sales may occur, could adversely affect the market price of our common stock. We intend to apply to have our common stock approved for trading on the OTCBB concurrently with the filing of this Prospectus.

Upon completion of the Company offering, we will have outstanding an aggregate of 4,444,681 shares of common stock, assuming the issuance of 625,000 shares of our common stock offered by the Company. Of these shares, the 625,000 shares sold in the Company offering will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by our “affiliates,” as that term is defined in Rule 144 under the Securities Act, whose sales would be subject to certain limitations and restrictions.

The 1,216,653 shares of our common stock that we are registering on behalf of the selling security holders were issued and sold by us on reliance on exemptions from the registration requirements of the Securities Act. All of these shares are subject to “lock-up” agreements described below on the effective date of the Registration Statement.

Additionally, to the extent that any of the shares eligible for future sale are held by officers or directors of the Company, the Company intends to enter into a 10b-5 plan with those officers and/or directors.

Lock-up Agreements

Our CEO, Brian Kistler, entered into a lock-up agreement with respect to 229,013 shares of our common stock pursuant to which he may not sell any shares for 180 days following the effective date of this Registration Statement. After 180 days he may offer and sell up to 1/3 of the shares provided that the shares are sold for a price not less than 120% of the Company offering price of $2.00. After 270 days he may offer and sell up to 2/3 of the shares provided that the shares are sold for a price not less than 120% of the Company offering price of $2.00. After 360 days he may offer and sell all of the shares regardless of price.

Investors in the private placement entered into a lock-up agreement with respect to 507,255 shares of our common stock pursuant to which they may not sell any shares for 180 days following the effective date of this Registration Statement. After 180 days, each investor may sell up to 1/3 of his/her shares provided that the shares are sold for a price not less than 120% of the Company offering price. After 270 days, each investor may sell up to 2/3 of his/her shares provided that the shares are sold for a price not less than 120% of the Company offering price. After 360 days, each investor may sell all of the shares regardless of price.

Additionally, two (2) of our directors, Robert W. Carteaux and Stanley P. Lipp, entered into a lock-up agreement with respect to a total of 352,941 shares of our common shares. Pursuant to the terms of the lock-up agreement the shares may not be sold for 360 days following the effective date of this Registration Statement.

The shareholders of FFMC who received 859,091 shares of common stock of the Company in the Exchange Agreement have entered into a lock-up agreement which obligates the recipients of such common stock to refrain from disposing of the common stock for 360 days after the close of the Company Offering Period. These shares do not have registration rights and are subject to Rule 144. See “Organization within the Last Five Years” for further information on the Exchange Agreement.

Rule 144

A total of 2,603,028 shares do not have registration rights and are subject to Rule 144. Of those shares 245,454 were issued on February 10, 2006; 2,209,091 were issued on April 24, 2006; and 148,483 were issued on January 25, 2007. In January 2007 the holders of all 2,603,028 shares of our common stock entered into a lock-up agreement to refrain from disposing of the shares for 360 days after the close of the Company offering.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering by the Company, a substantial interest, direct or indirect, in the Company or its subsidiary. Nor was any such person connected with the Company or its subsidiary as a promoter, managing or principal underwriter voting trustee, director, officer, or employee.

The validity of the common stock offered by this prospectus will be passed upon for us by Weintraub Law Group PC, our independent legal counsel.

The financial statements included in this prospectus and the registration statement have been audited by Cordovano and Honeck, LLP, a registered independent public accounting firm, to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

The Company’s articles of incorporation provide that the corporation shall, to the fullest extent permitted by the Maryland General Corporation Law, indemnify any and all persons whom it shall have power to indemnify from and against any and all of the expenses, liabilities or other matters referred to or covered by said Maryland General Corporation Law. In addition, the Company intends to apply for a Directors and Officers’ Insurance Policy. However, there can be no assurances that the Company will be able to obtain the policy.

In the opinion of the SEC and the securities administrators of most states, indemnification for liabilities arising under securities laws is against public policy and therefore unenforceable. If a claim for indemnification for liabilities under securities laws is asserted by our directors, officers, or controlling persons in connection with registration of the shares of our common stock, after apprising such court of the position of the SEC and state securities administrators, we will submit to a court of appropriate jurisdiction the question of whether indemnification by us is against public policy and will be governed by the final adjudication of such issue.

At present time, there is not pending litigation or proceeding involving a director, officer, employee or other agent in which indemnification would be required or permitted. We are not aware of any threatened litigation or proceeding which may result in a claim for such indemnification.

ORGANIZATION WITHIN LAST FIVE YEARS

Freedom Financial was incorporated on August 15, 2005 in the State of Indiana as Titan Holdings, Inc. On February 10, 2006 it merged into Northern Business Acquisition Corp., a Maryland shell corporation which was formed on June 16, 2005. Freedom Financial changed its name to Freedom Financial Holdings, Inc. in April 2006. On May 3, 2006, pursuant to a Purchase Agreement and Share Exchange (the “Exchange Agreement”) between FFMC and Freedom Financial, Freedom Financial acquired all of the shares of FFMC from the FFMC shareholders in consideration for the issuance of 859,091 shares of our common stock to the FFMC shareholders. Pursuant to the Exchange Agreement, FFMC became the wholly owned subsidiary of Freedom Financial. The purpose for this merger with FFMC was to acquire an operating company which Freedom Financial believed has a successful business plan. FFMC was formed as corporation in the State of Indiana on November 17, 1997.

BUSINESS OF THE COMPANY

The main focus of the Company, which is based in Indiana, is the mortgage brokerage industry. The Company recently acquired FFMC, an Indiana mortgage brokerage company with offices in Tampa, Florida, Atlanta, Georgia, and Fort Wayne, Indiana. The Company will operate as the parent company of FFMC in a planned expansion to build a nationwide broker infrastructure which the Company will use as a distribution channel for its mortgage business and, in the long term, the Company intends to offer additional financial services and products.

Summary

We acquired, as a wholly-owned subsidiary, FFMC in May 2006. FFMC is a full service mortgage company, specializing in “non” or “sub” prime instruments. FFMC was formed in 1997, and has established a reputation for providing fair and equitable loans to individuals with limited access to prime interest rate mortgages. FFMC has grown since its inception, averaging fees of more than $1.9 million over the past 3 years. Over the past decade, FFMC has secured more than 2,700 transactions, comprising nearly $440 million in loan volume.

While FFMC does specialize in sub-prime paper (i.e., loans made that do not meet Freddie Mac or Fannie Mae underwriting criteria), it also provides conventional, Federal Housing Administration, Veteran’s Administration, non-prime, Jumbo and Super-Jumbo mortgage, refinancing and home equity products for individuals across a wide range of incomes and credit risks. FFMC has established relationships with over 100 wholesale lenders across the United States, has the ability to conduct operations in ,Tennessee, Missouri and Colorado and has offices in Woodstock, Georgia, Tampa, Florida and Fort Wayne, Indiana.

In this highly competitive marketplace, the FFMC’s growth and success reflects three essential factors; our management’s ability to minimize the risk associated with sub-prime lending; an incentive based, client-oriented sales team; and an effective lending criterion. With a broad spectrum of products in its arsenal, FFMC has been able to develop solid relationships with clients, realtors, homebuilders, financial planners, accountants, insurance agents, etc., providing it with a steady stream of loan applicants.

Now an established presence in the mortgage broker niche, our management’s current objective is to build a nationwide broker infrastructure which the Company will use as a distribution channel for its mortgage business. It is the goal of the Company to become a nationwide mortgage brokerage company. The Company will specialize in sub-prime loans and will focus on borrowers who do not meet conforming underwriting guidelines because of higher loan-to-value ratios, the nature or absence of income documentation, limited credit histories, high levels of consumer debt, or past credit difficulties. We anticipate originating loans primarily based upon the borrower’s willingness and ability to repay the loan and the adequacy of the collateral. Our experienced management team has developed incentive programs, technology tools and business processes that focus our employees on originating sub-prime mortgage loans with the financial and other characteristics that generate profits for us. We believe that this business approach will contribute to our growth in both origination volume and profits.

The company’s initial focus will be to generate growth within existing markets, i.e., Indiana, Florida and Georgia, where the company has offices; however, our management will seek additional expansion through acquisitions and mergers in other states as opportunity presents. The Company has not identified any acquisition targets at this time. States where property appreciation is constant or shows signs of growth will be targeted; specifically Florida, Georgia, Nevada, and Arizona are currently being researched.

Market/Competitive Overview

The residential mortgage industry has grown significantly over the past 10 years, with loan originations totaling over $3 trillion in 2004. The Mortgage Bankers Association is forecasting total originations in 2006 to increase from $2.244 trillion to $2.227 trillion in 2008. One of the primary factors in this growth is the impact of Sub-Prime and Alt-A lenders, who now account for more than 32% of the market. Based on this data the Sub-Prime and Alt-A market accounted for nearly $1 trillion in loans in 2004. That growth helped propel the homeownership rate to a record 69% in 2004.

The majority of prime or “A” paper loans are held by large banks and mortgage lenders (i.e. Wells Fargo and Co., CountryWide, and Washington Mutual Bank). While the profit margin on these instruments is somewhat lower than that of sub-prime paper, the associated risk and service requirements are far less, so large lenders are able to generate substantial revenues by virtue of the volume of loans they underwrite. On the other hand, the sub-prime mortgage market is highly fragmented. None of the five leading lenders have captured even a ten percent (10%) share. Even a small market share in this vast market represents a substantial opportunity for FFMC. The leading participants in this market, each of which is a wholesale business partner of FFMC, can be found in the following table.

2006 (YTD June) Leading Sub-Prime Lenders

Market Share
Wells Fargo	9.82%
HSBC Finance	6.40%
New Century Mortgage Corp	5.74%
Countrywide	4.58%
Fremont Investment & Loan	4.05%

Source: Mortgage Bankers Association

The sub-prime mortgage sector has grown largely as a result of strong demand for mortgage options from consumers who represent a minimal risk but might not fall within the optimal credit score range. Lenders saw a large market for alternative products and a niche was born. In return for less stringent qualification criteria, quicker approval turn times, a reduction in documentation requirements, and the assumption of more risk, sub-prime mortgages are generally awarded to consumers at rates ranging from one percent (1%) to five percent (5%) over the prime. As long as consumers are willing to pay a premium for these products, mortgage lenders will continue to create innovative products that meet consumer demand, including fixed-rate and adjustable rate mortgages with interest-only payments for up to five years, no-money-down loans, piggybacks, and, perhaps most controversial, the option-ARM which gives the borrower increased power over how he can pay off his mortgage.

The overwhelming majority of sub-prime loans are Adjustable Rate Mortgages (“ARMs”). Unlike a traditional Fixed Rate Mortgage, where the interest and monthly payments remain fixed for the term of the loan, with an ARM, the interest rate is fixed only for a specific term, after which it will periodically (annually or monthly) adjust up or down as a function of some market index. Inasmuch as an ARM transfers part of the interest rate risk from the lender to the borrower, less “qualified” borrowers are more easily able to secure loans. Generally not long-term instruments, ARMs essentially serve as a “bridge” loan for individuals to purchase a home, establish or improve their credit and then secure a traditional mortgage at a more attractive rate.

To that end, it is FFMC’s objective is to work with customers to improve their credit, thereby enabling them to secure a loan at a more attractive rate at the end of the fixed term. This relationship serves FFMC in two ways. First, it provides the opportunity to generate another transaction, i.e., when the borrower goes to refinance their mortgage, typically two (2) to three (3) years from origination. Second, it presents the opportunity to offer the customer additional services; both of these benefits improve the Company’s revenue generating capabilities.

Freedom Financial Mortgage

FFMC was established to provide a wide variety of mortgage and financial products to anyone, regardless of their income, credit problems or credit history. FFMC was formed in late 1997 as an Indiana company specializing in second mortgages and debt consolidation. While FFMC does specialize in brokering sub-prime paper (i.e. loans that do not meet Freddie Mac or Fannie Mae underwriting criteria), it also provides conventional, Federal Housing Administration, Veteran’s Administration, non-prime, Jumbo and Super-Jumbo mortgage, refinancing and home equity products for individuals across a wide range of incomes and credit risks. FFMC has grown since its inception, generating more than 501 mortgages and fee income of $1.54 million in 2006. This growth is largely attributable to the diversification of mortgage products, an aggressive sales force and strong attention to customer service.

Current Business Model - Mortgage Broker

Today, FFMC operates strictly as a mortgage broker, securing loans on behalf of its partners. The primary function of FFMC is to originate mortgage loans and broker those loans to approved wholesale lenders. FFMC offers conventional, Federal Housing Association, Veteran’s Administration, Non-prime, Jumbo and Super-Jumbo mortgage products for individuals across a wide range of incomes and credit risks. FFMC does not make underwriting decisions; underwriting decisions are ultimately the decision of the wholesale lenders. As a broker, FFMC does not assume any risk on its loans and receives a small fee (i.e., one-half of one percent) for each mortgage it places.

FFMC maintains stringent guidelines with regard to the mortgages it originates. All candidates, whether identified through direct solicitation by the sales team or an individual contacting the company through the website, are required to provide a completed residential loan application, W-2's and/or tax returns for the previous two (2) years, and recent bank, stock and retirement account statements. Applicants may be required to provide additional documents or verifications based upon their particular history - i.e., have they ever filed for bankruptcy, or does the property in question have a primary mortgage.

With every completed application package, FFMC’s primary objective is to ensure that the borrower has the capacity to carry the anticipated payment schedule. For each of its loan products, FFMC has specific qualification parameters, as designated by each lender, and it will review the applicant’s credit history, asset portfolio, employment history, and property values to make the determination whether or not to approve the loan. Each situation is unique and evaluated on a case by case basis, with the resulting loan created specifically for that individual.

U.S Department of Housing and Urban Development (“HUD”) Loan Correspondent

HUD requires, for initial and continued approval, that a loan correspondent mortgagee have and maintain an adjusted net worth of at least $63,000, plus $25,000 for each registered branch office up to a maximum required net worth of $250,000. Approved mortgagees must maintain at least the minimum adjusted net worth at all times. If at any time it falls below the required minimum, the mortgagee must notify the Lender Approval and Recertification Division and submit a Corrective Action Plan. Failure to comply is grounds for an administrative action by the Mortgagee Review Board.

FFMC has been licensed with HUD as a Supervised Loan Correspondent since 2000. As such it is required to maintain a minimum adjusted net worth of $113,000 ($63,000 for the main office plus $25,000 for each of its two (2) HUD branch offices). Maintaining a license with HUD allows FFMC to originate FHA loans that it would not otherwise be able to originate. Approximately five percent (5%) of FFMC’s business is derived from HUD/FHA loans.

It appears that over the last year, the company may have violated the minimum adjusted net capital requirement set by HUD. There is a possibility that HUD may conduct an audit of FFMC. As such, an audit could result in administrative action which could affect FFMC’s status as a HUD licensed entity. In order to avoid future violations, FFMC will monitor its status for compliance with the minimum requirements on a monthly basis.

Origination Policies & Procedures

Originations

All origination activities are conducted in accordance with the Real Estate Settlement Procedures Act (“RESPA”), Federal and State laws. FFMC operates as a loan broker for conforming and non-conforming loans and as a Supervised Correspondent Lender for FHA and VA loans. FFMC offers/places the following products:

•	Conventional loans - these loans typically offer the client the best products as related to rate and term.

•	FHA loans - these loans offer flexible underwriting guidelines for borrowers that do not qualify for conventional loans. Rates and terms are comparable to the conventional market.

•	VA loans - these loans offer flexible underwriting guidelines to veteran borrowers. Rates and terms are comparable to the conventional market.

•
Non-Conforming (Sub-Prime) loans - these loans offer flexible underwriting criteria at a higher cost to the borrower. The higher cost is typically in the form of interest rate and broker fees. Many non-conforming lenders do not offer Yield Spread Premiums. Therefore, the closing cost can be higher by increased broker fees.

The loan originator will send disclosure documents to the borrower within three (3) days of origination regardless of the type of loan or product selected. Due to automation, the hand written loan application is seldom used. If the transaction is a purchase, as opposed to a refinance, the originator will send the HUD GUIDE, Buying Your Home to the borrower.

Files are maintained in an orderly fashion. The stacking of each loan file corresponds to the stacking order for that particular loan product. All closed loans must have: (i) a copy of the funding check to FFMC; and (ii) a copy of the signed Settlement Statement as the top two (2) documents in the stack. All denied or terminated loans must have a copy of the Statement of Credit Denial, Termination or Change as the top document.

Quality Control

Conventional loans are completely underwritten by the wholesale lender. FFMC uses Automated Underwriting through Freddie Mac LP or Fannie May DU. The wholesale lenders which FFMC works with also underwrite all FHA loans. Automated Underwriting is utilized in the majority of cases but is not always necessary for loan approval.

After a loan officer has received approval from the Automated Underwriting the validation process begins. The loan officer or processor is responsible for validating all conditions per automated underwriting. Subsequently, the borrower’s file is validated again by the wholesale lender before it is approved.

The following quality control policies are in accordance with the loan origination checklist submitted with our original application for FHA approval. Separation of duties is difficult to obtain due to the fact that all employees of FFMC originate mortgage loans.

•	Loan files are inspected monthly on a random basis by the Vice-President to insure compliance with HUD/FHA requirements. FHA files are labeled in order to distinguish them from the other files.

•	Loan Originators are notified of file deficiencies and given guidance on how to correct. Continued deficiencies will result in that loan originator loosing the right to originate FHA loans.

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FFMC utilizes Calyx-Point for windows automated origination and processing software. This software is updated regularly to reflect any changes in FHA underwriting criteria. The Vice-President regularly monitors the FHA connection for any new mortgage letters that apply to FFMC’s origination activities. Loan originators are notified by e-mail or memo of any changes.

•
FFMC does not oversee or sponsor any correspondent lenders. FFMC does not close in our name or service FHA loans. Branch offices of FFMC are required to send their FHA files to the main office after closing for auditing.

•	VA loans are handled in the same manner as FHA loan files.

•	Non-Conforming loans are handled in the same manner as Conventional loans.

As noted earlier, FFMC does not make the underwriting decision on any loan file. There are cases when a wholesale lender may miss an item and approve the loan for closing. These items are reflected as “Post Closing Issues.” Any post closing issues are first reviewed by the President or Vice-President and then delegated to the appropriate loan originator. Post closing items are top priority and must be resolved immediately. The loan originator must provide evidence of resolving the problem to the President or Vice-President.

Loan Denials & Terminations

Loan denials are handled the same regardless of the loan product type. The loan originator must complete the form titled, “Statement of Credit Denial, Termination or Change.” This is typically done within thirty (30) days of application.

Loans are considered denied or terminated when the following conditions are present: (i) the borrower does not meet the underwriting criteria of any of the wholesale lenders; or (ii) the borrower does not accept the loan product offered and withdraws their application. If one of these two conditions is present the loan originator must complete the “Statement of Credit Denial, Termination or Change” and mail it to the borrower. A copy of the aforementioned statement will be maintained in the file of the applicant. If the borrower provided any original documentation, it must be returned at the time the Statement of Credit Denial, Termination or Change is mailed to the borrower. Additionally, if an appraisal was completed and paid for by the borrower, a copy of the appraisal will be mailed to the borrower.

Because FFMC has the ability to offer more flexible loan products many borrowers encourage loan originators to seek other loan products if the one originally desired is not obtainable. If the client desires the loan originator to seek alternative loan products, the “Statement of Credit Denial, Termination or Change” is not provided because the client’s file is still active and open.

Staff & Facilities

The nature of FFMC’s business enables it to operate with very little physical infrastructure. Currently, FFMC’s corporate headquarters, in Fort Wayne, Indiana, is 8,000 square feet and houses senior management, twenty eight (28) loan officers, and four (4) processors. FFMC also has two (2) other small offices, one (1) in Georgia with three (3) loan officers and two (2) loan processors, and the other in Florida where two (2) loan officers operate.

Technology

FFMC utilizes an internet-based infrastructure and sophisticated software interface to enhance its business and improve productivity. FFMC’s website, www.freedomfinancialmortgage.net is extremely functional and intuitive. This combination enables mortgage candidates to manage their entire application online. They are able to fill out the required forms, submit paperwork and chart the status of their application. The site also provides visitors with a number of information resources, calculators and other valuable links to support the home-owner.

FFMC maintains a central processing center in Fort Wayne where it manages continuity and quality control. The loan process is completely automated and interfaces with the majority of wholesale lenders and third party service providers. FFMC utilizes third party services for certain aspects of its operation, including document preparation, file generation and automated loan review. The outsourcing and automation of these operating functions accelerates the entire process in addition to reducing FFMC’s overhead.

Sales

FFMC attains its customers in one of two ways: (i) solicitation by its sales force; or (ii) inquiry from the potential borrowers. Once that initial contact has been made, each candidate is assigned to a representative. In the end, FFMC’s success is a direct result of its sales team and their ability to establish and maintain relationships with candidates. Our management’s dedication to customer satisfaction has been a major factor in its ability to maintain these relationships and, in turn, a substantial amount of referral business.

To that end, FFMC attracts and retains the industry’s most talented individuals by providing a competitive compensation and benefit package. Loan originators are compensated on a commission basis, dependent on their experience and performance. Typical commission is 50% of gross revenues, less administrative fees. A production bonus schedule is in place to reward loan originators for production. Our management also believes strongly that every employee has some level of ownership in the company, providing further incentive to build FFMC and generate revenues. Because FFMC compensates its sales team at or above industry standards, retention has not been an issue.

Marketing

FFMC has developed a multi-pronged, targeted marketing program aimed at informing potential customers of the company’s services and initiating their contact with its agents. FFMC is confident that given the opportunity to interact with a potential borrower, it will be able to provide an effective solution to their financing needs.

Direct Mail

FFMC utilizes direct mail to reach a wider audience of potential mortgage clients within its targeted markets. Campaigns comprise a letter of introduction and a brochure featuring the company’s services. FFMC acquires its lead lists from firms specializing in consumer databases. Mailings are then followed-up with phone calls from FFMC sales representatives.

Internet Promotions

FFMC utilizes its website and email database for promotional activities, including sweepstakes and the company’s successful “tell your friends” referral program. FFMC’s primary means of promoting the website is the registration with all major and most minor search engines, insuring that web users are directed to the site when they search for information regarding mortgages. Finally, FFMC’s web address will be featured on all printed materials, including advertisements, stationary, etc.

Seminars and Special Events

FFMC sales people regularly host/attend consumer seminars explaining the mortgage application process. These events present exceptional access to large numbers of potential clients and strategic partners quickly and affordably. Participating in these events will also enable FFMC to be well-informed on industry trends, and monitor the activities of potential competitors.

Advertising

With the advent of the internet, consumers are increasingly pro-active and well informed with regard to the loan process, and those borrowers that are not technologically savvy rely largely on established relationships, thus traditional advertising is not a particularly effective way to generate mortgage candidate leads. In light of these circumstances, FFMC utilizes advertising on a relatively limited basis. When entering new markets, FFMC typically implements a minor campaign comprising newspaper, radio, and trade magazines placements to ensure name recognition, but the majority of its marketing is affected via direct mail, the internet and special events.

Planned Expansion of the Company & FFMC

A well established broker with a solid infrastructure and working operation, FFMC is well-positioned to expand its operations and increase revenues. FFMC anticipates growth through the consolidation of small and mid-sized mortgage brokerages. Our management has designed an aggressive but straightforward strategy to transition FFMC to a full service mortgage provider with minimal risk to the existing operation. Following is a brief overview of the tactics to be implemented:

Consolidate the Small and Mid-Sized Mortgage Broker Marketplace

The consolidation strategy is to combine small and medium sized mortgage brokerage firms into one (1) stronger and highly efficient operating entity that can better compete in the industry under one recognizable brand name. The prime objective is to improve the economic performance of the combined companies through the provision of quality products, reduction of operating costs and the expansion of a national brand and the underlying technology. By consolidating back office, non-revenue generating functions, acquired ventures can take advantage of economies of scale, better utilization of technology, greater automation and standardization to achieve higher productivity with fewer resources.

The key benefits of this strategy to participating loan originators are as follows:

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New revenue sources, a career exit strategy, a platform for business growth, national brand equity, leverage with lenders, capacity through centralized underwriting, and mentoring and training by experienced brokers;

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The tool to significantly improve origination cost efficiencies and mortgage origination volume, thereby increasing the originator’s flexibility to provide a more competitive package to the customer, and in turn, the ability to increase their own margins; and

•	A diversified product offering centered on mortgage financing, again improving the originator’s ability to generate revenue for themselves and FFMC.

Expand To New Geographic Markets

While our management will continue to grow its customer base in its existing markets, the Company also intends to expand its market presence, eventually to include all 50 states.

Initially FFMC will penetrate neighboring markets in Ohio and Michigan, where proximity will facilitate its efforts and minimize the need for additional infrastructure. However, FFMC is currently evaluating entry into the Denver, Dallas, Newport Beach, Las Vegas, and Phoenix markets. These areas have been selected based on projected growth in the housing market. In January 2007 FFMC received approval from the State of Nevada to conduct business pending the establishment of a physical office location. FFMC has begun the process of establishing an office location in Nevada.

Geographic expansion will come through acquisition of, or strategic alliance with, existing mortgage brokers and/or recruitment of proven revenue generators within a targeted market. FFMC will maintain the ultimate control over all locations to mitigate risk and ensure the highest level of customer satisfaction.

Recruit and Hire Experienced Staff

FFMC recently recruited eighteen (18) veteran loan officers, increasing the total number of loan officers employed by the company to twenty eight (28), and two (2) processors who represent and anticipated $1,500,000 in new annual revenues. FFMC intends to continue this growth strategy by recruiting additional veteran loan officers throughout 2007. The recruiting goal for 2007 is $1,000,000 in additional trailing gross fee income in the current locations, with substantial increases for future years by rolling up other new office locations during 2007.

Expand To New Geographic Markets

While our management will continue to grow its customer base in its existing markets, FFMC also intends to expand its market presence, eventually to include all 50 states.

Initially FFMC will penetrate neighboring markets in Ohio and Michigan, where proximity will facilitate its efforts and minimize the need for additional infrastructure. However, FFMC is currently evaluating entry into the Denver, Dallas, Newport Beach, Las Vegas, and Phoenix markets. These areas have been selected based on projected growth in the housing market.

Transition from Mortgage Broker to Mortgage Banker

In conjunction with the FFMC’s expansion strategy, the Company anticipates that it may transition its core business from a mortgage broker to a banker/lender in the future. If the Company decides to pursue this strategy, the secondary phase of the Company’s strategy would be the establishment of warehouse lines of credit from which FFMC could make loans directly. It is anticipated that once FFMC is established as a mortgage banker and operating efficiently, FFMC will be able to leverage its asset base to secure additional lines of credit to place and service nonprime paper. Loans that do not qualify for investment by FFMC would continue to be brokered to wholesale lenders.

FFMC believes that its sales team is already generating sufficient business to warrant this step. FFMC receives only a small fee from the firms where the loans are placed. It is anticipated that the initial tool for this transition will be to establish a warehouse line of credit from which FFMC could make loans directly. The Company’s management estimates that a $3 million warehouse line of credit would enable FFMC to generate in excess of $1 million in additional fees without any change to its existing business.

In June 2006 the Company engaged Medallion Consultants, LLC to assist the Company with, among other things: the establishment of the Company as a mortgage banker and to establish a warehouse line-of-credit; the development of a “sub-prime” revenue center; and the development of a “multi-family financing” revenue center. On November 10, 2006, the Company submitted an application with warehouse lenders to expand its services as a wholesale mortgage banker.

In addition to establishing a warehouse line of credit, it is anticipated that FFMC may create a fund which FFMC will manage internally. FFMC will establish specific criteria for direct investment of its funds and will not waiver on these criteria. Initially, our management anticipates in-house loans will be made to service its sub-prime/grades B and C customers and short term collateralized commercial bridge loans. FFMC may hold the paper and service all mortgage loans directly. In addition to generating additional fees, this protocol will enable FFMC to ensure the quality of this portfolio and continue to build relationships with its customers. It is anticipated that loans that qualify for prime rates would continue to be brokered to prime lenders and not a part of the lending fund.

Build the FFMC Infrastructure

Currently, FFMC has the capacity to pursue neighboring markets. Policies, procedures and quality controls are in place and relationships have been established. Many of these duties will initially be the responsibility of our current senior management; however, as FFMC implements its strategic growth plan, additions to its management team and growth in the operating structure will be required.

Increase Product and Service Offerings

Eventually, FFMC intends to leverage its existing client relationships by marketing other services such as financial planning and insurance products. However, our management recognizes that these relationships are the foundation of the Company’s success, and therefore will only market programs which it believes will be attractive and beneficial to its customers. FFMC will not inundate its customers with mass mailings or inferior product offerings in order to generate revenue.

Additional programs and services will be developed or sought out as the opportunity develops and demand warrants. This growth will be generated both organically and through acquisition or strategic alliance. It is anticipated that the Company will serve as the center for these operations, with acquired companies and joint ventures operating under the umbrella of the parent company.

Consulting Agreements

In August 2005, Titan Holdings, Inc., an Indiana corporation and a predecessor of the Company, entered into an agreement with Friedland Capital, Inc. (“Friedland Capital”) to perform general corporate finance advisory services (the “Corporate Finance Agreement”). The Company assumed the obligations under the Corporate Finance Agreement. The Corporate Finance Agreement provides for payment upon the Company reaching certain milestones. Pursuant to the Corporate Finance Agreement, the Company is obligated to make payments upon this Registration Statement and related prospectus being declared effective and upon the commencement of trading of the Company’s common stock. The total amount of payments due is $60,000.

Additionally, in June 2005, Northern Business Acquisition Corp., which changed its name to Freedom Financial Holdings, Inc., entered into an advisory services agreement with Friedland Corporate Investor Services, LLC for the identification of a merger candidate and assistance with the negotiations with the target company. Pursuant to this agreement, Friedland Capital, or an affiliate, was to receive common stock of the Company which was to represent 10% of the common stock outstanding after the acquisition of, or merger with, the target company.

In August 2006 an amendment was made to the Corporate Finance Agreement to clarify the terms of the agreement. The amendment clarified that the 10% of common stock would be based on the shares outstanding at the completion of the Company offering, but would not include the shares issued in certain transactions. In January 2007, the Company and Friedland Corporate Investor Services settled on the amount of shares to be issued for the consulting services, which was based on the amount of shares estimated to be outstanding at the completion of the Company offering. The Company issued a total of 148,483 shares in full satisfaction of the contract.

In November 2006, the Company entered into a business consulting agreement with G.K. Fields & Associates dba Action International (the “Action Agreement”). Services to be provided under the agreement include, but are not limited to, strategy implementation and goal setting sessions and review and critique of advertisements and marketing. The monthly fee for the services under the agreement is $2,995 per month. In January 2007, the Company renegotiated the agreement for a monthly fee of $1495 per month. Greg Fields, who is the owner of G.K. Fields & Associates, is the Chief Operations Officer and a Director of the Company. Mr. Fields dedicates approximately 70% of his time to G.K. Fields & Associatesl. As a consultant he primarily interacts solely with the owner of a company to assist a company in designing a plan to grow the company. Mr. Fields dedicates approximately 30% of his time to the Company. In his role as an employee of the Company it is his responsibility to participate in the management team to grow value for the shareholders of the Company. In this capacity he interacts with employees at all levels, including key management personnel, to develop and implement plans to grow the profitability of the Company.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following information should be read in conjunction with the financial statements and notes thereto appearing elsewhere in this Prospectus. In addition to historical information, the following discussion and other parts of this document contain forward-looking information that involves risks and uncertainties. Our actual results could differ materially from those anticipated by such forward-looking information due to factors discussed under the sections entitled “Risk Factors,” “Business” and elsewhere in this document.

Forward-looking statements speak only as of the date they are made. We do not undertake to update forward-looking statements to reflect circumstances or events that occur after the date forward-looking statements are made.

General

We were incorporated under the laws of Maryland on June 16, 2005. Through our subsidiary, FFMC, we are mortgage brokerage firm serving the lending needs of real estate professionals, builders, and individual home buyers across the United States. We have access to a full range of mortgage products, and we are dedicated to finding the right loan--with the best rates, terms and costs--to meet each client’s unique needs.

We generate revenues by placing mortgages with lenders who in return pay the company a commission (yield spread premium) that ranges on average between 100 to 200 basis points (1 to 2%) of the total mortgage volume. Additional revenue is generated by volume bonuses that range from 12.5 to 100 basis points (.125 to 1%) of total mortgage volume.

We have created a business model that rewards employees with stock options and stock bonuses for performance. This enhances our ability to recruit and retain key employees, high level producers and executive management.

Finally, we are transitioning from a mortgage broker to a mortgage banker. This transition is possible because of our growth internally and geographically. As a mortgage banker we will have more control over each transaction. This control will increase our number of closings, which will result in a significant increase in revenues.

Strategy for Growth

Our strategy for growth involves transitioning to a mortgage banker, increasing our loan originations, increasing our sales force and support staff and expanding our presence to other geographic markets across the United States.

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Transition to a Mortgage Banker. The move from broker to banker will enhance our control over the mortgage loan process. As a banker we become the lender of record and we will sell our loans to investors, (wholesale lenders). We can earn more fees as a banker and shorten the loan transaction time frame. These two factors will significantly increase our revenues.

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Increase Mortgage Loan Originations. Our growth strategy is to increase our mortgage loan origination volume by expanding our presence in our current geographic markets and by entering new geographic markets. We are executing this strategy through internal growth and pursuing selective acquisitions;

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Internal Growth. We intend to continue to recruit highly-qualified loan originators and support staff. Our compensation plan which includes stock options and stock bonuses for production will enhance our ability to recruit and retain key employees. We currently have branches in Indiana, Georgia and Florida. Through this growth we intend to expand our retail branch network into new geographic markets and to further penetrate existing geographic markets.

•	Selective Acquisitions. We intend to roll up small to mid size mortgage brokers through the issuance of stock for acquisitions. Economies of scale will be achieved through our acquisition plans.

In executing our business strategy, we focus on the following elements:

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Leveraging Technology to Maximize Efficiency. We currently utilize software for originations and processing. We also utilize the internet to give our clients easy access to our company. We will continue to utilize technology to reduce operating costs, improve communication with clients, and centralize data among our branch operations.

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Promoting Sales & Recruitment Culture. To maintain a culture of continuous growth and recruitment, we have implemented a program whereby employees are encouraged to recruit earning them additional equity ownership.

Results of Operations

Nine Months Ended September 30, 2006 Compared to Fiscal Year Ended December 31, 2005

According to purchase accounting rules, the results of operations of an acquired company are included in consolidated operations from the date of purchase. Because the Company acquired FFMC in early May 2006, the results of operations for the year ended December 31, 2005 did not include the results of operations of FFMC. Nor did the results of operations for the nine months ended September 30, 2006 include the results of operations of FFMC for the period from January through April 2006. Accordingly, the results of operations for the nine months ended September 30, 2006 and the results of operations for the year ended December 31, 2005 are not comparable.

Revenue

We did not have any revenues for the year ended December 31, 2005. All revenues for the nine months ended September 30, 2006 were from FFMC. As previously stated, revenues from the FFMC for the period from January through April 2006 are not included.

Total revenue. Total revenue was $759,503 for the nine months ended September 30, 2006 and $ -0- for the year ended December, 31, 2005. Revenues consisted of loan originations and processing fees earned buy FFMC.

Loan origination. Income from loan originations was $676,947 for the nine months ended September 30, 2006 and $ -0- for the year ended December 31, 2005. Loan origination fees are earned by matching the client with the appropriate lender. These revenues are realized at the time the mortgage transaction is closed and funded.

Loan processing fees. Income from loan processing fees was $82,556 for the nine months ended September 30, 2006 and $ -0- for the year ended December 31, 2005. Loan processing fees are earned by packaging the clients’ loan documentation and presenting the package to a lender for approval. These fees are realized at the time the mortgage transaction is closed and funded.

Operating Expenses

FFMC expenses are not included in the year end December 31, 2005 results. FFMC’s expenses are not included for the period from January through April 2006. Accordingly, the results of operations for the nine months ended September 30, 2006 and the results of operations for the year ended December 31, 2005 are not comparable.

Total operating expenses. Total operating expense was $1,281,305 for the nine months ended September 30, 2006 and $78,186 for the year ended December 31, 2005. Total operating expenses consist of cost of revenues and selling, general and administrative expenses. As previously stated the mortgage subsidiaries expenses are not included for the period from January through April 2006.

Cost of revenues. cost of revenues was $52,493 for the nine months ended September 2006 and $ -0- for the year ended December 31, 2005. Cost of revenues is only related to FFMC for the cost of loan originations.

Selling, general and administrative expenses. Selling, general and administrative expenses was $1,228,812 for the nine months ended September 30, 2006 and $78,186 for the year ended December 31, 2005. This results from FFMC’s operating expenses, the cost associated with a private placement memorandum and preparing for the SB-2 registration. Other expenses relate to the hiring of new employees to the executive staff as we prepare for company growth and the amortization of intangible assets.

Other income and expenses

Interest income. Interest income was $6,376 for the nine months ended September 30, 2006 and $ -0- for the year ended December 31, 2005. This resulted from the sale of 224,475 units of Class A Convertible Preferred Stock. The proceeds from the Sale of Class A Convertible Preferred Stock were put on deposit in an interest bearing account.

Interest expense, related party. Interest expense, related party was $10,320 for the nine months ended September 30, 2006 and $1,830 for the year ended December 31, 2005. This resulted from an officer of the company paying certain cost and expenses on behalf of the company. The corresponding note payable for the nine months ended September 30, 2006 is $292,440 and $139,150 for the year ended December 31, 2005. The note payable carries an annual interest rate of 6% per annum.

Interest expense other. Interest expense other was $38,002 for the nine months ended September 30, 2006 and $ -0- for the year ended December 31, 2005. The interest expense was due to the debt service of FFMC. The short term and long term debt carry a variety of interest rates and monthly debt service consist of principal and interest payments.

Net loss. Net loss for the nine months ended September 30, 2006 was $563,748 and $80,016 for the year ended December 31, 2005. This loss is the result of FFMC’s operating loss combined with the cost associated with a private placement memorandum and preparing for the SB-2 registration.

Financial Condition

Total assets. Total assets at September 30, 2006 were $1,137,162 as compared to $61,754 at December 31, 2005. The increase was due primarily from the sale of 224,475 units of Class A Convertible Preferred Stock under a private placement memorandum.

Cash and cash equivalents. Case and cash equivalents at September 30, 2006 was $223,042 and $-0- at December 31, 2005. The $223,042 was due primarily to the sale of 224,475 units of Class A Convertible Preferred Stock under a private placement memorandum.

Notes receivable. Notes receivable at September 30, 2006 was $34,058 and $-0- at December 31, 2005. FFMC made loans of $4,058 to an affiliate and a signature loan of $30,000 to an unrelated third-party. Interest for the signature loan is payable monthly at 20 percent per annum. Our management believes these notes to be collectible and have no allowance for doubtful accounts established.

Other current assets. Our current assets at September 30, 2006 was $2,480 and $-0- at December 31, 2005. This miscellaneous receivable is a payroll advance made to a newly hired loan originator. The loan will be paid back out of commissions on loans in the employee’s pipeline.

Property and equipment (net). Property and equipment (net) at September 30, 2006 was $37,954 and $-0- at December 31, 2005. The addition is fixed assets from FFMC.

Intangible assets, net. Intangible assets, net at September 2006 was $631,353 and $-0- at December 31, 2005. The Intangible assets resulted from the acquisition of FFMC. These assets are FFMC’s marketing essentials. The assets are being amortized monthly with a weighted average amortization period of three (3) years.

Deferred offering Cost. Deferred offering Cost at September 2006 was $147,630 and $-0- at December 31, 2005. The Deferred offering cost is the expense allocated to the private placement memorandum and the SB2 filing. Those expenses consist of Consultant fees, legal fees and accounting fees.

Accounts payable. Accounts payable at September 2006 was $72,135 and $-0- at December 31, 2005. The accounts payable balance is primarily from FFMC.

Short term debt. Short term notes payable at September 30, 2006 was $147,250 and $-0- at December 31, 2005. This is the mortgage subsidiaries lines of credit with Wells Fargo Bank and Hicksville Bank. The outstanding balances at September 30, 2006 were $68,991 and $78,258 respectively. The annual percentage rate for Wells Fargo Bank is adjustable and currently 13.75%. The annual percentage rate at Hicksville Bank is 8.25% per annum. These funds were used for debt consolidation and operations.

Long term debt. Long term debt including current maturities at September 30, 2006 was $236,406 and $-0- at December 31, 2005. The long term debt resides on the books for FFMC. This debt resulted from cost associated with expanding the mortgage subsidiaries markets in Florida and Georgia.

Notes payable, Related Party. Notes payable, related party was $292,440 at September 30, 2006 and $139,150 at December 31, 2005. Accrued interest related party was $12,149 at September 30, 2006 and $1,830 at December 31, 2005. This resulted from an officer of the Company paying certain cost and expenses plus interest. The Company also accrued compensation cost, due to related party. totaling $169,500 at September 30, 2006 and $-0- at December 31, 2005. The Company subsequently issued 237,044 shares of Class B Convertible Preferred Shares on October 2, 2006 to settle the note payable, accrued interest and accrued compensation.

Bridge loans payable. Bridge loans payable at September 30, 2006 was $136,700 and $-0- at December 31, 2005. This was the result of certain individuals providing bridge loans to the company. These unsecured loans carry interest at 10 percent per annum and are payable on demand. On January 15, 2007, $116,700 of this debt will be converted to equity and the balance will remain as debt.

Other Current Liabilities. Other current liabilities at September 30, 2006 was $12,556 and $-0- at December 31, 2005. FFMC performs the payroll functions and had an accrued payroll liability at September 30, 2006 of $7,062, the remainder, $5,494, was for accrued interest on the Bridge loans.

Liquidity and Capital Resources

We are presently able to meet our obligations as they come due and expect we will be able to do so for the next twelve months as a result of the line of credit we have established with Tower Bank and from the proceeds we will receive from this offering. Our working capital deficit, or the amount by which our current liabilities exceed our current assets, was $575,288 and $79,226 as of September 30, 2006 and December 31, 2005, respectively. Our working capital deficit increased $496,062 primarily due to the legal and accounting expenses incurred while preparing the company for the anticipated public registration, preparation of a private placement memorandum and the building of organizational infrastructure.

The impact of these items was partially offset by the proceeds from the issuance of new debt of $483,921 and cash proceeds from the issuance of preferred stock during the nine months ended September 30, 2006.

We believe that our capital resources, consisting of cash on hand together with our currently undrawn credit facility described below, the proceeds from the Company offering should be sufficient to meet our cash needs through the next twelve months. However, if we are unsuccessful in accessing the capital markets, we could be required to make significant payments that we may not have the resources to make. This could materially and adversely affect our financial condition and ability to continue as a going concern.

Our mortgage operations, which provides almost all of our total operating revenue with the balance attributed to rental income, also provides all of the consolidated cash flows from operations.

Cash flows used in operations, totaling $595,573, for the nine months ended September 30, 2006 includes our net loss of $563,748 for the period and $147,630 in offering costs related to two proposed offerings; a private offering of our preferred stock and a public offering of our common stock, partially offset by non-cash items totaling $142,357.

Cash flows used in investing, totaling $29,136, for the nine months ended September 30, 2006 were due primarily to a one-time $30,000 loan that we made to Industrial Systems, Inc.

Cash flows provided by financing, totaling $848,751 for the nine months ended September 30, 2006 resulted primarily from the issuance of debt and equity securities.

On May 3, 2006, we completed our acquisition of FFMC, our operating subsidiary, for a purchase price of $859,091, in stock and debt.

We are pursuing a strategy to improve our near-term liquidity and our capital structure in order to reduce financial risk. So far, we have taken the following measures to improve our near-term financial position:

1.
Our Board of Directors approved the acquisition of an office building, which closed on October 9, 2006. We occupy 50 percent of the building and we rent out the remaining space to one tenant under a long-term lease. The proceeds from the tenant’s lease are sufficient to cover our mortgage debt service.

2.	On October 2, 2006 related party debt was converted to equity. The results of this conversion were a decrease in current liabilities of $474,089 and an increase in shareholder equity of $474,089.

3.	On January 9, 2007 the Board of Directors authorized management to obtain a line of credit in the amount of $200,000.

However, we have historically operated with a working capital deficit as a result of our highly leveraged position, and it is likely that we will operate with a working capital deficit in the foreseeable future.

We may periodically need to obtain financing in order to meet our financial obligations as they come due. We may also need to obtain additional financing or investigate other methods to generate cash (such as further cost reductions or the sale of assets) if revenue and cash provided by operations decline, if economic conditions weaken, if competitive pressures increase or if we become subject to significant judgments, settlements and/or tax payments. In the event of an adverse outcome in one or more of these matters, we could be required to make significant payments that we do not have the resources to make. The magnitude of future operating losses may cause us to draw down significantly on our cash balances, which might force us to obtain additional financing or explore other methods to generate cash. Such methods could include issuing additional securities or selling assets.

Market Risks

Market risks generally represent the risk of loss that may result from the potential change in the value of a financial instrument due to fluctuations in interest and foreign exchange rates and in equity and commodity prices. Our market risk relates primarily to interest rate fluctuations. We may be directly affected by the level of and fluctuations in interest rates. Our profitability could be adversely affected during any period of unexpected or rapid changes in interest rates, by impacting the volume of mortgage originations. A significant change in interest rates could also change the level of loan applications, thereby adversely affecting origination fee income. We use several internal reports and risk management strategies to monitor, evaluate, and manage the risk profile of our loan volume in response to changes in the market. We cannot assure you, however, that we will adequately offset all risks associated with interest rate fluctuations impacting our loan volumes.

DESCRIPTION OF PROPERTY

Indiana Headquarters

The headquarters of the Company are located in Fort Wayne, Indiana. On August 9, 2006 the Company signed an agreement to purchase real property located at 6615 Brotherhood Way, Fort Wayne, Indiana 46825. The Company moved into the new office space in December 2006. The building is approximately 16,000 square feet. The purchase price of the property was seven hundred thousand dollars ($700,000) in addition to equity in the Company. In connection with the purchase of the property the Company also entered into a loan agreement with Tower Bank & Trust Company (the “Bank”) in which the Bank provided a loan for $700,000.

On September 30, 2006, the Company executed an Amended and Restated Building Purchase Offer (the “Purchase Agreement”) which replaced the August 9, 2006 agreement. The terms of the Purchase Agreement called for the Company to issue Class C convertible preferred shares of stock in the amount of six hundred thousand (600,000) shares as partial payment for the property. The Class C preferred shares are convertible into common stock of the Company at 85% of the price set forth in the Company offering. The holders of the Class C shares entered into a registration rights agreement with the Company which, if the Company files a registration statement, requires the Company to register all of the common stock into which the Class C Preferred Shares may be converted. Additionally, the Purchase Agreement provides for, as additional consideration, warrants to purchase shares of common stock, at the price set forth in the Company offering, in an amount equal to 150% of the number of shares the Class C preferred shares could be convertible into as of the closing date of the Company Offering Period. Further, the common stock underlying the warrants has piggyback registration rights.

Subsequently, in December 2006, the terms of the Purchase Agreement were renegotiated. The terms of the Second Amended and Restated Purchase Agreement call for the Company to issue 300,000 Class C convertible preferred shares of stock as partial payment for the property. The remainder of the terms remain the same.

Additionally, and in connection with the Purchase Agreement, the Company entered into a personal guarantee agreement which granted Robert W. Carteaux (“Carteaux”) 150,000 warrants to acquire common stock, at 85% of the Company offering price, in exchange for the personal guarantee of Carteaux on the loan made to the Company by the Bank. The common stock underlying the warrants has piggyback registration rights.

The Company occupies approximately 8,000 square feet of the building space and renovations on the space were completed in December 2006. The cost of the renovation was approximately $100,000. The Bank loaned the Company the funds for the renovation.

The Company is currently leasing approximately 8,000 square feet of the building to Butler Telecom, Inc. which is a subsidiary of Butler International, Inc. The rent is $8,600 per month. Butler Telecom has been a tenant in the space in the building for approximately five (5) years.

Former Headquarters

The former office of the Company was located in Stone Pointe Office Park at 421 E. Cook Road, Suite 200, Fort Wayne, Indiana 46825. The lease, which was originally effective July 1, 2003, was amended in January 2006 to extend the term for 36 months commencing on July 1, 2006 and ending on June 30, 2009. The base rental is $2,943 per month and the space consists of approximately 2,277 square feet. The Company intends to sub-lease its former headquarters on E. Cook Road. In the event that the Company is not able to sub-lease its former office space it will continue to be obligated to make monthly rental payments pursuant to the lease agreement which terminates in June 2009. As of the date of this Prospectus, the Company has not sub-let the former headquarters.

Florida Office

FFMC has an office in the Cypress Point Executive Suites in a building located at 10014 N. Dale Mabry Highway, Suite 5, Tampa, Florida 33618. FFMC executed a lease for the term of one year commencing on April 1, 2001 and terminating on June 30, 2001 continuing month to month thereafter. The base rental rate is $460.00 per month. The space consists of approximately 800 square feet.

Georgia Office

FFMC also has an office in Woodstock, Georgia. The office is located at 2230 Towne Lake Parkway, Bldg 600, Suite 120, Woodstock, Georgia 30189. The office space is approximately 1200 square feet and the base rental is $1250 per month. The lease is month to month and requires a 60 day written termination notice. The space is owned by Elle’s Enterprises, which is owned by Lori Newbury and Lori Beardslee, who are employees of FFMC.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Our Shareholders will not have any interest in any management entities and will not be in a position to control their activities. The Shareholders must rely on the general fiduciary standards which apply to the management of a corporation to prevent unfairness by the management in a transaction with the Company. Except those as may arise in the normal course of the relationship, there are no transactions presently contemplated between the Company and its management other than those listed below.

Brian Kistler (“Kistler”), who is the CEO and a Director of the Company, has paid certain costs and expenses of the Company which, including interest, total $304,589, as of the date of this Prospectus. These costs and expenses were paid on behalf of the parent company for working capital purposes. In August 2005, the Company issued a note payable, convertible into the Company’s common stock at $1.00 per share in exchange for Kistler agreeing to pay future costs and expenses. Subsequently, in September 2006, in exchange for payment of the debt owed by the Company, Mr. Kistler agreed to accept 304,589 shares of Class B Convertible Preferred Stock. The initial conversion price was $1. Kistler entered into a registration rights agreement with the Company which requires the Company to register all of the common stock into which the Class B Preferred Shares may be converted. However, any shares that are actually registered shall not be sold until 180 days after the closing date of the public offering of the Company. In November 2006, the terms of the transaction were renegotiated. In exchange for payment of the debt owed by the Company, Mr. Kistler agreed to accept 152,294 shares of Class B Convertible Preferred Stock. The initial conversion price is 2/3 of the initial registration price under a registration statement filed by the Company. The terms of the registration rights agreement remain the same.

As of July 2006, the Company was indebted to Kistler for accrued, but unpaid compensation. On September 30, 2006, in exchange for services performed, the Company issued Kistler 169,500 shares of Class B Convertible Preferred shares. Subsequently, in November 2006, the terms of the transaction were renegotiated. In exchange for services performed, Kistler agreed to accept 84,750 Class B Convertible Preferred Shares. Additionally, the shares are subject to the same registration rights agreement as described above.

In August 2006 the Company signed an agreement to purchase real property located at 6615 Brotherhood Way, Fort Wayne, Indiana 46825. The Company moved into the new office space in December 2006. At the time of the transaction Carteaux and Lipp were not directors of the Company; Carteaux and Lipp became directors of the Company in December 2006. In connection with the purchase of the property $700,000 was paid to Carteaux/Lipp Realty, a partnership of whom our current directors, Carteaux and Lipp, were the owners and only partners. Additionally, in connection with the building purchase Carteaux received: (i) Class C convertible preferred shares which have an approximate value of $300,000 and have been converted into common stock of the Company and; and (ii) 264,706 warrants to purchase common stock at the Company offering price of $2.00 per share which are valued at approximately $528,145. Lipp received: (i) Class C convertible preferred shares which have an approximate value of $300,000 and have been converted into common stock; and (ii) 264,705 warrants to purchase common stock at the Company offering price of $2.00 per share which are valued at approximately $528,143.

In connection with the aforementioned building purchase transaction Carteaux personally guaranteed a portion of the loan which the Company used to renovate the property. As consideration for his personal guarantee Carteaux received 150,000 warrants to purchase common stock of the Company at 85% of the Company offering price which are exercisable one year after the close of the Company Offering Period. The warrants are valued at approximately $299,282.

In November 2006 the Company entered into a consulting agreement with Action International which had a monthly fee of $2,995. Subsequently, in January 2007, the Company renegotiated the fee to $1,495 per month. The agreement is terminable at any time upon 30 days notice in writing. Greg Fields, our Chief Operations Officer and Director, is the owner of Action International. As of the date of this Prospectus, Mr. Fields does not draw a salary from Action International.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

No public market for common stock

There is presently no public market for our common stock. There is no assurance that a trading market will develop, or, if developed, that it will be sustained. We anticipate applying for trading of our common stock on the OTCBB upon the effectiveness of the registration statement of which this Prospectus forms a part. We cannot guarantee that we will obtain trading status on the OTCBB. A market maker sponsoring a company's securities is required to obtain trading status of the securities quoted on any of the public trading markets, including the OTCBB. If we are unable to obtain a market maker for our securities, we will be unable to develop a trading market for our common stock. We may be unable to locate a market maker that will agree to sponsor our securities. Even if we do locate a market maker, there is no assurance that our securities will be able to meet the requirements for a quotation or that the securities will be accepted for trading on the OTCBB.

A purchaser of shares may, therefore, find it difficult to resell the securities offered herein should he or she desire to do so when eligible for public resale.

Holders

As of the date of this Prospectus we have approximately 36 registered shareholders of our common stock.

Dividends

Since inception we have not paid any dividends on our common stock. We currently do not anticipate paying any cash dividends in the foreseeable future on our common stock. Although we intend to retain our earnings, if any, to finance the exploration and growth of our business, our Board of Directors will have the discretion to declare and pay dividends in the future. Payment of dividends in the future will depend upon our earnings, capital requirements, and other factors, which our Board of Directors may deem relevant.

Securities Authorized for Issuance Under Equity Compensation Plans

To date we have not granted any stock options pursuant to our 2006 Stock Option Plan.

EXECUTIVE COMPENSATION

The following table sets forth all compensation earned for services rendered to us in all capacities by the Chief Executive Officer (Principal Executive Officer) and the Company’s two most highly compensated executive officers for the year ended December 31, 2006. Salary information for 2005 is based on salaries paid by FFMC before it was acquired by the Company. Although the Company existed in 2005, it did not pay any salaries in 2005.

Summary Compensation Table

Name and Principal Position (a)	Year (b)	Salary ($) (c)		Bonus ($) (d)		Stock Awards ($) (e)		Option Awards ($) (f)	Non-Equity Incentive Plan Compensation ($) (g)	Nonqualified Deferred Compensation Earnings ($) (h)	All Other Compensation ($) (i)	Total ($) (j)
Brian Kistler,	2005	0	(1)									0	(1)
Chief Executive	2006	50,000				169,500	(2)					219,500
Officer, Director

Robin W. Hunt,	2005	118,240	(3)									118,240
Chief Financial	2006	120,000	(4)	18,857	(4)							138,858
Officer, Director

Rodney J. Sinn,	2005	176,784	(3)	11,000	(3)							187,784
Director &	2006	180,000	(4)	85,359	(4)							265,359
President of FFMC

(1)	The Company did not pay any salary to Kistler in 2005.

(2)
The Company issued Kistler 169,500 Class B Preferred Shares pursuant to a Restricted Stock Agreement on September 30, 2006 as payment for accrued, but unpaid compensation due to Kistler. The Class B Shares were issued at a value of $1.00 per share. In December 2006 the terms of the transaction were renegotiated and Kistler was issued 84,750 Class B Shares at a value of $2.00 per share which are convertible at 2/3 of the Company offering price. The value of the award is $169,500. The Class B shares were converted into 127,444 shares of common stock and will vest over the next three (3) years according to the following schedule: 42,481 shares on October 1, 2007; 42,481 shares on October 1, 2008; and 42,482 shares on October 1, 2009.

(3)	Amount indicated was paid by FFMC in 2005, before it was acquired by the Company.

(4)	Amount indicated was paid by FFMC. Mr. Hunt and Mr. Sinn will not receive compensation from the Company for their services.

Employment Agreements & Noncompete and Nondisclosure Agreements

Rodney J. Sinn will continue to be employed by FFMC while it is operating as a wholly-owned subsidiary of the Company. In April 2006, Mr. Sinn entered into an employment agreement with FFMC to recognize his continued employment with FFMC. His job title will be President. Pursuant to the agreement, Mr. Sinn will be an “at will” employee and will be eligible for equity-based compensation. Mr. Sinn’s base salary is $180,000 per year.

Robin W. Hunt will also continue to be employed by FFMC while it is operating as a wholly-owned subsidiary of the Company. In April 2006, Mr. Hunt entered into an employment agreement with FFMC to recognize his continued employment with FFMC. His job title will be Vice-President. Pursuant to the agreement, Mr. Sinn will be an “at will” employee and will be eligible for equity-based compensation. Mr. Hunt’s base salary is $120,000 per year.

In connection with the aforementioned employment agreements, Mr. Sinn and Mr. Hunt each entered into a noncompete and nondisclosure agreement with FFMC in April 2006. The agreements contain: (i) a covenant not to solicit for three (3) years after the termination of the employee’s employment; (ii) a covenant not to compete by becoming an investor in the equity securities of a publicly held company, engaging in, or owning a controlling interest in, or acting as a principal, director or officer of, or consultant to, any firm or corporation engaged in a similar business or which is in direct competition with the employer; and (iii) a covenant not to use or disclose proprietary information without written permission from the employer, FFMC.

Mr. Kistler entered into an employment agreement with the Company in August 2006 to be the Company’s Chief Executive Officer. The initial term of the agreement is for three (3) years and shall be automatically renewed on a year-to-year basis thereafter unless terminated by either party on at least three (3) months prior written notice. Mr. Kistler’s base salary is $120,000 per year. Pursuant to the agreement Mr. Kistler is entitled to severance of a total amount equal to his base salary payable in 12 equal consecutive monthly installments.

Outstanding Equity Awards at Fiscal Year End

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

Option Awards					Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)	Market Value of Shares or Units of Stock That Have Not Vested ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (j)
Brian Kistler						84,750	$169,500

(1)
The Company issued Kistler 169,500 Class B Preferred Shares pursuant to a Restricted Stock Agreement on September 30, 2006 as payment for accrued, but unpaid compensation due to Kistler. The Class B Shares were issued at a value of $1.00 per share. In December 2006 the terms of the transaction were renegotiated and Kistler was issued 84,750 Class B Shares at a value of $2.00 per share which are convertible at 2/3 of the Company offering price. The value of the award is $169,500. The Class B shares were converted into 127,444 shares of common stock and will vest over the next three (3) years according to the following schedule: 42,481 shares on October 1, 2007; 42,481 shares on October 1, 2008; and 42,482 shares on October 1, 2009.

Restricted Stock Awards

The Company issued Kistler 169,500 Class B Preferred Shares pursuant to a Restricted Stock Agreement on September 30, 2006 as payment for accrued, but unpaid compensation due to Mr. Kistler. In consideration of the grant Mr. Kistler agreed to remain employed by the Company for a period of three (3) years. In the event that Mr. Kistler is not employed by the Company on each of the vesting dates his right to the Class B shares is forfeited. The Class B Shares were issued at a value of $1.00 per share. As such, the award is valued at $169,500.

In December 2006 the terms of the transaction were renegotiated and Mr. Kistler was issued 84,750 Class B Shares at a value of $2.00 per share. The Class B shares are convertible at 2/3 of the Company offering price. The value of the award remains at $169,500. The Class B shares have been converted to 127,444 common shares. The common shares will vest over the next three (3) years according to the following schedule: October 1, 2007 - 42,481 shares; October 1, 2008 - 42,481 shares; and October 1, 2009 - 42,482.

Director Compensation

There are currently no compensation arrangements in place for members of the board of directors.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
ON ACCOUNTING AND FINANCIAL DISCLOSURE

During the reporting periods, there were no “reportable events” as such item is described in Item 304 of Regulation S-B under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) with respect to the financial statements.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form SB-2 under the Securities Act with respect to the common stock being offered in both the Company offering and the offering by the selling security holders. This Prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules filed as part of the registration statement. For further information with respect to us and our common stock, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. Statements contained in this Prospectus concerning the contents of any contract or other document are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement, we refer you to the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit. We will file an annual report on Form 10K-SB and quarterly reports on Form 10QSB with the SEC as well as other required SEC filings. The reports and other information we file with the SEC can be read and copied at the SEC’s Public Reference Room at 100 F Street NE., Washington D.C. 20549. Copies of these materials can be obtained at prescribed rates from the Public Reference Section of the SEC at the principal offices of the SEC, 100 F Street NE Washington D.C. 20549. You may obtain information regarding the operation of the public reference room by calling 1(800) SEC-0330. The SEC also maintains a website (http://www.sec.gov) where you can access that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

PROSPECTUS

Subject to completion, dated _________, 2007

FREEDOM FINANCIAL HOLDINGS, INC.
2,614,464 Shares of Common Stock

This prospectus relates to 2,614,464 shares of common stock of Freedom Financial Holdings, Inc. (including 1,397,811 shares underlying warrants) that may be sold from time to time by the selling security holders named in this prospectus. The above mentioned parties are referred to as the “selling security holders” in this prospectus. The shares may be offered and sold from time to time by the selling security holders, and any pledgees, donees, transferees or other successors-in-interest of the shares, through public or private transactions at prevailing market prices, prices related to prevailing market prices or at privately negotiated prices. Information regarding the identities of the selling security holders, the manner in which they acquired or will acquire their shares and the manner in which the shares are being offered and sold is provided in the “Selling security holders” and “Plan of Distribution” sections of this prospectus.

We will not receive any of the proceeds from the sale of the shares. We will, however, receive the exercise price, if any, upon exercise of the warrants. We have agreed to bear all of the expenses in connection with the registration and sale of the shares, except for sales commissions.

No public trading market currently exists for our common stock or any of our other securities. We cannot assure you that our common stock will be listed on any exchange.

The securities offered under this prospectus are speculative and involve a high degree of risk and immediate substantial dilution. See “Risk Factors” beginning on page 3 and “Dilution” beginning on page 18.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is _______, 2007

Alternate Page for Resale Prospectus. This page replaces the IPO Prospectus Cover Page.

PROSPECTUS SUMMARY

This summary highlights some information from this prospectus, and it may not contain all of the information that is important to you. You should read the following summary together with the more detailed information regarding our company and the common stock being sold in this offering, including “Risk Factors” and our consolidated financial statements and related notes, included elsewhere in, or incorporated by reference into, this prospectus.

The Company

Background and Business Plan

Titan Holdings, Inc. was incorporated as an Indiana corporation in August 2005. Freedom Financial Holdings, Inc. (the “Company”) was incorporated in Maryland in June 2005 under the name Northern Business Acquisition Corp., a Maryland company, which had been formed specifically for merger with Titan Holdings, Inc., to change the state of incorporation. In February 2006, Titan Holdings, Inc. merged into Northern Business Acquisition Corp. In April 2006, the name was changed to Freedom Financial Holdings, Inc. We are a holding company and conduct all of our operations through our wholly owned subsidiary Freedom Financial Mortgage Corp. Investors in the offering by the Company will purchase shares of Freedom Financial Holdings, Inc., the Maryland holding company.

The Company acquired a mortgage brokerage division in May 2006 through the acquisition of Freedom Financial Mortgage Corp., an Indiana corporation (“FFMC”). FFMC is a mortgage broker and generates revenues by originating mortgage loans that are funded by third parties.

Prior to the acquisition, the Company did not commence operations and did not have any assets or liabilities. Accordingly, the consolidated financial statements included in this prospectus are the financial statements of FFMC.

Currently, the Company’s principal line of business is engaging as a mortgage broker. Our services include originating and processing mortgage loans at our offices. We are licensed currently as a mortgage broker in Indiana, Florida, Georgia and Tennessee. The Company intends to operate the planned expansion of FFMC to build a nationwide broker infrastructure which the Company will use as a distribution channel for its mortgage business and, in the long term, the Company intends to offer additional financial services and products. The proceeds from the sale of the shares of our common stock will be used by the Company for general corporate purposes, which may include, among other things, expanding our operations.

The Selling Security Holder Offering

The selling security holders named in this prospectus below are selling a total of 2,614,464 shares of our common stock (including 1,397,811 shares underlying warrants) held by the selling security holders. We will not receive any proceeds from the sale by the selling security holders of their shares. We will, however, receive the exercise price, if any, upon exercise of the warrants. The sale of those shares will not affect the number of shares outstanding.

The Company Offering

We are concurrently offering a minimum of 375,000 shares of our common stock for sale and a maximum of 625,000 shares of our common stock for sale through Alaron Financial Services, Inc., the underwriter, on a best efforts basis, at a price per share of $2.00 (the “Company offering”). This prospectus contains references to the Company Offering.

Additional Information

Our principal executive office is located at 6615 Brotherhood Way, Fort Wayne, Indiana 46825. The telephone number at that address is (260) 490-5363. We maintain a site on the World Wide Web at www.freedomfinancialmortgage.net as a website for our subsidiary, FFMC. The information on the subsidiary website should not be considered part of this document and is not incorporated into this Prospectus by reference. This web address of the subsidiary is, and is intended to be, an inactive textual reference. Unless the context otherwise requires, references to “we,” “us” and “our” refer to the combined operations the Company and FFMC.

Alternate Page for Resale Prospectus. This page replaces the Prospectus Summary of the IPO Prospectus.

USE OF PROCEEDS

The proceeds from the sale of the shares of our common stock being offered by the selling security holders pursuant to this prospectus will belong to the selling security holders. We will not receive any of the proceeds from the sale of such shares, except with respect to the exercise price, if any, of the warrants held by the selling security holders.

We will utilize the proceeds from both the exercise of warrants by the selling security holders to expand our mortgage brokerage operations by providing an additional source of funding that can be used to fund our marketing and geographic expansion expenses, for expansion of the business of the Company and general corporate and working capital purposes, including to:

•	Expand existing operations of the subsidiary;

•	Invest in technology to improve our infrastructure;

•	Open additional offices; and

•	Hire additional staff

Additionally, we may to use some of the proceeds to pursue other business opportunities that we may encounter.

Further, with regard to the expansion of our mortgage brokerage operations, these proceeds will be used to provide an additional source of funding that can be used to build a nationwide broker infrastructure. Initially, we intend to concentrate our mortgage brokerage operations throughout the areas in which we have experience, specifically Indiana, Georgia and Florida. Depending on the market and our performance, we anticipate expanding our mortgage brokerage operations throughout the United States. Our strategies and timing for such expansion, however, are still under development. Any such expansion may involve opening new offices, adding professional staff, increasing our marketing activities and developing enhanced information technology systems to serve a broader market. We anticipate using a portion of the proceeds from both offerings to fund such expenses.

We may also consider from time to time strategic opportunities to enhance our business through acquisitions, joint ventures or securitization arrangements. Proceeds from the sale of shares of our common stock may be used to pursue such opportunities. We do not have any present commitments with respect to any acquisitions or other strategic transactions.

Our management will retain significant discretion in determining how to use the proceeds from the exercise of warrants by the selling security holders. In making any decision about the use of proceeds, we will consider our capital resources. Further, our decisions about the use of proceeds will be influenced by changing business conditions and the availability of attractive investment opportunities.

We will have complete discretion over how we may use the proceeds, if any, from the exercise of warrants by the selling security holders. We cannot assure purchasers that our use of the net proceeds will not vary substantially due to unforeseen factors. Pending use of the proceeds from the Company offering, we may invest all or a portion of such proceeds in marketable securities, equity securities of other companies, short-term, interest-bearing securities, U.S. Government securities, money market investments and short-term, interest-bearing deposits in banks. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations” for additional information regarding our sources and uses of capital.

Alternate Page for Resale Prospectus. This page replaces the “Use of Proceeds” section of the IPO Prospectus.

SELLING SECURITY HOLDERS

An aggregate of 2,614,464 shares of our common stock, consisting of 1,216,653 shares of our common stock and 1,397,811 shares of our common stock issuable upon exercise of the warrants may be offered for sale and sold pursuant to this prospectus by the selling security holders.

These shares are to be offered by and for the respective accounts of the selling security holders and any pledgees, donees, assignees and transferees or successors-in-interest of the respective selling security holders. We have agreed to register all of such securities under the Securities Act and to pay all of the expenses in connection with such registration and sale of the shares (other than underwriting discounts and selling commissions and the fees and expenses of counsel and other advisors to the selling security holders).

Of the shares being registered on behalf of selling security holders, 507,255 were issued as a result of sales via a private placement. A total of 352,941 shares were issued pursuant to a building purchase transaction. The Company issued 356,457 shares for the conversion of debt and the Company issued 127,444 shares for the payment of services due to an officer.

The shares being registered on behalf of selling security holders are subject to various lock-up agreements. See, “Plan of Distribution - Lock-Up and Leak-out Provisions.”

The following table and notes to the table sets forth, with respect to each selling security holder:

•	the name of the selling security holder and any material relationship the selling security holder has had with us over the past three years;

•	the number of shares of our common stock beneficially owned by the selling security holder as of the date of this prospectus;

•	the number of shares of our common stock being offered for sale by the selling security holder pursuant to this prospectus; and

•
the number of shares of our common stock and percentage that will be beneficially owned by the selling security holder assuming the selling security holder disposes of all of the shares being offered pursuant to this prospectus.

Except as set forth in the footnotes to the table below, none of the selling security holder has held a position as an officer or director of us, nor has any selling security holder had any material relationship of any kind with us or any of our affiliates. All information with respect to share ownership has been furnished by the selling security holder. The shares being offered are being registered to permit public secondary trading of the shares and each selling security holder may offer all or part of the shares owned for resale from time to time. In addition, unless otherwise specified in the footnotes to the table below, none of the selling security holder has any family relationships with our officers, directors or controlling stockholders, or is a registered broker-dealer or an affiliate of a registered broker-dealer.

Name of Selling Security Holder	Number of Shares Owned Before Offering		Number of Shares being Offered	Total Shares Owned After Offering	Percentage Owned After Offering
Robert W. Carteaux (1)	591,176	(2) (3)	591,176	0	0
Robin W. Hunt IRA(4)	7,350	(5)	7,350	0	0
Brian Kistler(6)	573,957	(7)(8)	573,957	0	0
Stanley P. Lipp(9)	441,176	(10)	441,176	0	0
Rodney J. Sinn(11)	74,025	(12)	74,025	0	0
Gregory Fields(13)	17,500	(14)	17,500	0	0
Bruce Miller	87,500	(15)	87,500	0	0
Tom Morrical	26,250	(15)	26,250	0	0
Ryan Goldacker 401K	11,375	(15)	11,375	0	0
Joyce Swartz IRA	148,400	(15)	148,400	0	0
Mitch & Susan Kruse	43,750	(15)	43,750	0	0
Lori Beardslee 401K	10,500	(15)	10,500	0	0
Lloy Ball	17,500	(15)	17,500	0	0
Kim Hunt IRA	24,762	(15)	24,762	0	0
Don Davis IRA	9,800	(15)	9,800	0	0
Barb Wherry	17,500	(15)	17,500	0	0
Don & Jessica Davis	10,500	(15)	10,500	0	0
Shirley & Richard French	87,500	(15)	87,500	0	0
Jessica Davis IRA	8,400	(15)	8,400	0	0
Herb & Carolyn Hunt	17,500	(15)	17,500	0	0
Kevin Hostetler IRA	39,025	(15)	39,025	0	0
Rubble Trucking	87,500	(15)	87,500	0	0
Darin Roth	63,000	(15)	63,000	0	0
Jason & Casey Stone	8,750	(15)	8,750	0	0
Matt Swartz	5,250	(15)	5,250	0	0
Noel & Lynette Johnson	43,750	(15)	43,750	0	0
Gary W. Oden	8,750	(15)	8,750	0	0
Alaron Financial Services, Inc.	43,750	(16)	43,750	0	0

(1)	Robert W. Carteaux is a director of the Company.

(2)
Amount includes: (i) 264,706 warrants to purchase common stock, with an exercise price of $2.00, but not exercisable until one (1) year after the close of the Company Offering Period (as defined below); or (ii) 150,000 warrants to purchase common stock with an exercise price of $1.70, but not exercisable until one (1) year after the close of the Company Offering Period.

(3)	Shares may not be sold for 360 days following the close of this offering pursuant to the terms of a lock-up agreement.

(4)	Mr. Hunt is our CFO and Director of the Company. Additionally, Mr. Hunt is the brother-in-law of Mr. Sinn.

(5)
Amount includes: (i) 2,100 Series A warrants; or (ii) 2,100 Series B warrants. Neither the Series A nor Series B warrants are exercisable for one (1) year after the close of the Company Offering Period. For a description of the terms of the warrants see, “Description of Securities.” The Class A shares that were purchased pursuant to a private placement offering have been converted to common shares and are subject to a lock-up agreement, the terms of which are described under, “Shares Eligible for Future Sale - Lock-up Agreements.”

(6)	Kistler is our CEO and a Director.

(7)
Amount includes: (i) 87,000 Series A warrants; or (ii) 87,000 Series B warrants. Neither the Series A nor Series B warrants are exercisable for one (1) year after the close of the Company offering. For a description of the terms of the warrants see, “Description of Securities.” The Class A shares that were purchased pursuant to a private placement offering have been converted to common shares and are subject to a lock-up agreement, the terms of which are described under, “Shares Eligible for Future Sale - Lock-up Agreements.” Of these shares, 130,500 are held in the name of Brian Kistler 401K.

(8)
Of these shares 127,444 are not subject to any lock-up provisions, but will vest over a period of three (3) years commencing on October 1, 2007. See, “Executive Compensation.” Of these shares 229,013 are subject to a 180 day lock-up and leak-out provisions until 360 days after registration of the shares. For the terms of the leak-out see, “Shares Eligible for Future Sale.”

(9)	Mr. Lipp is a director of the Company.

(10)	Amount includes 264,705 warrants to purchase common stock, with an exercise price of $2.00, but not exercisable until one (1) year after the close of the Company offering.

(11)	Mr. Sinn is a director of the Company. Additionally, Mr. Sinn is the brother-in-law of Mr. Hunt.

(12)
Amount includes: (i) 21,150 Series A warrants; or (ii) 21,150 Series B warrants. Neither the Series A nor Series B warrants are exercisable for one (1) year after the close of the Company offering. For a description of the terms of the warrants see, “Description of Securities.” The Class A shares that were purchased pursuant to a private placement offering have been converted to common shares and are subject to a lock-up agreement, the terms of which are described under, “Shares Eligible for Future Sale - Lock-up Agreements.” Of these shares, 16,875 are held in the name of Rodney and Michelle Sinn and 14,850 are held in the name of Rodney Sinn 401K

(13)	Mr. Fields is our COO and a director of the Company.

(14)
Amount includes: (i) 5,000 Series A warrants; or (ii) 5,000 Series B warrants. Neither the Series A nor Series B warrants are exercisable for one (1) year after the close of the Company offering. For a description of the terms of the warrants see, “Description of Securities.” The Class A shares that were purchased pursuant to a private placement offering have been converted and are subject to a lock-up agreement, the terms of which are described under, “Shares Eligible for Future Sale - Lock-up Agreements.”

(15)
The Class A shares that were purchased pursuant to a private placement offering have been converted to common shares and are subject to a lock-up agreement, the terms of which are described under, “Shares Eligible for Future Sale - Lock-up Agreements.” Amount includes the Series A warrant and Series B warrants issued pursuant to the private offering. Neither the Series A nor Series B warrants are exercisable for one (1) year after the close of the Company offering. For a description of the terms of the warrants see, “Description of Securities.”

(16)
Represents the maximum possible number of warrants that the Company will grant to Alaron Financial Services, Inc. upon the closing of the Company Offering Period (as defined below). Each warrant is exercisable into one (1) share of common stock during the five (5) year period commencing one (1) year after the effective date of the registration statement of the Company at ten percent (10%) above the price the Shares are offered to the public.

Alternate Page for Resale Prospectus.

PLAN OF DISTRIBUTION

The selling security holders are not participating in the underwriting described above. The shares of our common stock being offered for sale by the selling security holders pursuant to this prospectus may be sold by underwriters or agents, the selling security holders or by pledgees, donees, transferees or other successors in interest of the selling security holders for their respective own accounts or through block trades.

We will receive none of the proceeds from such shares, other than proceeds, if any, from the exercise of the warrants. The selling security holders will pay or assume brokerage commissions or other charges and expenses incurred in the sale of the shares.

The distribution of the shares by the selling security holders is subject to restrictions. For a description of the terms of the lock-up and leak-out provisions see, “Shares Eligible For Future Sale - Lock-up.”

The shares offered by the selling security holders may be sold from time to time at market prices prevailing at the time of sale, at prices relating to such prevailing market prices or at negotiated prices. In addition, the selling security holders may sell their shares covered by this prospectus through customary brokerage channels, either through broker-dealers acting as agents or brokers, or through broker-dealers acting as principals, who may then resell the shares, or at private sale or otherwise, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

The selling security holders may from time to time pledge or grant a security interest in some or all of the shares of our common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling security holders to include the pledgees, transferees or other successors in interest as selling security holders under this prospectus.

The selling security holders also may transfer the shares of our common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus and may sell the shares from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling security holders to include the transferees, pledgees or other successors in interest as selling security holders under this prospectus.

The selling security holders may effect such transactions by selling the shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of underwriting discounts, concessions, commissions, or fees from the selling security holders and/or purchasers of the shares for whom such broker-dealers may act as agent or to whom they sell as principal, or both (which compensation to a particular broker-dealer might be in excess of customary commissions).

The selling security holders may enter into hedging transactions with broker-dealers in connection with distributions of the shares or otherwise. In these transactions, broker-dealers may engage in short sales of the shares in the course of hedging the positions they assume with selling security holders. The selling security holders may also sell shares short and redeliver the shares to close out such short positions. The selling security holders may enter into options or other transactions with broker-dealers that require the delivery to the broker-dealer of the shares. The broker-dealer may then resell or otherwise transfer such shares pursuant to this prospectus. The selling security holders also may loan or pledge the shares to a broker-dealer. The broker-dealer may sell the shares so loaned, or upon default, the broker-dealer may sell the pledged shares pursuant to this prospectus.

Any broker-dealer that participates with the selling security holders in the distribution of the shares being offered pursuant to this prospectus may be deemed to be underwriters and any commissions received by them and any profit on the resale of shares positioned by them might be deemed to be underwriting discounts and commissions within the meaning of the Securities Act, in connection with such sales.

Any shares covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

We have agreed to indemnify the selling security holders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act. To our knowledge, none of the selling security holders has entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares of our common stock, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of shares by any of the selling security holders. If we are notified by any selling security holder that any material arrangement has been entered into with a broker-dealer for the sale of shares offered pursuant to this prospectus, we will, if required, file a supplement to this prospectus. If the selling security holders use this prospectus for any sale of the shares, they will be subject to the prospectus delivery requirements of the Securities Act.

Each selling security holder will be subject to applicable provisions of the Exchange Act and the associated rules and regulations under the Exchange Act, including Regulation M, which provisions may limit the timing of purchases and sales of shares of our common stock by the selling security holders.

The 1,397,811 shares of our common stock offered pursuant to this prospectus which are issuable upon the exercise of the warrants will be issued in accordance with the terms of such warrants. Among other things, each of such warrants provide that, upon surrender at our principal offices of the warrant certificate evidencing such warrant, with the annexed form of exercise duly executed, together with payment of the appropriate exercise price, the registered holder (or assigns) will be entitled to receive a certificate for the shares so purchased.

In order to comply with the securities laws of various states, the common stock will not be sold in a particular state unless the shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and complied with.

Alternate Page for Resale Prospectus. This section replaces the “Underwriting” section in the IPO Prospectus.

INDEX TO FINANCIAL STATEMENTS

Page
Freedom Financial Holdings, Inc.
Report of Independent Registered Public Accounting Firm	F-2
Consolidated Balance Sheets at September 30, 2006 (unaudited) and December 31, 2005	F-3
Consolidated Statements of Operations for the nine months ended September 30, 2006 (unaudited) and for the period from August 16, 2005 (inception) through December 31, 2005	F-4
Consolidated Statement of Changes in Shareholders’ Equity (Deficit) for the period from January 1, 2006 through September 30, 2006 (unaudited) and for the period from January 1, 2004 through December 31, 2005
F-5
Consolidated Statements of Cash Flows for the nine months ended September 30, 2006 (unaudited) and for the period from August 16, 2005 (inception) through December 31, 2005	F-6
Notes to Consolidated Financial Statements	F-7

Freedom Financial Mortgage Corporation
Report of Independent Registered Public Accounting Firm	F-22
Balance Sheet at December 31, 2005	F-23
Statements of Operations for the years ended December 31, 2005 and 2004 (unaudited)	F-24
Consolidated Statement of Changes in Shareholders’ Deficit for the period from January 1, 2004 through December 31, 2005	F-25
Statements of Cash Flows for the years ended December 31, 2005 and 2004 (unaudited)	F-26
Notes to Financial Statements	F-27

Unaudited Pro Forma Financial Information
Notes to Unaudited Pro Forma Condensed, Combined Statements of Operations	F-34
Pro Forma Condensed, Combined Statements of Operations (unaudited) for the year ended December 31, 2005	F-35

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Board of Directors
Freedom Financial Holdings, Inc.
We have audited the accompanying consolidated balance sheets of Freedom Financial Holdings, Inc. and subsidiary (“the “Company”) as of December 31, 2005, and the related consolidated statements of operations, shareholders’ equity (deficit) and cash flows for the period from August 16, 2005 (inception) through December 31, 2005. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.
We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Freedom Financial Holdings, Inc. and subsidiary as of December 31, 2005, and the consolidated results of their operations and their cash flows for the period from August 16, 2005 (inception) through December 31, 2005 in conformity with accounting principles generally accepted in the United States of America.
The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1, the Company has losses from operations through December 31, 2005 and an accumulated deficit of approximately $80,016 at that date. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are described in Note 1. The consolidated financial statements do not include any adjustments that may result from the outcome of this uncertainty.
As discussed in Note 7 to the financial statements, Freedom Financial Holdings, Inc. acquired Freedom Financial Mortgage Corporation on May 3, 2006.
Cordovano and Honeck LLP
Englewood, Colorado
August 2, 2006

FREEDOM FINANCIAL HOLDINGS, INC.
CONSOLIDATED BALANCE SHEETS

	September 30, 2006	December 31, 2005
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$223,042	$—
Notes receivable (Notes 2 and 3):
Affiliate	4,058	—
Other	30,000	—
Prepaid expenses	60,645	61,754
Other current assets	2,480	—
Total current assets	320,225	61,754

Property and equipment, net (Note 3)	37,954	—
Intangible assets, net (Note 3)	631,353	—
Deferred offering costs	147,630	—
Total assets	$1,137,162	$61,754

LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)

Current liabilities:
Accounts and notes payable:
Accounts payable	$72,135	$—
Line of credit (Note 3)	147,250	—
Note payable, related party (Note 2)	292,440	139,150
Current maturities of long-term debt	52,783	—
Accrued interest, related party (Note 2)	12,149	1,830
Bridge loans payable (Note 3)	136,700	—
Due to related party (Note 2)	169,500	—
Other current liabilities	12,556	—
Total current liabilities	895,513	140,980

Notes payable to bank, net of current maturities (Note 3)	185,271	—
Capital lease obligation	644	—
Total liabilities	1,081,428	140,980

Commitments (Note 6)	—	—

Shareholders’ equity (deficit) (Note 5):

Preferred stock , $.001 par value. Authorized 10,000,000 shares, 224,475 and -0- shares issued and outstanding, respectively	224	—
Common stock , $.001 par value. Authorized 150,000,000 shares, 2,454,545 and 1,350,000 shares issued and outstanding, respectively	2,455	1,350
Additional paid-in capital	696,819	(560)
Retained deficit	(643,764)	(80,016)

Total shareholders’ equity (deficit)	55,734	(79,226)
Total liabilities and shareholders’ equity (deficit)	$1,137,162	$61,754

See accompanying notes to consolidated financial statements.

FREEDOM FINANCIAL HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

	Nine Months Ended September 30, 2006	August 16, 2005 (Inception) through December 31, 2005
	(unaudited)
Revenue:
Loan origination	$676,947	$—
Loan processing fees	82,556	—
Total revenue	759,503	—

Costs and expenses:
Cost of revenues	52,493	—
Selling, general and administrative expenses	1,228,812	78,186
Total operating expenses	1,281,305	78,186
Loss from operations	(521,802)	(78,186)

Other income (expense):
Interest income	6,376	—
Interest expense, related party (Note 2)	(10,320)	(1,830)
Interest expense, other	(38,002)	—
Loss before income taxes	(563,748)	(80,016)

Income tax provision (Note 4)	—	—
Net loss	$(563,748)	$(80,016)

Net loss per share of common stock	$(0.32)	$(0.06)
Number of weighted average shares of common stock outstanding	1,788,182	1,350,000

See accompanying notes to consolidated financial statements.

FREEDOM FINANCIAL HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY (DEFICIT)

	Preferred Stock			Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total
	Shares	Amount		Shares	Amount

Balance at August 16, 2005	—	$—		—	$—	$—	$—	$—
Issuance of common stock in payment of organization expenses on behalf of the Company (Note 2)	—	—	*	1,350,000	1,350	(560)	—	790
Net loss	—	—		—	—	—	(80,016)	(80,016)
Balance at December 31, 2005	—	—	*	1,350,000	1,350	(560)	(80,016)	(79,226)
Merger with Northern Business Acquisitions Corp. (Note 7)	—	—		150,000	150	(150)	—	—
Balance at February 10, 2006 (unaudited)	—	—		1,500,000	1,500	(710)	(80,016)	(79,226)
Acquistion of Freedom Financial Mortgage Corporation (unaudited) (Note 7)	—	—		859,091	860	224,079	—	224,939
Sale of 224,475 units pursuant to exempt offering (Note 5)	224,475	224		—	—	448,726	—	448,950
Shares issued pursuant to anti-dilution Agreement (unaudited) (Note 7)	—	—		95,454	95	24,724	—	24,819
Net loss (unaudited)	—	—		—	—	—	(563,748)	(563,748)
Balance at September 30, 2006 (unaudited)	224,475	$224		2,454,545	$2,455	$696,819	$(643,764)	$55,734
——————
*
As restated see Note 7

See accompanying notes to consolidated financial statements.

FREEDOM FINANCIAL HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine Months Ended September 30, 2006	August 16, 2005 (Inception) through December 31, 2005
	(unaudited)
Cash flows from operating activities:
Net loss	$(563,748)		$(80,016)
Adjustments to reconcile net loss to net cash used by operating activities:
Depreciation and amortization	117,538		—
Common stock issued for services	24,819		790
Changes in operating assets and liabilities, excluding effects of business combinations:
Prepaid expenses and other current assets	(1,371)		(61,754)
Deferred offering costs	(147,630)		—
Accounts payable	(36,907)		—
Accrued liabilities	10,726		1,830
Net cash used in operating activities	(596,573)		(139,150)
Cash flows from investing activities:
Cash proceeds from subsidiary acquisition	3,237		—
Loans made	(30,000)		—
Purchase of property and equipment	(2,373)		—
Net cash used in investing activities	(29,136)		—
Cash flows from financing activities:
Proceeds from lines of credit, notes payable, bridge loans and current portion of long-term debt	483,921		139,150
Repayments of notes payable	(83,652)		—
Repayments of capital lease obligations	(468)		—
Proceeds from issuance of preferred stock, net of issuance costs	448,950		—
Net cash provided by financing activities	848,751		139,150
Net change in cash and cash equivalents	223,042		—
Cash and cash equivalents:
Beginning of period	—		—
End of period	$223,042		$—
Supplemental disclosure of cash flow information:
Cash paid during the period for:
Income taxes	$—		$—
Interest	$47,938		$—
Non-cash investing and financing activities:
Acquisition of Freedom Financial Mortgage Corporation:
Working capital, including cash of $3,237	$7,295	$
Property and equipment	40,234
Intangible assets	744,238
Liabilities assumed	(566,828)
Stocks issued in the acquisition of FFMC	$224,939		$—

See accompanying notes to consolidated financial statements.

FREEDOM FINANCIAL HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Note 1 — Organization and Summary of Significant Accounting Policies
Organization
Freedom Financial Holdings, Inc., a Maryland corporation, and subsidiary, Freedom Financial Mortgage Corp., an Indiana corporation, (together, the “Company”) originate single family and multifamily mortgages for sale or transfer to another institution, referred to as a “sponsor.”  The Company is a Department of Housing and Urban Development (“HUD”) approved Loan Correspondent Mortgagee pursuant to Title II of the National Housing Act, as amended.
The Company is headquartered in Fort Wayne, Indiana with three branch offices located in the southeast United States.
Unaudited Financial Information
The accompanying financial information as of September 30, 2006 and for the nine months ended September 30, 2006 is unaudited. In the opinion of management, all normal and recurring adjustments which are necessary to provide a fair presentation of operating results for the nine months ended September 30, 2006 have been made. The results of operations for the nine months ended September 30, 2006 is not necessarily indication of the results to be expected for the year.
Principles of Consolidation
The accompanying consolidated financial statements include the accounts of the Freedom Financial Holdings, Inc. (“FFHI”) and its wholly-owned subsidiary, Freedom Financial Mortgage Corp. (“FFMC”). All significant inter-company balances and transactions have been eliminated in consolidation.
Going Concern/Liquidity Considerations
The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern which contemplates, among other things, the realization of assets and satisfaction of liabilities in the ordinary course of business.
The Company has incurred losses through September 30, 2006 and December 31, 2005 of approximately $563,748 (unaudited) and $80,016, respectively. Because of the continued absence of positive cash flows from sales and profits, the Company will require substantial additional funding for continuing the development and marketing of its products. These factors raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.
The Company plans to raise additional funds to meet its net capital and working capital requirements and for product development and marketing through proposed private and public sales of its securities. Management believes that it will require a minimum of $750,000 in financing over the next twelve months. Management believes that it will need approximately $150,000 to meet net capital requirements, approximately $200,000 to continue operations as currently conducted for the next twelve months and approximately $400,000 for product development.
Management has made plans to address these matters, which include:
•
Raise additional $750,000 to $1,500,000 in funds through the sale of its equity securities;
•
Use a portion of those proceeds to retain experienced wholesale account executives and retail loan officers with particular skills in the commercialization and marketing of its products; and
•
Use a portion of those proceeds to attain technology to develop such products and additional products.

FREEDOM FINANCIAL HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Note 1 — Organization and Summary of Significant Accounting Policies – (continued)
There is no assurance that the Company will be able to obtain sufficient additional funds when needed or that such funds, if available, will be obtainable on terms satisfactory to the Company. In addition, profitability will ultimately depend upon the level of revenues received from business operations. However, there is no assurance that the Company will attain profitability.
The success and growth of its business will also depend upon management’s ability to adapt to and implement technological changes. The successful outcome of these future activities cannot be determined at this time, and there is no assurance that, if achieved, the Company will have sufficient funds to execute its intended business plan or generate positive operating results.
Further, Federal and State regulations govern the sale of the Company’s products. There can be no assurance that the Company will receive further regulatory approvals which are required to market its products.
Other Risks and Uncertainties
The Company operates in an industry that is subject to intense competition, government regulation and technological change. The Company’s operations are subject to significant risks and uncertainties including financial, operational, technological, regulatory and other risks associated with an emerging business, including the potential risk of business failure.
Use of Estimates
The Company prepares its consolidated financial statements in conformity with accounting principles generally accepted in the United States of America (“GAAP”), which require management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and reported amounts of revenues and expenses during the reporting period. Significant estimates made by management include the realization of long-lived assets and the fair market value of the assets acquired in the acquisition of Freedom Financial Mortgage Corp. Actual results could differ from those estimates.
Fair Value of Financial Instruments
Statement of Financial Accounting Standards (“SFAS”) No. 107, “Disclosures about Fair Value of Financial Instruments,” requires disclosure of fair value information about financial instruments when it is practicable to estimate that value. The carrying amount of the Company’s accounts and notes receivable, accounts payable, accrued expenses, and long term debt approximates their estimated fair values due to the short-term maturities of those financial instruments.
Share-Based Payment
SFAS No. 123-R, “Share-Based Payment”, a revision to SFAS No. 123, was issued in December 2004 and requires that the compensation costs relating to share-based payment transactions (including the cost of all employee stock options) be recognized in the financial statements. That cost will be measured based on the estimated fair value of the equity or liability instruments issued. SFAS No. 123-R covers a wide range of share-based compensation arrangements including share options, restricted share plans, performance-based awards, share appreciation rights, and employee share purchase plans. SFAS No. 123-R replaces SFAS No. 123, and supersedes APB Opinion No. 25. Due to a recent SEC announcement delaying the effective date, the Company will be required to apply SFAS No. 123-R as of July 1, 2006. Thus, the Company’s consolidated financial statements will reflect an expense for (a) all share-based compensation arrangements granted after December 31, 2005 and for any such arrangements that are modified, cancelled, or repurchased after that date, and (b) the portion of previous share-based awards for which the requisite service has not been rendered as of that date, based on the grant-date estimated fair value.

FREEDOM FINANCIAL HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Note 1 — Organization and Summary of Significant Accounting Policies – (continued)
Beneficial Conversion Feature
The convertible feature of the Class A Convertible Preferred Shares (see Notes 5 and 10) provides for a rate of conversion that is based on a discount to the proposed initial public offering (“IPO”) price of the Company’s Common Stock. Such discount is normally characterized as a beneficial conversion feature (“BCF”) pursuant to Emerging Issues Task Force (“EITF”) Issue No. 98-5 (“EITF 98-5”), “Accounting For Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratio,” and EITF Issue No. 00-27, “Application of EITF Issue No. 98-5 To Certain Convertible Instruments.”
The Company has not estimated the fair value of the BCF to the Class A Convertible Preferred Shares, as the IPO price is not known at this time. Once the IPO price is determined, the Company will account for the BCF as a “deemed dividend.”
Advertising Costs
All advertising costs are expensed as incurred. Advertising expenses were $5,132 (unaudited), and $ -0- for the nine months ended September 30, 2006 and for the period from August 16, 2005 through December 31, 2005, respectively
Revenue and Cost Recognition
The Company earns revenue on mortgage loans which it originates and transfers to mortgage lenders for eventual funding. Mortgage origination revenue is recognized at the time the loan is funded by the mortgage lender.
The Company also earns revenue from processing loans, which is recognized as follows: (1) After the Company enters into a legally binding arrangement with a customer to process loans; (2) When the Company performs the service; (3) When the customer payment is deemed fixed or determinable and free of contingencies or significant uncertainties; and (4) when collection is probable.
Cash and Cash Equivalents
The Company considers all highly liquid investments with an original maturity of three months or less at the date of acquisition to be cash equivalents. There was $232,042 and $-0-, respectively, in cash equivalents at September 30, 2006 (unaudited) and December 31, 2005. The cash equivalents consist of short term fixed income securities held in a brokerage account.
Collectibility of Accounts and Notes Receivable
The Company reflects accounts and notes receivable at their net realizable value. Periodically, management assesses the collectibility of accounts and notes receivable. A considerable amount of judgment is required in order to make this assessment, including an analysis of historical bad debts, a review of the aging of the receivables and the current creditworthiness of certain customers and debtors. The Company has not recorded an allowance for doubtful accounts and notes receivables at September 30, 2006 and December 31, 2005, as management feels that all are collectible. However, if the financial condition of any customers or debtors was to deteriorate and their ability to make required payments became impaired, an increase in the allowance may be required.

FREEDOM FINANCIAL HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Note 1 — Organization and Summary of Significant Accounting Policies – (continued)
Property and Equipment
Property and equipment are recorded at cost. Expenditures that extend the useful lives of assets are capitalized. Repairs, maintenance and renewals that do not extend the useful lives of the assets are expensed as incurred. Depreciation is provided on the straight-line method over the following estimated useful lives:

Equipment	3-5 years
Leasehold improvements	5 years
Office equipment	5 years
Office furniture	7 years
Intangible Assets
The Company has applied the provisions of SFAS No. 142, “Goodwill and Other Intangible Assets,” in accounting for its intangible assets. All intangible assets are being amortized over their useful lives. The Company had no indefinite life intangible assets at September 30, 2006 and December 31, 2005.
Impairment of Long Lived-Assets
The Company periodically evaluates the carrying value of its long-lived assets under the provisions of SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets.” SFAS No. 144 addresses financial accounting and reporting for the impairment or disposal of long-lived assets, and supersedes (a) SFAS No. 121, “Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of,” and (b) the accounting and reporting provisions of APB Opinion No. 30 (“Reporting the Effects of the Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions”) for the disposal of a segment of a business as previously defined in that Opinion. SFAS No. 144 also amends Accounting Research Bulletin (“ARB”) No. 51, “Consolidated Financial Statements,” to eliminate the exception to consolidation of a subsidiary when control is likely to be temporary.
SFAS No. 144 requires impairment losses to be recorded on long-lived assets used in operations, including amortizable intangible assets when indicators of impairment are present. Indicators of impairment include an economic downturn or a change in the assessment of future operations. In the event a condition is identified that may indicate an impairment issue, an assessment is performed using a variety of methodologies, including analysis of undiscounted future cash flows, estimates of sales proceeds and independent appraisals. If such assets are impaired, the expense recognized is the amount by which the carrying amount of the asset exceeds the estimated fair value. Assets to be disposed of are reported at the lower of the carrying value or the estimated fair market value, less cost to sell.
Deferred Offering Costs
The Company has incurred legal, accounting and printing costs in connection with the offering of its securities for sale to investors. Such costs are deferred until the closing of the offering, at which time the deferred costs are offset against the offering proceeds. In the event the offering is unsuccessful, the costs will be expensed. Deferred offering costs at September 30, 2006 and December 31, 2005 were $147,631 (unaudited) and $-0-, respectively.
Deferred Income Taxes and Valuation Allowance
Deferred income taxes reflect the estimated tax effect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts reported for income tax purposes. The Company records a valuation allowance for deferred tax assets when, based on management’s best estimate of taxable income (if any) in the foreseeable future, it is more likely than not that some portion of the deferred tax assets may not be realized.

FREEDOM FINANCIAL HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Note 1 — Organization and Summary of Significant Accounting Policies – (continued)
Loss Per Share
The Company computes net loss per share in accordance with SFAS No. 128 “Earnings Per Share.” Under the provisions of SFAS No. 128, basic net loss per share is computed by dividing the net loss available to common shareholders (the numerator) for the period by the weighted average number of common shares outstanding (the denominator) during the period. The computation of diluted earnings is similar to basic earnings per share, except that the denominator is increased to include the number of additional common shares that would have been outstanding if potentially dilutive common shares had been issued.
At September 30, 2006 and December 31, 2005, there were 448,950 (unaudited) and -0- vested warrants outstanding, respectively, which were excluded from the calculation of net loss per share-diluted because they were antidilutive. Other securities that could potentially dilute earnings per share in the future include the outstanding Class A Preferred Stock convertible into common stock at the rate of two-thirds of the initial public offering (“IPO”) price. The number of shares of common stock will be determined if and when the IPO price is established.
Recently Adopted Accounting Pronouncements
In December 2004, the FASB issued SFAS No. 153, “Exchange of Nonmonetary Assets, and Amendment of APB No. 29, “Accounting for Nonmonetary Transaction “ The amendments made by SFAS No. 153 are based on the principle that exchanges of nonmonetary assets should be measured using the estimated fair value of the assets exchanged. SFAS No. 153 eliminates the narrow exception for nonmonetary exchanges of similar productive assets, and replaces it with a broader exception for exchanges of nonmonetary assets that do not have commercial substance. A nonmonetary exchange has “commercial substance” if the future cash flows of the entity are expected to change significantly as a result of the transaction. This pronouncement is effective for nonmonetary exchanges in fiscal periods beginning after June 15, 2005. The adoption of this pronouncement is not expected to have any impact on the Company’s results of operations or financial condition.
In May 2005, the FASB issued SFAS No. 154, “Accounting Changes and Error Corrections,” which replaces APB Opinion No. 20 and FASB Statement No. 3. This pronouncement applies to all voluntary changes in accounting principle, and revises the requirements for accounting for and reporting a change in accounting principle. SFAS No. 154 requires retrospective application to prior periods’ financial statements of a voluntary change in accounting principle, unless it is impracticable to do so. This pronouncement also requires that a change in the method of depreciation, amortization, or depletion for long-lived, non-financial assets be accounted for as a change in accounting estimate that is effected by a change in accounting principle. SFAS No. 154 retains many provisions of APB Opinion 20 without change, including those related to reporting a change in accounting estimate, a change in the reporting entity, and correction of an error. The pronouncement also carries forward the provisions of SFAS No. 3 which govern reporting accounting changes in interim financial statements. SFAS No. 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. The Statement does not change the transition provisions of any existing accounting pronouncements, including those that are in a transition phase as of the effective date of SFAS No. 154. The adoption of this pronouncement did not have a material impact on the Company’s results of operations or financial condition.
In May 2003, the FASB issued SFAS No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity.” SFAS No. 150 establishes standards for how a company classifies and measures certain financial instruments with characteristics of both liabilities and equity, and is effective for public companies as follows: (i) in November 2003, the FASB issued FASB Staff Position (“FSP”) FAS 150-03 (“FSP 150-3”), which defers indefinitely (a) the measurement and classification guidance of SFAS No. 150 for all mandatorily redeemable non-controlling interests in (and issued by) limited-life consolidated subsidiaries, and (b) SFAS No. 150’s measurement guidance for other types of mandatorily redeemable non-controlling interests, provided they were created before November 5, 2003; (ii) for financial instruments entered into or modified after May 31, 2003 that are outside the scope of FSP 150-3; and (iii) otherwise, at the beginning of the first interim period beginning after June 15, 2003. The Company adopted SFAS No. 150 on the aforementioned effective dates. The adoption of this pronouncement did not have a material impact on the Company’s results of operations or financial condition.

FREEDOM FINANCIAL HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Note 1 — Organization and Summary of Significant Accounting Policies – (continued)
In December 2003, the FASB issued a revision of SFAS No. 132, Employers’ Disclosures about Pensions and Other Postretirement Benefits. This pronouncement (“SFAS No. 132-R”) expands employers’ disclosures about pension plans and other post-retirement benefits, but does not change the measurement or recognition of such plans required by SFAS No. 87, No. 88, or No. 106. SFAS No. 132-R retains the existing disclosure requirements of SFAS No. 132, and requires certain additional disclosures about defined benefit post-retirement plans. Except as described in the following sentence, SFAS No. 132-R is effective for foreign plans for fiscal years ending after June 15, 2004; after the effective date, restatement for some of the new disclosures is required for earlier annual periods. Some of the interim-period disclosures mandated by SFAS No. 132-R (such as the components of net periodic benefit cost, and certain key assumptions) are effective for foreign plans for quarters beginning after December 15, 2003; other interim-period disclosures will not be required for the Company until the first quarter of 2005. Since the Company does not have any defined benefit post-retirement plans, the adoption of this pronouncement did not have any impact on the Company’s results of operations or financial condition.
Other significant recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force), the American Institute of Certified Public Accountants, and the SEC are discussed elsewhere in these notes to the consolidated financial statements. In the opinion of management, significant recent accounting pronouncements did not or will not have a material effect on the consolidated financial statements.
Note 2 — Related Party Transactions
An officer of the Company paid certain costs and expenses totalling $153,290 (unaudited) and $139,150 on behalf of the Company for the nine months ended September 30, 2006 and for the period from August 16, 2005 (inception) through December 31, 2005, respectively for working capital purposes. The Company issued a note payable, convertible into the Company’s Class B Convertible Preferred Stock at $1.00 per share to the officer in exchange for agreeing to pay the costs and expenses. Effective December 28, 2006, the note was amended to convert at $2.00 per share. As of September 30, 2006, the Company was indebted to the officer in the amount of $292,440 (unaudited) plus related accrued interest of $12,149 (unaudited).
In February 2005, the Company loaned Freedom Service Corporation, an affiliate, $4,058. The loan is noninterest-bearing and is uncollateralized.
During the nine months ended September 30, 2006, the Company accrued compensation costs totaling $169,500 (unaudited) payable to an officer.
During the nine months ended September 30, 2006, the Company sold 75,750 (unaudited) units at $2.00 per unit to its officers and directors for proceeds of $151,500 (unaudited) pursuant to an exemption from registration claimed under Rule 506 of Regulation D pursuant to the Securities Act of 1933, as amended. Each unit consisted of one share of Class A Convertible Preferred stock, one Series A Common Stock Warrant and one Series B Common Stock Warrant. See Note 5 for the rights and preferences of the convertible preferred stock and the terms and conditions of the A and B warrants.
Note 3 — Balance Sheet Components
Note Receivable
In May 2006, the Company loaned Industrial Systems, Inc. (an unrelated third-party) $30,000 (unaudited) pursuant to the terms of a one-year promissory note. The note is uncollateralized. Interest is payable monthly at 20 percent per annum. At September 30, 2006, the debtor is current on the interest payments.

FREEDOM FINANCIAL HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Note 3 — Balance Sheet Components – (continued)
Property and Equipment
Property and equipment consisted of the following as of September 30, 2006 and December 31, 2005:

	September 30, 2006	December 31, 2005
	(unaudited)

Equipment	$96,693	$—
Leasehold improvements	4,717	—
Office equipment	6,825	—
Office furniture	17,609	—
	125,844	—
Less accumulated depreciation	(87,890)	—
	$37,954	$—
Depreciation expense for the nine month period ended September 30, 2006 and the period August 16, 2005 through December 31, 2005 was $4,653 (unaudited) and $-0-, respectively.
Intangible Assets
The total amount assigned to the major intangible asset class and the corresponding weighted average amortization period as of September 30, 2006 and December 31, 2005 is as follows:

	September 30, 2006	December 31, 2005	Wtg. Avg. Amort. Period (Yrs)
	(unaudited)

Noncompete agreements	$440,000	$—	3
Noncontractural customer relationships	50,000	—	5
Customer list	175,000	—	5
Licenses	79,238	—	0
	744,238	—	3
Less accumulated amortization	(112,885)	—
	$631,353	$—
There was no residual value assigned to the assets. The estimated aggregate amortization expense for each of the five succeeding years is as follows:

Years Ending December 31,
2006	$101,372
2007	218,076
2008	118,332
2009	69,444
2010	44,891
$552,115

FREEDOM FINANCIAL HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Note 3 — Balance Sheet Components – (continued)
Short-Term Debt
The Corporation negotiated a $70,000 (unaudited) line-of-credit, dated January 20, 2006, with Wells Fargo Bank. The agreement calls for monthly interest only payments at prime plus 5.5 percent, currently 13.75 percent. The loan is guaranteed personally by certain officer/shareholders of FFMC. The agreement matures February 2007. The outstanding balance at September 30, 2006 was $68,991 (unaudited) including accrued interest.
The Corporation negotiated a debt consolidation loan in the amount of $78,258 (unaudited), dated August 18, 2006, with Hicksville Bank. The agreement calls for monthly interest only payments at 8.25 percent per annum. After October 2, 2006 the interest rate is a variable rate based on the corporate rate as posted by the Wall Street Journal. The loan is guaranteed personally by certain officer/shareholders of FFHI. The loan agreement matures on October 2, 2007.
As of September 30, 2006 (unaudited) and December 31, 2005, respectively, the Company’s short term debts are as follows:

	September 30, 2006	December 31, 2005
	(unaudited)

Line of Credit to Wells Fargo Bank, personally guaranteed by certain officers of FFMC, monthly interest-only payment due at the rate of prime plus 5.5 percent, currently 13.75%. Maturity date on February 2007	$68,991	$—
Note payable to Hicksville Bank, guaranteed by officer, monthly interest-only payment due at the rate of 8.25% per annum until October 2, 2006, variable index rate for the base corporate rate as posted by the Wall Street Journal thereafter. Collateralized by substantially all business assets of the Company. Maturity date on October 2, 2007	78,259	—
	$147,250	$—
Certain individuals provided bridge loans totaling $136,700 (unaudited) to the Company during the nine months ended September 30, 2006. These unsecured loans carry interest at 10 percent and are payable on demand.
Long-Term Debt
Notes payable consisted of the following as of September 30, 2006 and December 31, 2005:

	September 30, 2006	December 31, 2005
	(unaudited)

Note payable to Lake City Bank, collateralized by substantially all assets, guaranteed by officers, due in monthly installments of $5,868, matures November 10, 2010 with interest at prime plus .5%, currently at 8.75% per annum	$236,406	—

	236,406	—
Less: current maturities	(51,135)	—
	$185,271	$—

FREEDOM FINANCIAL HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Note 3 — Balance Sheet Components – (continued)
Short-Term Debt
Principal payments on the above notes as of September 30, 2006 and December 31, 2005 are as follows:

Year Ending December 31,
2006	$8,207
2007	52,273
2008	57,104
2009	62,381
2010	56,441
$236,406
Capital Lease
The Company leases equipment under capital leases expiring in February 2008. The assets and liabilities under capital leases are recorded at the lower of the present value of the minimum lease payments or the fair value of the assets. The assets are amortized over the lower of their related lease terms or their estimated productive lives. Amortization of assets under capital leases is included in amortization expense for the nine months ended September 30, 2006.
The following is a summary of property held under capital leases as of September 30, 2006 and December 31, 2005:

	September 30, 2006	December 31, 2005
	(unaudited)

Dell Computers	$4,649	$—
Less: accumulated depreciation	(2,558)	—
	$2,091	$—
Minimum future lease payments under capital leases as of December 31, 2005 are approximately as follows:

Year Ending December 31,
2006	$1,648
2007	1,648
2008	275
3,571
Less: amount representing interest	(993)
Present value of minimum lease payments	$2,578
Note 4 — Income Taxes
A reconciliation of U.S. statutory federal income tax rate to the effective rate follows for the nine months ended September 30, 2006 (unaudited) and the period from August 16, 2005 (inception) through December 31, 2005:

	September 30, 2006	December 31, 2005
	(unaudited)

U.S. statutory federal rate	32.03%	18.41%
State income tax rate	4.76%	5.71%
Contributed services and offering costs	(5.25)%	0.00%
Net operating loss for which no tax benefit is currently available	(31.54)%	(24.12)%
	0.00%	0.00%

FREEDOM FINANCIAL HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Note 4 — Income Taxes – (continued)
At December 31, 2005, the Company has a deferred tax asset of $19,538 due to net operating loss carryforward for federal income tax purposes of approximately $80,016, which was fully allowed for in the valuation allowance of $19,538. The valuation allowance offsets the net deferred tax asset for which there is no assurance of recovery. The change in the valuation allowance for the period from August 16, 2006 (inception) through December 31, 2005 was $19,538.
At September 30, 2006, the Company has a deferred tax asset of $95,047 (unaudited) due to net operating loss carryforward for federal income tax purposes of approximately $590,386 (unaudited), which was fully allowed for in the valuation allowance of $95,047 (unaudited). The valuation allowance offsets the net deferred tax asset for which there is no assurance of recovery. The change in the valuation allowance for the nine months ended September 30, 2006 was $75,509 (unaudited).
Because of various stock transactions during 2006, management believes the Company has undergone an “ownership change” as defined by Section 382 of the Internal Revenue Code. Accordingly, the utilization of a portion of the net operating loss carryforward may be limited. Due to this limitation, and the uncertainty regarding the ultimate utilization of the net operating loss carryforward, no tax benefit for losses has been provided by the Company in the accompanying financial statements. The net operating loss carryforward will expire through 2026.
Note 5 — Shareholders’ Equity (Deficit)
Authorized Capital
The Company’s authorized capital stock consists of 150,000,000 shares of $0.001 par value per share Common Stock and 10,000,000 shares of $0.001 par value per share preferred stock.
Class A Preferred Stock
The Company has designated 1,000,000 of its Preferred Shares as Class A Convertible Preferred Shares. In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the corporation, Class A Convertible Preferred Shareholders are entitled to receive a preferential treatment vis-à-vis common shareholders. Class A Convertible Preferred Shares are automatically convertible into Common Shares at a rate of two-thirds of the initial public offering (“IPO”) price of the Common Shares on the date a registration statement is filed with the SEC. A beneficial conversion will be recorded by the Company if and when the IPO price is established. If the Company has not registered the common shares within two years of issuance, Class A Convertible Preferred Shareholders have an automatic right to force the Company to redeem the Class A Convertible Preferred Shares at $2.00 (as amended on December 28, 2006) per share.
Sale of Units
During the nine months ended September 30, 2006, the Company sold 148,725 (unaudited) units at $2.00 per unit to certain accredited investors for proceeds of $297,450 (unaudited) pursuant to an exemption from registration claimed under Rule 506 of Regulation D pursuant to the Securities Act of 1933, as amended. Each unit consisted of one share of Class A Convertible Preferred Stock, one Series A Common Stock Warrant and one Series B Common Stock Warrant.
Proposed Private Placement Memorandum
The Company plans to offer up to 500,000 units, at $2.00 per unit pursuant to the terms and conditions of a proposed private placement memorandum. Each unit will consist of one share of the Company’s $0.001 par value Class A preferred stock and one Series A and one Series B Common Stock warrant to acquire common shares.

FREEDOM FINANCIAL HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Note 5 — Shareholders’ Equity (Deficit) – (continued)
The units will be sold to investors pursuant to the exemptions from registration requirements under the Federal Securities Act of 1933, as amended, provided by Section 4(2) of the Act and Regulation D. This offering will be integrated with the offering for the period ended September 30, 2006 under Regulation D.
Proposed Public Offering
The Company plans to conduct an offering of its common stock. However, the terms and conditions of the proposed IPO have not been determined.
Registration Rights
Should the Company propose to register any of its Common Stock; each shareholder has the right to request that their shares of common stock be registered under the Securities Act of 1933, as amended. However, shareholders may not sell their shares of common stock for 180 days following the effective date of the registration statement. Additionally, commencing on the 180th calendar day after an effective registration statement, each shareholder may offer and sell only an aggregate of one-third of their shares of common stock provided that any of the shares are sold for a price not less than 120 percent of the IPO price. After 270 days from the effective date, a shareholder may offer and sell up to two-thirds of their shares of common stock provided that any of the shares are sold for a price not less than 120 percent of the IPO price. After 360 days, all shareholder restrictions on the sale of their shares of common stock are lifted.
Warrants Outstanding
Series A Common Stock warrant holders have the right to purchase one share of Common Stock for a period of three years at a price of 120 percent of the price for Common Stock in a registered offering, which is anticipated to be filed by the Company. Series B Common Stock warrant holders have the right to purchase one share of Common Stock for a period of five years at a price of 150 percent of the price for Common Stock in a registered offering, which is anticipated to be filed by the Company. The status of the Company’s warrants outstanding is summarized as follows:

	Number of Shares	Weighted Average Exercise Price*

Outstanding at December 31, 2005	—	$—
Granted (unaudited)	448,950	4.05
Exercised	—	—
Canceled	—	—
Outstanding at September 30, 2006 (unaudited)	448,950	$4.05
——————
*
Assumes an IPO price of $3.00 per share
2006 Incentive Stock Plan
The Company has designed an incentive stock plan to retain directors, executives, selected employees and consultants and reward them for making major contributions to the success of the Company. Pursuant to the terms of the plan, incentive stock options may be issued only to employees of the Company. Incentive stock options may be granted to officers or directors, provided they are also employees of the Company. The Company has reserved 300,000 shares under the plan.
As of December 31, 2005, no incentive stock options have been granted under the plan.

FREEDOM FINANCIAL HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Note 6 — Commitments
Lease Arrangements
The Company rents office space and equipment under operating lease agreements which expire as follows:

Office-Indiana	June-06
Office-Georgia	August-06
Copier	October-08
Facsimile	August-09
Phone systems	September-06
Phone systems	May-07
Computers	January-08
Rent expense for the nine months ended September 30, 2006 and the period August 16, 2005 through December 31, 2005 was $35,524 (unaudited) and $-0-, respectively.
The minimum annual rent payable under such leases approximates the following:

Year Ending December 31,
2006	$61,988
2007	15,216
2008	8,861
2009	2,512
$88,577
Commitment
The Company is obligated to pay a consultant $40,000 upon the effectiveness of its Registration Statement on Form SB-2 and an additional $20,000 upon the commencement of trading in its common stock.
Note 7 — Acquisitions
Reverse Merger with Northern Business Acquisitions Corp.
On February 10, 2006, Titan Holdings, Inc. (“THI”), an Indiana corporation, entered into a Plan and Agreement of Reorganization Agreement (the “Agreement”) with Northern Business Acquisitions Corp. (“NBAC”), a Maryland corporation, in a tax-free share exchange under Section 368(a)(1)(B) of the Internal Revenue Code. NBAC exchanged 1,350,000 shares of its $.001 par value Common Stock for 100 percent of the issued and outstanding Common Stock of THI. This acquisition has been treated as a recapitalization; with NBAC the legal surviving entity. By virtue of the reorganization, the sole shareholder of THI acquired 90 percent (or 1,350,000) of the restricted common shares of NBAC. THI was dissolved in the merger and NBAC changed its name to Titan Holdings, Inc. and later, to Freedom Financial Holdings, Inc.  Management accounted for the reorganization as a capital stock transaction. Costs of the transaction were charged to the period.
Acquisition of Freedom Financial Mortgage Corporation
On May 3, 2006, Freedom Financial Holdings, Inc. (“FFHI”) acquired 100 percent of the outstanding common shares of Freedom Financial Mortgage Corporation (“FFMC”). The results of FFMC’s operations have been included in the consolidated financial statements since that date.
FFHI acquired all of the issued and outstanding shares of FFMC in exchange for issuing 859,091 common shares to the former shareholders of FFMC. An additional 95,454 shares of FFHI Common Stock were issued to their founding shareholders pursuant to certain anti-dilutive rights contained in the Exchange Agreement. For tax purposes, the transaction was structured to qualify as a tax-free reorganization pursuant to Section 368(a) (1) (B) of the IRC.

FREEDOM FINANCIAL HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Note 7 — Acquisitions – (continued)
There was no public market for the Company’s Common Stock at the time of this offering. Accordingly, the Board of Directors valued the transaction at $224,939, ($.26 per share), based on the fair value of the net assets acquired on the date the acquisition were agreed to and announced.
The following table summarizes the estimated fair values of the assets acquired and liabilities assumed at the date of acquisition. FFHI is in the process of obtaining third-party valuations of certain intangible assets; thus, the allocation of the purchase price is subject to refinement.
At May 3, 2006 (unaudited)

Current assets	$7,295
Property and equipment	40,234
Intangible assets	744,238
Total assets	791,767

Current liabilities	49,267
Long-term debt	517,561
Total liabilities assumed	566,828
Net assets	$224,939
Acquired intangible assets subject to amortization, consisted of the following:

Noncompete agreements (unaudited)	$440,000
Noncontractural customer relationships (unaudited)	50,000
Customer list (unaudited)	175,000
Licenses (unaudited)	79,238
Current assets (unaudited)	$744,238
Note 8 — Concentrations
The Company originates mortgages primarily in the states of Florida, Indiana, and Georgia. An overall decline in the economy or the residential real estate market, or the occurrence of a natural disaster that is not covered by standard homeowners’ insurance policies, such as a tornado or hurricane, in one of these states could decrease the value of mortgaged properties in those states and could hamper the Company’s success in attracting clients, ability to originate or sell, and significantly harm the company’s business, financial condition, liquidity and results of operations.
Note 9 — S Corporation Termination
FFMC terminated its S Corporation tax status as of May 3, 2006 in conjunction with its merger with FFHI.
Note 10 — Subsequent Events
Class B Convertible Preferred Shares
On October 2, 2006, the Company designated 500,000 of its Preferred Shares as Class B Convertible Preferred Shares. In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the corporation, holders of Class B Convertible Preferred Shares are entitled to receive preferential treatment vis-à-vis common shareholders.
The Class B Convertible Preferred shares are automatically converted into Common Shares as of the date of the filing of an initial registration (or “IPO”) of Common Shares under the Securities Act of 1933, as amended at a rate of two-thirds of the initial registration price. If the Company has not registered the underlying Common Shares within two years, Class B Convertible Preferred Shareholders will have an automatic right to force the Company to redeem their shares at $2.00 per share. Class B Preferred Convertible Shareholders are not entitled to dividends.

FREEDOM FINANCIAL HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Note 10 — Subsequent Events – (continued)
In December 2006, the Company issued 152,294 (unaudited) shares of Class B Convertible Preferred Stock to an officer to settle a note payable totalling $292,440 (unaudited) plus related accrued interest of $12,149 (unaudited). (See Note 2).
In December 2006, the Company issued 84,750 (unaudited) shares of Class B Convertible Preferred Stock at $2.00 per share to an officer to settle accrued compensation totalling $169,500 (unaudited). (See Note 2).
Class C Convertible Preferred Shares
In December 2006, the Company designated 600,000 (unaudited) of its Preferred Shares as Class C Convertible Preferred Shares. Effective December 28, 2006, the designation was amended to 300,000 (unaudited) Preferred Shares. In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the corporation, Class C Convertible Preferred Shareholders are entitled to receive preferential treatment vis-à-vis common shareholders.
The Class C Convertible Preferred Shares are automatically convertible into Common Shares on the date of the filing of an IPO of its Common Shares at a rate of eighty five percent of the initial registration price.
If the Company has not registered the underlying Common Shares within two years,  Class C Convertible Preferred Shareholders have an automatic right to force the Company to redeem their shares at a price of $2.00 per share, plus an amount equal to all accrued and unpaid dividends on those shares. Class C Convertible Preferred Shareholders are entitled to receive, when and as declared by the Board of Directors, out of any assets at the time legally available, dividends in cash at the rate of six percent per annum.
Acquisition of Building
During the fourth quarter of 2006, the Company acquired an office building in Fort Wayne, Indiana for debt and securities. The Company paid $1,300,000 (unaudited) consisting of $700,000 (unaudited) in debt, 300,000 (unaudited) shares of Class C Convertible Preferred Stock, and warrants to acquire shares of the Company’s Common Stock, in an amount equal to 150 percent of the number of shares the Class C Convertible Preferred Shares could be converted into as of the closing date of the proposed IPO. The preferred stock is automatically convertible as of the date of the filing of an IPO into the Company’s Common Stock at 85 percent of the IPO price.
During the fourth quarter of 2006, the Company borrowed an additional $100,000 (unaudited) for improvements to the building. Improvements were completed on December 1, 2006. In connection with the additional borrowing, the Company granted the seller, who guaranteed the loan, a warrant to purchase 150,000 (unaudited) shares of its Common Stock at a price of 85 percent of the proposed IPO price per share for a period of 5 years.
The Company moved its operations into the office building on December 8, 2006.
Unaudited Pro Forma Financial Information
The table below shows the effects of (1) the issuance of the Class B Convertible Preferred Shares for the officer debt obligations and (2) the issuance of the Series C Convertible Preferred Shares and related warrants for the building and on the Company’s unaudited, condensed balance sheet at September 30, 2006:

	As Stated	Pro Forma

Current assets	$320,225	$320,225
Property and equipment	37,954	1,437,954
Intangible assets	631,353	631,353
Other assets	147,630	147,630
Total assets	1,137,162	2,537,162

Current liabilities	$895,513	$421,424
Long-term debt	185,915	985,915
Total liabilities assumed	1,081,428	1,407,339
Net assets	$55,734	$1,129,823
Number of warrants outstanding	448,950	598,950

FREEDOM FINANCIAL HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Note 10 — Subsequent Events – (continued)
Application Submitted
On November 10, 2006, the Company submitted an application with warehouse lenders to expand its services as a wholesale mortgage banker. The Company expects to begin lending as a mortgage banker in the first quarter of 2007.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Board of Directors
Freedom Financial Mortgage, Inc.
We have audited the accompanying balance sheets of Freedom Financial Mortgage, Inc. (“the “Company”) as of December 31, 2005, and the related statements of operations, shareholders’ deficit and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Freedom Financial Mortgage, Inc. and subsidiary as of December 31, 2005, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.
The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1, the Company has losses from operations through December 31, 2005 and a net capital deficit of approximately $386,394 at that date. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are described in Note 1. The financial statements do not include any adjustments that may result from the outcome of this uncertainty.
Cordovano and Honeck LLP
Englewood, CO
December 17, 2006

FREEDOM FINANCIAL MORTGAGE, INC.
BALANCE SHEET

ASSETS
Current assets:
Cash and cash equivalents	$445,256
Marketable securities	36,821
Accounts and note receivable:
Accounts -trade	19,670
Note	4,058
Other current assets	3,039
Total current assets	508,844
Property and equipment, net of accumulated depreciation (Note 3)	40,234
Other assets	3,376
Total assets	$552,454

LIABILITIES AND SHAREHOLDERS’ DEFICIT
Current liabilities:
Accounts and notes payable:
Accounts payable	$64,249
Accrued payroll taxes (Note 1)	79,857
Current maturities of long-term debt	97,936
Shareholder advances (Note 2)	467,149
Total current liabilities	709,191
Long-term debt, net of current maturities (Note 3)	229,657
Total liabilities	938,848
Commitments (Note 5)	—
Shareholders’ deficit (Note 6):
Common stock , no par value. Authorized 1,000 shares, issued and outstanding 100 shares	1,000
Additional paid-in capital	11,960
Retained deficit	(399,354)
Total shareholders’ deficit	(386,394)
Total liabilities and shareholders’ deficit	$552,454

See accompanying notes to financial statements

FREEDOM FINANCIAL MORTGAGE, INC.
STATEMENTS OF OPERATIONS

	Years Ended December 31,
	2005	2004
		(unaudited)

Loan origination fees	$1,568,929	$1,560,906
Other fees	197,662	149,547
Total fees	1,766,591	1,710,453
Costs and expenses:
Loan expenses	64,474	106,654
Selling, general and administrative expenses	1,764,299	1,800,728
	1,828,773	1,907,382
Loss before nonoperating income and interest expense	(62,182)	(196,929)
Nonoperating income	62	—
Interest expense	(39,286)	(20,467)
Net loss	$(101,406)	$(217,396)

See accompanying notes to financial statements

FREEDOM FINANCIAL MORTGAGE, INC.
STATEMENTS OF CHANGES IN SHAREHOLDERS’ DEFICIT

	Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total
	Shares	Amount

Balance at January 1, 2004 (unaudited)	1,000	$1,000	$(157,530)	$(41,742)	$(198,272)
Contributed capital (unaudited)	—	—	44,540	—	44,540
Distributions to shareholders (unaudited)	—	—	—	(4,268)	(4,268)
Net loss (unaudited)	—	—	—	(217,396)	(217,396)
Balance at December 31, 2004 (unaudited)	1,000	1,000	(112,990)	(263,406)	(375,396)
Contributed capital	—	—	24,950	—	24,950
Reclassification (Note 2)	—	—	100,000	—	100,000
Liabilities and Shareholders’ Deficit
Distributions to shareholders	—	—	—	(34,542)	(34,542)
Net loss	—	—	—	(101,406)	(101,406)
Balance at December 31, 2005	1,000	$1,000	$11,960	$(399,354)	$(386,394)

See accompanying notes to financial statements

FREEDOM FINANCIAL MORTGAGE, INC.
STATEMENTS OF CASH FLOWS

	Years Ended December 31,
	2005	2004
		(unaudited)
Cash flows from operating activities:
Net income/loss	$(101,406)	$(217,396)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	21,489	21,108
Changes in operating assets and liabilities, excluding effects of business combinations:
Receivables	(23,178)	9,028
Prepaid expenses and other current assets	4,293	(34)
Accounts payable	13,223	13,137
Accrued expenses	51,556	20,270
Net cash used in operating activities	(34,023)	(153,887)
Cash flows from investing activities:
Acquisition of equipment and leasehold improvements	(5,398)	(12,457)
Utility deposits	—	(2,651)
Net cash used in investing activities	(5,398)	(15,108)
Cash flows from financing activities:
Proceeds from lines of credit, notes payable and current portion of long-term debt	—	184,876
Repayments of notes payable	(17,106)	(79,310)
Distributions to shareholders	(34,542)	(4,268)
Advances from shareholders	467,149	395,000
Repayments of advances from shareholders	(395,000)	(390,000)
Contributions from shareholders	24,950	44,540
Net cash provided by financing activities	45,451	150,838
Net change in cash and cash equivalents	6,030	(18,157)
Cash and cash equivalents:
Beginning of year	439,226	457,383
End of year	$445,256	$439,226
Supplemental disclosure of cash flow information:
Cash paid during the year for:
Income taxes	$—	$—
Interest	$25,940	$20,467

See accompanying notes to financial statements

FREEDOM FINANCIAL MORTGAGE, INC.
NOTES TO FINANCIAL STATEMENTS
Note 1 — Organization and Summary of Significant Accounting Policies
Organization
Freedom Financial Mortgage, Inc. and subsidiary (the “Company”) was incorporated under the laws of the state of Indiana in 1997. The Company’s principal activity is to originate single family and multifamily mortgages for sale or transfer to another institution, referred to as a “sponsor.”
The Company is a Department of Housing and Urban Development (“HUD”) approved Loan Correspondent Mortgagee pursuant to Title II of the National Housing Act, as amended. The Company is required by regulations to maintain a certain minimum capital. At December 31, 2005, that minimum net capital requirement was $113,000.
The Company is headquartered in Fort Wayne, Indiana with three branch offices the southeast United States.
Going Concern/Liquidity Considerations
The accompanying financial statements have been prepared assuming that the Company will continue as a going concern which contemplates, among other things, the realization of assets and satisfaction of liabilities in the ordinary course of business.
The Company has incurred losses through December 31, 2005 and has a net capital deficit at that date of approximately $386,394 and a net working capital deficit at that date of approximately $157,544. These factors raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.
The Company plans to raise additional funds to meet its net capital requirements and establish positive working capital through a merger (see Note 8) and a proposed private sale of its securities.
There is no assurance that the Company will be able to obtain sufficient additional funds when needed or that such funds, if available, will be obtainable on terms satisfactory to the Company. In addition, profitability will ultimately depend upon the revenues received from business operations. There is no assurance that the Company will be profitable. In addition, the success and growth of its business will depend upon its ability to adapt to and implement technological changes. The successful outcome of these future activities cannot be determined at this time, and there is no assurance that, if achieved, the Company will have sufficient funds to execute its intended business plan or generate positive operating results.
Unaudited Financial Information
The accompanying financial information for the year ended December 31, 2004 is unaudited. In the opinion of management, all normal and recurring adjustments which are necessary to provide a fair presentation of operating results for the year ended December 31, 2004 have been made.
Other Risks and Uncertainties
The Company’s investments in residential mortgage loans is subject to risks related to national economic conditions, changes in the investment climate for residential mortgage loans, changes in local real estate market conditions, changes in interest rates, changes in the values of all assets owned or held as collateral by the Company, governmental rules and fiscal policies, and other factors beyond the control of management. Changes in these economic and regulatory factors could cause consumers to refrain from purchasing properties.
From time to time, the Company maintains cash balances at certain institutions in excess of the FDIC limit of $100,000. The Company has not incurred any losses on such balances and believes it is not exposed to any significant credit risks on cash.

FREEDOM FINANCIAL MORTGAGE, INC.
NOTES TO FINANCIAL STATEMENTS
Note 1 — Organization and Summary of Significant Accounting Policies – (continued)
Use of Estimates
The Company prepares its financial statements in conformity with accounting principles generally accepted in the United States of America (“GAAP”), which require management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and reported amounts of revenues and expenses during the reporting period. Significant estimates made by management include realization of long-lived assets. Actual results could differ from those estimates.
Fair Value of Financial Instruments
SFAS No. 107, “Disclosures about Fair Value of Financial Instruments,” requires disclosure of fair value information about financial instruments when it is practicable to estimate that value. The carrying amount of the Company’s accounts payable and accrued expenses approximates their estimated fair values due to the short-term maturities of those financial instruments. In the opinion of management, the fair value of payables to related parties cannot be estimated without incurring excessive costs; for that reason, the Company has not provided such disclosure. Other information about related-party liabilities (such as the carrying amount, the interest rate, and the maturity date) is provided, where applicable, elsewhere in these notes to financial statements.
Cash and Cash Equivalents
The Company considers all highly liquid investments with an original maturity of three months or less at the date of acquisition to be cash equivalents. There were no cash equivalents at December 31, 2005.
Collectibility of Accounts Receivable
The Company reflects its accounts receivable at their net realizable value in the accompanying financial statements. The Company’s policy is to assess the collectibility of accounts receivable periodically. A considerable amount of judgment is required in order to make this assessment, including an analysis of historical bad debts, a review of the aging of receivables and the current creditworthiness of customers. The Company’s policy is to record allowances for receivables that it feels are uncollectible, including amounts for the resolution of potential credit and other collection issues or discrepancies. However, depending on how such potential issues are resolved, or if the financial condition of any of its customers was to deteriorate and their ability to make required payments became impaired, increases in these allowances might be required.
Impairment of Long Lived-Assets
The Company periodically evaluates the carrying value of its long-lived assets under the provisions of SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets.” SFAS No. 144 addresses financial accounting and reporting for the impairment or disposal of long-lived assets, and supersedes (a) SFAS No. 121, “Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of,” and (b) the accounting and reporting provisions of APB Opinion No. 30 (“Reporting the Effects of the Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions”) for the disposal of a segment of a business as previously defined in that Opinion. SFAS No. 144 also amends Accounting Research Bulletin (“ARB”) No. 51, “Financial Statements,” to eliminate the exception to consolidation of a subsidiary when control is likely to be temporary.
SFAS No. 144 requires impairment losses to be recorded on long-lived assets used in operations, including amortizable intangible assets when indicators of impairment are present. Indicators of impairment include an economic downturn or a change in the assessment of future operations. In the event a condition is identified that may indicate an impairment issue, an assessment is performed using a variety of methodologies, including analysis of undiscounted future cash flows, estimates of sales proceeds and independent appraisals. If such assets are impaired, the expense recognized is the amount by which the carrying amount of the asset exceeds the estimated fair value. Assets to be disposed of are reported at the lower of the carrying value or the estimated fair market value, less cost to sell.

FREEDOM FINANCIAL MORTGAGE, INC.
NOTES TO FINANCIAL STATEMENTS
Note 1 — Organization and Summary of Significant Accounting Policies – (continued)
Income Taxes
The Company has elected to be taxed as an S corporation on its federal and state income tax returns. As an S corporation, the Company is generally not subject to federal income tax. Accordingly, no provision has been made for federal or state income taxes.
Recently Adopted Accounting Pronouncements
In April 2003, the FASB issued SFAS No. 149, “Amendments of Statement 133 on Derivative Instruments and Hedging Activities,” which amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts and for hedging activities under SFAS No. 133. This pronouncement is effective for contracts entered into or modified after December 31, 2003 (with certain exceptions), and for hedging relationships designated after December 31, 2003. The adoption of SFAS No. 149 did not have a material impact on the Company’s financial statements.
In May 2003, the FASB issued SFAS No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity.” SFAS No. 150 establishes standards for how a company classifies and measures certain financial instruments with characteristics of both liabilities and equity, and is effective for public companies as follows: (i) in November 2003, the FASB issued FASB Staff Position (“FSP”) FAS 150-03 (“FSP 150-3”), which defers indefinitely (a) the measurement and classification guidance of SFAS No. 150 for all mandatorily redeemable non-controlling interests in (and issued by) limited-life  subsidiaries, and (b) SFAS No. 150’s measurement guidance for other types of mandatorily redeemable non-controlling interests, provided they were created before November 5, 2003; (ii) for financial instruments entered into or modified after May 31, 2003 that are outside the scope of FSP 150-3; and (iii) otherwise, at the beginning of the first interim period beginning after June 15, 2003. The Company adopted SFAS No. 150 on the aforementioned effective dates. The adoption of this pronouncement did not have a material impact on the Company’s results of operations or financial condition.
In December 2003, the FASB issued a revision of SFAS No. 132, Employers’ Disclosures about Pensions and Other Postretirement Benefits. This pronouncement (“SFAS No. 132-R”) expands employers’ disclosures about pension plans and other post-retirement benefits, but does not change the measurement or recognition of such plans required by SFAS No. 87, No. 88, or No. 106. SFAS No. 132-R retains the existing disclosure requirements of SFAS No. 132, and requires certain additional disclosures about defined benefit post-retirement plans. Except as described in the following sentence, SFAS No. 132-R is effective for foreign plans for fiscal years ending after June 15, 2004; after the effective date, restatement for some of the new disclosures is required for earlier annual periods. Some of the interim-period disclosures mandated by SFAS No. 132-R (such as the components of net periodic benefit cost, and certain key assumptions) are effective for foreign plans for quarters beginning after December 15, 2003; other interim-period disclosures will not be required for the Company until the first quarter of 2005. Since the Company does not have any defined benefit post-retirement plans, the adoption of this pronouncement did not have any impact on the Company’s results of operations or financial condition.
In December 2004, the FASB issued SFAS No. 153, “Exchange of Nonmonetary Assets, and Amendment of APB No. 29, “Accounting for Nonmonetary Transaction “ The amendments made by SFAS No. 153 are based on the principle that exchanges of nonmonetary assets should be measured using the estimated fair value of the assets exchanged. SFAS No. 153 eliminates the narrow exception for nonmonetary exchanges of similar productive assets, and replaces it with a broader exception for exchanges of nonmonetary assets that do not have commercial substance. A nonmonetary exchange has “commercial substance” if the future cash flows of the entity are expected to change significantly as a result of the transaction. This pronouncement is effective for nonmonetary exchanges in fiscal periods beginning after June 15, 2005. The adoption of this pronouncement is not expected to have any impact on the Company’s results of operations or financial condition.

FREEDOM FINANCIAL MORTGAGE, INC.
NOTES TO FINANCIAL STATEMENTS
Note 1 — Organization and Summary of Significant Accounting Policies – (continued)
In May 2005, the FASB issued SFAS No. 154, “Accounting Changes and Error Corrections,” which replaces APB Opinion No. 20 and FASB Statement No. 3. This pronouncement applies to all voluntary changes in accounting principle, and revises the requirements for accounting for and reporting a change in accounting principle. SFAS No. 154 requires retrospective application to prior periods’ financial statements of a voluntary change in accounting principle, unless it is impracticable to do so. This pronouncement also requires that a change in the method of depreciation, amortization, or depletion for long-lived, non-financial assets be accounted for as a change in accounting estimate that is effected by a change in accounting principle. SFAS No. 154 retains many provisions of APB Opinion 20 without change, including those related to reporting a change in accounting estimate, a change in the reporting entity, and correction of an error. The pronouncement also carries forward the provisions of SFAS No. 3 which govern reporting accounting changes in interim financial statements. SFAS No. 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. The Statement does not change the transition provisions of any existing accounting pronouncements, including those that are in a transition phase as of the effective date of SFAS No. 154.
Other significant recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force), the American Institute of Certified Public Accountants, and the SEC are discussed elsewhere in these notes to the  financial statements. In the opinion of management, significant recent accounting pronouncements did not or will not have a material effect on the financial statements, other than FIN No. 46 as discussed above.
Note 2 — Related Party Transactions
Cash Advances and Withdrawals
In early 2005, the Company repaid certain shareholders a total of $395,000 in unsecured, noninterest-bearing advances. The advances had been made in late 2004 to permit the company to meet 2004 regulatory net capital requirements imposed by HUD.
In late 2005, certain shareholders advanced the Company a total of $467,149 in unsecured, noninterest-bearing advances. The advances were made to permit the Company to meet 2005 regulatory net capital requirements imposed by HUD.
In early 2004, the Company repaid certain shareholders a total of $390,000 (unaudited) in unsecured, noninterest-bearing advances. The advances had been made in late 2004 to permit the company to meet 2004 regulatory net capital requirements imposed by HUD.
In late 2004, certain shareholders advanced the Company a total of $395,000 (unaudited) in unsecured, noninterest-bearing advances. The advances were made to permit the Company to meet 2005 regulatory net capital requirements imposed by HUD.
Promissory Note Assumption by Shareholders
In September 2005, certain shareholders formally assumed a note payable to bank in the amount of $100,000. This transaction was recorded as a $100,000 capital contribution with a corresponding reduction in note payable to bank.
The Company paid certain personal expenses of certain shareholders, totalling $34,542 and $4,268 (unaudited), for the years ended December 31, 2005 and 2004, respectively. These amounts are reflected as shareholder distributions in the accompanying financial statements.

FREEDOM FINANCIAL MORTGAGE, INC.
NOTES TO FINANCIAL STATEMENTS
Note 3 — Balance Sheet Components
Property and equipment consisted of the following as of December 31, 2005:

Computer equipment and software	$37,185
Leasehold improvements	4,717
Office equipment	65,061
Office furniture	16,508
123,471
Less accumulated depreciation	(83,237)
$40,234
Long-term debt consisted of the following as of December 31, 2005:

Note payable to bank, collateralized by substantially all assets of the Company, due in monthly installments of $5,869, matures July 2010, with interest at 7.75% per annum	$276,787
Note payable to bank, collateralized by substantially all assets of the Company, due in monthly installments of $896, matures March 2012, with interest at 12.25% per annum	47,699
324,486
Less: current maturities	(96,288)
$228,198
Principal maturities on the above notes are as follows:

Year Ending December 31,
2006	$96,288
2007	52,273
2008	57,103
2009	62,381
2010	56,441
$324,486
Note 4 — Operating Statement Components
Loan expenses consisted of the following for the years ended December 31, 2005 and 2004:

	Year Ended December 31,
	2005	2004
		(unaudited)

Appraisal expense	$13,300	$41,734
Closing expense	7,855	2,215
Credit report expense	31,219	40,122
Document expense	12,100	22,583
	$64,474	$106,654

FREEDOM FINANCIAL MORTGAGE, INC.
NOTES TO FINANCIAL STATEMENTS
Note 4 — Operating Statement Components – (continued)
Selling, general and administrative expenses consisted of the following for the years ended December 31, 2005 and 2004:

	Year Ended December 31,
	2005	2004
		(unaudited)

Advertising	$21,695	$62,196
Insurance and employee benefits	58,034	57,533
Payroll	1,442,669	1,430,528
Professional fees	19,319	18,210
Travel, meals and entertainment	20	2,041
Bank charges	224	597
Computer	494	3,205
Depreciation	21,489	21,108
Miscellaneous	3,193	2,225
Property taxes	3,555	2,088
Postage and delivery	16,838	25,780
Printing and reproduction	1,495	6,829
Equipment rent	21,356	10,544
Office rent	88,315	93,626
Repairs and maintenance	3,846	6,470
Supplies	18,857	22,108
Telephone	38,244	31,587
Utilities	4,656	4,053
	$1,764,299	$1,800,728
Note 5 —Lease Obligations
The future minimum lease payment under a capital lease obligation as of December 31, 2005 is as follows:

Future minimum lease payments	$3,572

Less: amount representing interest	(465)
Present value of minimum lease payments	3,107
Less: current portion due in one year	(1,648)
$1,459
Following is an analysis of leased assets included in property and equipment at December 31, 2005:

Equipment under capital leases	$4,649
Less: accumulated depreciation	(1,704)
$2,945

FREEDOM FINANCIAL MORTGAGE, INC.
NOTES TO FINANCIAL STATEMENTS
The Company rents office space and equipment under operating lease agreements which expire as follows:

Office-Indiana	June-06
Office-Georgia	August-06
Copier	October-08
Facsimile	August-09
Rent expense for the years ended December 31, 2005 and 2004 was $87,590 and $93,626 (unaudited), respectively.
The minimum annual rent payable under such leases approximates the following:

Year Ending December 31,
2006	$41,865
2007	8,838
2008	7,924
$58,627
Note 6 — Shareholders’ Equity
The Company’s authorized capital stock consists of 1,000 shares of common stock, with no par value, and
-0- shares of preferred stock.
Note 7 — Concentrations
The Company originates mortgages primarily in the states of Florida, Indiana, and Georgia. An overall decline in the economy or the residential real estate market, or the occurrence of a natural disaster that is not covered by standard homeowners’ insurance policies, such as a tornado or hurricane, in one of these states could decrease the value of mortgaged properties in those states and could hamper the Company’s success in attracting clients, our ability to originate, sell, or securitize loans, and significantly harm our business, financial condition, liquidity and results of operations.
Note 8 — Subsequent Events
Merger
Freedom Financial Holdings, Inc. (“FFHI”) and Freedom Financial Mortgage Corporation (“FFMC”), exchanged shares of their common stock pursuant to an Exchange Agreement signed on May 3, 2006. FFHI acquired all of the issued and outstanding shares of FFMC in exchange for issuing 859,091 shares of its common stock to the former shareholders of FFMC. Additionally, 95,454 shares of its common stock were issued to founding shareholders of FFHI pursuant to certain anti-dilutive rights contained in the Exchange Agreement. For tax purposes, the transaction was structured to qualify as a tax-free reorganization pursuant to Section 368(a) (1) (B) of the IRC.
The shareholders of FFMC who received FFHI common stock of in the share exchange have entered into a lock-up agreement which obligates the recipients of the common stock of FFH to refrain from disposing of the common stock for approximately four months after the effective date of a registration statement on Form SB-2.

NOTES TO UNAUDITED PRO FORMA CONDENSED,
COMBINED STATEMENTS OF OPERATIONS
The unaudited Pro Forma Condensed, Combined Statements of Operations for the year ended December 31, 2005 gives effect to the acquisition of Freedom Financial Mortgage Corporation (“FFMC”) by Freedom Financial Holdings, Inc. (“FFHI”).
The transaction was valued at fair value. The unaudited Pro Forma Condensed, Combined Statements of Operations was taken from the financial statements of FFHI for the period from August 16, 2005 (inception) through December 31, 2005. The pro forma condensed, combined financial statements were taken from the financial statements of FFMC for the year ended December 31, 2005.
The unaudited Pro Forma Condensed, Combined Statements of Operations was  prepared assuming  that  the  merger  described  above  was  consummated  as of  the beginning of the period  presented.
The unaudited Pro Forma Condensed, Combined Statements of Operations are based upon historical financial statements of FFHI and FFMC.
The pro forma adjustments and the resulting unaudited Pro Forma Condensed, Combined Statements of Operations have been prepared based upon available information and certain assumptions and estimates deemed appropriate by the Issuer.
The unaudited Pro Forma Condensed, Combined Statements of Operations are not necessarily indicative of the results of operations that actually would have been achieved had the acquisition been consummated as of the dates indicated, or that may be achieved in the future. Furthermore, the unaudited Pro Forma Condensed, Combined Statements of Operations do not reflect changes that may occur as the result of post-combination activities and other matters.
The unaudited Pro Forma Condensed, Combined Statements of Operations and notes thereto should be read in conjunction with the accompanying audited financial statements of FFHI and FFMC.
The following footnote should be read in understanding pro forma adjustments to the unaudited pro forma condensed, combined statement of operations.
Assumptions:
A)
Adjustment to eliminate consulting fees which would not have occurred.
B)
Adjustment to increase general and administrative expenses by the estimated annual cost of being a public company.
C)
Adjustment to increase payroll expense by the amount of officers’ distributions or $34,542.

	FFMC	FFHI	Pro Forma Adjustments Increase (Decrease)		Pro Forma Combined

Revenues	$1,766,591	$—	$—		$1,766,591
Costs and expenses:
Loan costs	64,475	—	—		64,475
Selling, general and administrative expenses	1,766,477	78,186	(75,000)	A
			50,000	B
			34,542	C	1,854,205
	1,830,952	78,186	9,542		1,918,680
Income (loss) from continuing operations	(64,361)	(78,186)	(9,542)		(152,089)
Other income (expense):
Nonoperating income	—	—	—		—
Nonoperating expense	—	—	—		—
Interest expense	(43,819)	(1,830)	—		(45,649)
Income (loss) from continuing operations before income taxes	(108,180)	(80,016)	(9,542)		(197,738)
Provision for income taxes	—	—	—		—
Income (loss) from continuing operations	(108,180)	(80,016)	(9,542)		(197,738)
Discontinued operations	—	—	—		—

Net income (loss)	$(108,180)	$(80,016)	$(9,542)		$(197,738)

Basic and diluted loss per share			(0.01)		(0.15)
Weighted average common shares outstanding			1,350,000		1,350,000

Part II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 24. Indemnification of Directors and Officers

Article Seventh of the Company’s Articles of Incorporation provides that the corporation shall, to the fullest extent permitted by the Maryland General Corporation Law, as the same may be amended and supplemented, and without limiting the generality of the foregoing, in accordance with Section 2-418 of the Maryland General Corporation Law, indemnify any and all persons whom it shall have power to indemnify under said law from and against any and all of the expenses, liabilities or other matters referred to or covered by said Maryland General Corporation Law.

Item 25. Other Expenses of Issuance and Distribution

Expenses payable in connection with the distribution of securities being registered, all of which will be borne by the Company, are estimated as follows:

Securities and Exchange Commission Registration Fee	$740
Independent Underwriter Fee
Blue Sky Qualification Fees and Expenses	$8,000
Accounting Fees and Expenses	$50,000
Legal Fees and Expenses	$75,000
Printing Expenses	$29,000
Miscellaneous Expenses	-$0-
Total Expenses

Item 26. Recent Sales of Unregistered Securities

In February 2005 the Company issued 245,454 shares of its common stock to consultants in exchange for services rendered to us. The shares were issued with restrictions pursuant to Section 4(2) of the Securities Act.

In August 2005, the Company issued a note payable, convertible into the Company’s common stock at $1.00 per share in exchange for Brian Kistler (“Kistler”) agreeing to pay future costs and expenses. Subsequently, in September 2006, in exchange for payment of the debt owed by the Company, Mr. Kistler agreed to accept 304,589 shares of Class B Convertible Preferred Stock. In November 2006, the terms of the transaction were renegotiated. In exchange for payment of the debt owed by the Company, Mr. Kistler agreed to accept 152,294 shares of Class B Convertible Preferred Stock which are convertible at 2/3 of the Company offering price. The shares were issued pursuant to an exemption under Section 4(2) of the Securities Act. These shares were converted to 229,013 common shares upon the filing of this registration statement.

In April 2006 the Company issued 1,350,000 shares of common stock to Brian Kistler and members of his immediate family in connection with the merger of Titan Holdings, Inc., an Indiana corporation into Northern Business Acquisition Corp, a Maryland corporation. The shares were issued with restrictions pursuant to Section 4(2) of the Securities Act.

In April 2006 the Company issued 859,091 shares of its common stock to the shareholders of FFMC in connection with the acquisition of FFMC by the Company. The shares were issued with restrictions pursuant to Section 4(2) of the Securities Act.

In the second quarter of 2006 the Company commenced and completed a private offering to accredited investors only (the “Private Placement”). The Company offered Class A Preferred Shares at $1.00 per share which were convertible at 1/3 of the price of our stock in the Company offering and warrants to purchase common stock at 150% of the Company offering price. The total amount sold was 448,950 Class A Shares and warrants and the Company received $448,950. The Company sold units pursuant to an exemption for registration claimed under Regulation D pursuant to the Securities Act.

These shares of Class A Preferred Stock qualified for exemption under Section 4(2) of the Securities Act of 1933 because the issuance of the shares by the Company did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, the size of the offering, and manner of the offering. Each investor completed a questionnaire to confirm that he/she/it met all of the requirements necessary to be classified as an accredited investor and that he/she/it could bear the economic risk of the investment. Additionally, each of these investors had some form of prior relationship with the Company or Mr. Kistler, the Chief Executive Officer of the Company, in that these investors were all either friends or family of Mr. Kistler. As a result the offering was completed with no general solicitation or advertising by the Company. Based on the analysis of the aforementioned items, the Company has met the requirements to qualify for exemption under Section 4(2) of the Securities Act for this transaction.

As of July 2006, the Company was indebted to Kistler for accrued, but unpaid compensation. In September 2006, in exchange for services performed, the Company issued Kistler 169,500 shares of Class B Convertible Preferred shares. Subsequently, in November 2006, the terms of the transaction were renegotiated. In exchange for services performed, Kistler agreed to accept 84,750 Class B Convertible Preferred Shares convertible at 2/3 of the Company offering price. The shares were issued pursuant to an exemption under Section 4(2) of the Securities Act. These shares were converted to 356,457 common shares upon the filing of this registration statement.

In October 2006 the Company issued a warrant to purchase 150,000 shares of common stock to Robert W. Carteaux at an exercise price of 85% of the price of shares in the Company offering. The shares were issued pursuant to an exemption under Section 4(2) of the Securities Act.

In October 2006 the Company issued 529,411 warrants to purchase common stock at an exercise price equal to the price of shares sold in the Company offering. The shares were issued pursuant to an exemption under Section 4(2) of the Securities Act.

In October 2006 the Company issued 600,000 shares of Class C Preferred shares valued at one dollar ($1.00) per share as part of an agreement to purchase real property. In December 2006 the terms of the transaction were renegotiated and the Company issued 300,000 Class C Preferred shares valued at two dollars ($2.00) per share. The shares were issued pursuant to an exemption under Section 4(2) of the Securities Act. The 300,000 Class C shares were converted into 352,941 shares of common stock upon the filing of this registration statement.

In December 2006 the terms of the Private Placement were renegotiated. At that time the accredited investors were given a private placement memorandum (“Memorandum”) and financial statements of the Company. The accredited investors who invested in the previous private placement agreed to reinvest subject to the new terms. Pursuant to the Memorandum, the Company offered Units which consisted of: one (1) Class A Preferred Share at $2.00 per share which were convertible at 2/3 of the Company offering price of our stock; one (1) Series A warrant to purchase common stock at 120% of the Company offering price; and one (1) Series B warrant to purchase common stock at 150% of the Company offering price. In January 2007 the Company sold an additional 55,850 Units ($111,700) in the Company.

In January 2007 the Company issued 337,325 shares of its Class A Preferred stock, 337,325 Series A warrants and 337,325 Series B warrants that were sold pursuant to the Memorandum. Such shares were issued in reliance on an exemption for registration under Section 4(2) of the Securities Act and Regulation D promulgated thereunder. The shares were converted to 507,255 common shares upon the filing of this registration statement

In January 2007 the Company issued 148,483 shares of its common stock to consultants in exchange for services rendered to us. The shares were issued with restrictions pursuant to Section 4(2) of the Securities Act.

Item 27. Exhibits

Description	Exhibit Number

Soliciting Dealer Agreement	1.1

Plan and Agreement of Reorganization by Merger of Titan Holdings, Inc.
with and into Northern Business Acquisition Corp. under the name of
Titan Holdings, Inc.	2.1

Exchange Agreement (Acquisition of FFMC by Freedom Financial)	2.2

Exhibits to Exchange Agreement
FFMC Shares to Shares	2.2(a)
Escrow Agreement (Freedom Financial acquisition of FFMC)	2.2(b)

Legal Opinion re Exchange Agreement 05/22/2006	2.2(c)
Sinn Employment Agreement	2.2(d)
Hunt Employment Agreement	2.2(e)
Sinn Non-Competition Agreement	2.2(f)
Hunt Non-Competition Agreement	2.2(g)
Termination Agreement	2.2(h)
Lock Up Agreement	2.2(i)
Opinion of Buyer’s Counsel	2.2(j)

Northern Business Acquisition Corp. Articles of Incorporation	3.1(a)

Northern Business Acquisition Corp. Bylaws	3.1(b)

Articles of Amendment Titan Holdings, authorizing Class A Preferred
Shares filed 03/30/2006	3.2

Articles of Amendment Titan Holdings, name change to Freedom
Financial, filed 04/24/2006	3.3

Articles of Amendment Freedom Financial, authorizing Class B & Class C
Preferred Shares filed 10/02/06	3.4

Articles of Amendment Freedom Financial, changing share price
to $2 for Class B and C filed 12.28.06	3.5

Titan Holdings Articles of Incorporation filed 08/15/2005	3.6(a)

Titan Holdings, Inc. Bylaws	3.6(b)

Opinion of Weintraub Law Group PC	5.1

Employment Agreement - Brian Kistler dated 8/1/06	10.1

Employment Agreement - Sinn	10.2

Non-Compete Agreement - Sinn	10.3

Employment Agreement - Hunt	10.4

Non-Compete Agreement - Hunt	10.5

Employment Agreement - Fields	10.6

Lock-Up Agreement - Hunt	10.7

Lock-Up Agreement - Sinn	10.8

Registration Rights Agreement - Class A - Form	10.9

Series A Warrant Agreement - Form	10.10

Series B Warrant Agreement - Form	10.11

Convertible Note - Titan Holdings and Brian Kistler dated 8/1/05	10.12

Novation Agreement	10.13

Subscription Agreement - Class B - Brian Kistler (September)	10.14

Registration Rights - Class B - Kistler (September)	10.15

Amended and Restated Subscription Agreement (December)	10.16

Registration Rights -Class B Note -Kistler (December)	10.17

Restricted Stock Agreement	10.18

Registration Rights Agreement - Class B Services- Kistler (September)	10.19

Amended and Restated Restricted Stock Agreement dated 12/19/06	10.20

Registration Rights Agreement - Class B Services dated 12/31/06	10.21

Official Offer to Purchase Real Estate 8.9.06	10.22

Amended and Restated Offer to Purchase Real Estate 092506	10.23

Second Amended and Restated Offer to Purchase Real Estate
1/09/2007	10.24

Registration Rights Agreement Building Purchase Class C - Carteaux
(September)	10.25

Registration Rights Agreement Building Purchase Class C - Lipp
(September)	10.26

Warrant Agreement - Building Purchase - Lipp (September)	10.27

Warrant Agreement - Building Purchase - Carteaux (September)	10.28

Registration Rights Agreement Building Purchase - Class C - Lipp
(January)	10.29

Registration Rights Agreement Building Purchase - Class C - Carteaux
(January)	10.30

Warrant Agreement - Building Purchase - Lipp 1.9.07	10.31

Warrant Agreement - Building Purchase - Carteaux 1.9.07	10.32

Official Offer for Personal Guarantee - Carteaux	10.33

Amended and Restated Personal Guarantee dated 092206	10.34

Warrant Agreement - Personal Guarantee - Carteaux	10.35

Registration Rights Agreement Personal Guarantee - Carteaux	10.36

Consulting Agreement - Action Mentoring Program	10.37

Addendum to Action Consulting Agreement	10.38

Consulting Agreement - Medallion Consultants	10.39

Friedland Capital Advisory Agreement with Titan	10.40

Amendment to Friedland Capital Advisory Agreement	10.41

Friedland Corporate Investor Services Agreement with NBAC	10.42

Commercial Lease Agreement (Georgia office)	10.43

Office Lease Stone Pointe Suite 100 (Ft. Wayne)	10.44

Office Lease Stone Pointe Suite 200 (Ft. Wayne)	10.45

Florida Lease	10.46

2006 Incentive Stock Plan	10.47

Form - Lock Up Agreement	10.48

Form -Amended Lock Up Agreement (Merger Shares)	10.49

Underwriter Warrant	10.50

Registration Rights Agreement - Class B Note - Kistler (February)	10.51

Subsidiaries of the Small Business Issuer	21.1

Consent of Certified Independent Public Accountant	23.1

Consent of Weintraub Law Group PC (included in Exhibit 5.1 hereto)	23.2

Item 28. Undertakings

The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

a.	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

b.
To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

c.
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2.
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering by the Company.

4.
That, for the purpose of determining any liability under the Securities Act, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are sold to a purchaser by means of any of the following communications, the undersigned will be will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

a.	Any preliminary prospectus or prospectus of the undersigned relating to the offering required to be filed pursuant to Rule 424;

b.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned or used or referred to be the undersigned;

c.	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned or its securities provided by or on behalf of the undersigned; and

d.	Any other communication that is an offer in the offering made by the undersigned to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of competent jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

For the purpose of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance on Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective. For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Fort Wayne, State of Indiana on February 8, 2007.

FREEDOM FINANCIAL HOLDINGS, INC.
/s/
By: Brian Kistler, Chief Executive Officer

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

Name	Title	Date

/s/	Chief Executive Officer,	2/8/07
Brian K. Kistler	Director

/s/	Chief Financial Officer,	2/8/07
Robin W. Hunt	Secretary, Director

/s/	Director	2/8/07
Rodney J. Sinn

/s/	Chief Operations Officer,	2/8/07
Gregory K. Fields	Director

/s/	Director	2/8/07
Robert W. Carteaux

INDEX TO EXHIBITS FILED WITH THIS REGISTRATION STATEMENT

Description	Exhibit Number

Soliciting Dealer Agreement	1.1

Plan and Agreement of Reorganization by Merger of Titan Holdings, Inc.
with and into Northern Business Acquisition Corp. under the name of
Titan Holdings, Inc.	2.1

Exchange Agreement (Acquisition of FFMC by Freedom Financial)	2.2

Exhibits to Exchange Agreement
FFMC Shares to Shares	2.2(a)
Escrow Agreement (Freedom Financial acquisition of FFMC)	2.2(b)
Legal Opinion re Exchange Agreement 05/22/2006	2.2(c)
Sinn Employment Agreement	2.2(d)
Hunt Employment Agreement	2.2(e)
Sinn Non-Competition Agreement	2.2(f)
Hunt Non-Competition Agreement	2.2(g)
Termination Agreement	2.2(h)
Lock Up Agreement	2.2(i)
Opinion of Buyer’s Counsel	2.2(j)

Northern Business Acquisition Corp. Articles of Incorporation	3.1(a)

Northern Business Acquisition Corp. Bylaws	3.1(b)

Articles of Amendment Titan Holdings, authorizing Class A Preferred
Shares filed 03/30/2006	3.2

Articles of Amendment Titan Holdings, name change to Freedom
Financial, filed 04/24/2006	3.3

Articles of Amendment Freedom Financial, authorizing Class B & Class
C Preferred Shares filed 10/02/06	3.4

Articles of Amendment Freedom Financial, changing share price
to $2 for Class B and C filed 12.28.06	3.5

Titan Holdings Articles of Incorporation filed 08/15/2005	3.6(a)

Titan Holdings, Inc. Bylaws	3.6(b)

Opinion of Weintraub Law Group PC	5.1

Employment Agreement - Brian Kistler dated 8/1/06	10.1

Employment Agreement - Sinn	10.2

Non-Compete Agreement - Sinn	10.3

Employment Agreement - Hunt	10.4

Non-Compete Agreement - Hunt	10.5

Employment Agreement - Fields	10.6

Lock-Up Agreement - Hunt	10.7

Lock-Up Agreement - Sinn	10.8

Registration Rights Agreement - Class A - Form	10.9

Series A Warrant Agreement - Form	10.10

Series B Warrant Agreement - Form	10.11

Convertible Note - Titan Holdings and Brian Kistler dated 8/1/05	10.12

Novation Agreement	10.13

Subscription Agreement - Class B - Brian Kistler (September)	10.14

Registration Rights - Class B - Kistler (September)	10.15

Amended and Restated Subscription Agreement (December)	10.16

Registration Rights -Class B Note -Kistler (December)	10.17

Restricted Stock Agreement	10.18

Registration Rights Agreement - Class B Services- Kistler (September)	10.19

Amended and Restated Restricted Stock Agreement dated 12/19/06	10.20

Registration Rights Agreement - Class B Services dated 12/31/06	10.21

Official Offer to Purchase Real Estate 8.9.06	10.22

Amended and Restated Offer to Purchase Real Estate 092506	10.23

Second Amended and Restated Offer to Purchase Real Estate
1/09/2007	10.24

Registration Rights Agreement Building Purchase Class C - Carteaux
(September)	10.25

Registration Rights Agreement Building Purchase Class C - Lipp
(September)	10.26

Warrant Agreement - Building Purchase - Lipp (September)	10.27

Warrant Agreement - Building Purchase - Carteaux (September)	10.28

Registration Rights Agreement Building Purchase - Class C - Lipp
(January)	10.29

Registration Rights Agreement Building Purchase - Class C - Carteaux
(January)	10.30

Warrant Agreement - Building Purchase - Lipp 1.9.07	10.31

Warrant Agreement - Building Purchase - Carteaux 1.9.07	10.32

Official Offer for Personal Guarantee - Carteaux	10.33

Amended and Restated Personal Guarantee dated 092206	10.34

Warrant Agreement - Personal Guarantee - Carteaux	10.35

Registration Rights Agreement Personal Guarantee - Carteaux	10.36

Consulting Agreement - Action Mentoring Program	10.37

Addendum to Action Consulting Agreement	10.38

Consulting Agreement - Medallion Consultants	10.39

Friedland Capital Advisory Agreement with Titan	10.40

Amendment to Friedland Capital Advisory Agreement	10.41

Friedland Corporate Investor Services Agreement with NBAC	10.42

Commercial Lease Agreement (Georgia office)	10.43

Office Lease Stone Pointe Suite 100 (Ft. Wayne)	10.44

Office Lease Stone Pointe Suite 200 (Ft. Wayne)	10.45

Florida Lease	10.46

2006 Incentive Stock Plan	10.47

Form - Lock Up Agreement	10.48

Form -Amended Lock Up Agreement (Merger Shares)	10.49

Underwriter Warrant	10.50

Registration Rights Agreement - Class B Note - Kistler (February)	10.51

Subsidiaries of the Small Business Issuer	21.1

Consent of Certified Independent Public Accountant	23.1

Consent of Weintraub Law Group PC (included in Exhibit 5.1 hereto)	23.2